EXHIBIT 10.19
150 BROADWAY AT KENDALL CENTER
CAMBRIDGE, MASSACHUSETTS

INDEX TO LEASE
FROM
BOSTON PROPERTIES LIMITED PARTNERSHIP
TO
AKAMAI TECHNOLOGIES, INC.

TABLE OF CONTENTS
Page
ARTICLE 1 BASIC LEASE PROVISIONS AND INCORPORATION OF EXHIBITS    2
1.1    INTRODUCTION    2
1.2    BASIC DATA    2
1.3    INCORPORATION EXHIBITS    5
ARTICLE 2 PREMISES    5
2.1    DEMISE AND LEASE OF PREMISES    5
2.2    APPURTENANT RIGHTS AND RESERVATIONS.    5
ARTICLE 3 LEASE TERM AND EXTENSION OPTION    9
3.1    TERM    9

i

3.2    EXTENSION OPTION    9
ARTICLE 4 CONDITION OF PREMISES    10
4.1    CONDITION OF PREMISES    11
4.2    TENANT ALLOWANCE    11
4.3    TENANT’S OFFSET RIGHT    13
ARTICLE 5 ANNUAL FIXED RENT AND ELECTRICITY    14
5.1    FIXED RENT    14
5.2    ELECTRICITY    15
ARTICLE 6 TAXES    15
6.1    DEFINITIONS    15
6.2    TENANT’S PAYMENT OF REAL ESTATE TAXES    16
6.3    TENANT’S RIGHT TO CONTEST REAL ESTATE TAXES    17
ARTICLE 7 LANDLORD’S REPAIRS AND SERVICES AND TENANT’S ESCALATION PAYMENTS    18
7.1    STRUCTURAL REPAIRS    18
7.2    OTHER REPAIRS TO BE MADE BY LANDLORD    18
7.3    SERVICES TO BE PROVIDED BY LANDLORD    19
7.4    OPERATING EXPENSES DEFINED    19
7.5    TENANT’S ESCALATION PAYMENTS    25

7.6    NO DAMAGE    27
7.7    TENANT’S AUDIT RIGHTS    28
7.8    SERVICES TO BE PROVIDED BY TENANT    30
ARTICLE 8 TENANT’S REPAIRS    31
8.1    TENANT’S REPAIRS AND MAINTENANCE    31
ARTICLE 9 ALTERATIONS    31
9.1    LANDLORD’S APPROVAL    31
9.2    CONFORMITY OF WORK    33
9.3    PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE    33
9.4    LIENS    34
9.5    NATURE OF ALTERATIONS    35
9.6    INCREASES IN TAXES    36
ARTICLE 10 PARKING    36
10.1    PARKING PRIVILEGES    36
10.2    PARKING CHARGES    36
10.3    GARAGE OPERATION    37
10.4    LIMITATIONS    38
10.5    PARKING LOCATION; PERMITTED GARAGES    38

ARTICLE 11 CERTAIN TENANT COVENANTS    39
11.1    PAYMENT    39
11.2    USE AND OCCUPANCY    39
11.3    NO OBSTRUCTION    40
11.4    COMPLIANCE WITH LAW – TENANTS PARTICULAR USE    40
11.5    FLOOR LOAD    40
11.6    TAXES ON PERSONAL PROPERTY    41
11.7    ATTORNEYS’ FEES    41
11.8    COMPLIANCE WITH LAW    41
11.9    VENDORS    41
11.10    OFAC    41
ARTICLE 12 ASSIGNMENT AND SUBLETTING    42
12.1    RESTRICTIONS ON TRANSFER    42
12.2    TENANT’S    42
12.3    LANDLORD’S TERMINATION RIGHT    43
12.4    CONSENT OF LANDLORD    43
12.5    EXCEPTIONS    45

12.6    PROFIT ON SUBLEASING OR ASSIGNMENT    46
12.7    ADDITIONAL CONDITIONS    46
12.8    EXPEDITED DISPUTE RESOLUTION    48
ARTICLE 13 INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE    49
13.1    TENANT’S INDEMNITY    49
13.2    TENANT’S RISK    50
13.3    TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE    51
13.4    TENANT’S PROPERTY INSURANCE    51
13.5    TENANT’S OTHER INSURANCE    52
13.6    REQUIREMENTS FOR TENANT’S INSURANCE    52
13.7    ADDITIONAL INSUREDS    53
13.8    CERTIFICATES OF INSURANCE    53
13.9    SUBTENANTS AND OTHER OCCUPANTS    53
13.10    NO VIOLATION OF BUILDING POLICIES    54
13.11    TENANT TO PAY PREMIUM INCREASES    54
13.12    LANDLORD’S INSURANCE    54
13.13    WAIVER OF SUBROGATION    55

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13.14    TENANT’S WORK    56
13.15    LANDLORD’S INDEMNITY    56
13.16    TENANT’S SELF INSURANCE    56
ARTICLE 14 FIRE, CASUALTY AND TAKING    57
14.1    DAMAGE RESULTING FROM CASUALTY    57
14.2    UNINSURED CASUALTY    60
14.3    RIGHTS OF TERMINATION FOR TAKING    60
14.4    AWARD    61
14.5    TIME OF THE ESSENCE    61
ARTICLE 15 DEFAULT    61
15.1    TENANT’S DEFAULT    61
15.2    TERMINATION; RE-ENTRY    62
15.3    CONTINUED LIABILITY; RE-LETTING    63
15.4    LIQUIDATED DAMAGES    63
15.5    WAIVER OF REDEMPTION    64
15.6    LANDLORD’S DEFAULT; TENANT’S SELF HELP    64
ARTICLE 16 MISCELLANEOUS PROVISIONS    66
16.1    WAIVER    66

16.2    CUMULATIVE REMEDIES    66
16.3    QUIET ENJOYMENT    66
16.4    SURRENDER    67
16.5    BROKERAGE    67
16.6    INVALIDITY OF PARTICULAR PROVISIONS    67
16.7    PROVISIONS BINDING, ETC    68
16.8    RECORDING    68
16.9    NOTICES AND TIME FOR ACTION    68
16.10    WHEN LEASE BECOMES BINDING    69
16.11    PARAGRAPH HEADINGS    69
16.12    RIGHTS OF MORTGAGEE    69
16.13    RIGHTS OF GROUND LESSOR    70
16.14    NOTICE TO MORTGAGEE AND GROUND LESSOR    70
16.15    ASSIGNMENT OF RENTS    71
16.16    STATUS REPORT AND FINANCIAL STATEMENTS    71
16.17    LANDLORD’S SELF-HELP    72
16.18    HOLDING OVER    72

16.19    ENTRY BY LANDLORD    73
16.20    TENANT’S PAYMENTS    74
16.21    LATE PAYMENT    74
16.22    COUNTERPARTS    75
16.23    ENTIRE AGREEMENT    75
16.24    LIMITATION OF LIABILITY    75
16.25    NO PARTNERSHIP    76
16.26    INTENTIONALLY OMITTED    76
16.27    WAIVER OF TRIAL BY JURY    76
16.28    GOVERNING LAW    76
16.29    TENANT’S SIGNAGE    76
16.30    AUTHORITY OF PARTIES    77
16.31    COMPLIANCE WITH LAWS    77
16.32    ARBITRATION.    77
16.33    ELECTRONIC SIGNATURES    78
16.34    LEWIN PARK    78
16.35    TRANSPORTATION PROGRAM    78

16.36    SECURITY DEPOSIT    78

ENUMERATION OF EXHIBITS:

Schedule 1	-- Annual Fixed Rent.

Exhibit A-1	-- Plan of Premises.

Exhibit A-2	-- Description of the Lot.

Exhibit A-3	-- Plan of Lot.

Exhibit B	-- Landlord’s Services.

Exhibit C	-- Development Area Map.

Exhibit D-1	-- Common Areas of Parcel 3 of the Development Area

Exhibit D-2	-- Location of Lewin Park as of the Execution Date of the Lease.

Exhibit E	-- Form of Commencement Date Agreement.

Exhibit F	-- Broker Determination of Prevailing Market Rent.

Exhibit G	-- Form of Certificate of Insurance.

Exhibit H	-- Rules and Regulations.

Exhibit I-1	-- Permitted Rooftop Area

Exhibit I-2	-- Existing Rooftop Area

Exhibit J	-- Form of Lien Waivers

Exhibit K	-- Sample Operating Expense Budget

Exhibit L	-- Building Management System

150 BROADWAY AT KENDALL CENTER
CAMBRIDGE, MASSACHUSETTS
AMENDED AND RESTATED LEASE DATED DECEMBER 20, 2017
THIS INSTRUMENT (THIS “RESTATED LEASE”) IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as 150 Broadway at Kendall Center and having an address at 150 Broadway, Cambridge, Massachusetts.
R E C I T A L S
A.Tenant currently leases the Premises from Landlord pursuant to that certain Lease between Landlord and Tenant, dated as of October 1, 2007, as amended by that certain First Amendment to Lease, dated as of November 7, 2016 (collectively, the “Existing 150 Lease”).

B.The Trustees of Eleven Cambridge Center Trust, a Massachusetts nominee trust and an affiliate of Landlord (the “145 Broadway Landlord”), and Tenant are parties to that certain Lease, dated as of November 7, 2016 (the “145 Broadway Lease”), pursuant to which Tenant leases certain premises (the “145 Broadway Premises”) in the building (the “145 Broadway Building”) known as and numbered 145 Broadway, Cambridge, Massachusetts, which 145 Broadway Premises are more particularly described in the 145 Broadway Lease.

C.Landlord, the 145 Broadway Landlord, and Tenant are parties to that certain Must Take Premises and Right of First Offer Agreement, dated as of November 7, 2016 (the “MTP Agreement”), pursuant to which Tenant agreed to lease certain other premises (the “Must Take Premises”) from Landlord (or an affiliate of Landlord) in addition to the 145 Broadway Premises.

D.In accordance with Section 2.1 of the MTP Agreement, Landlord delivered the MTP Designation Notice (as defined in the MTP Agreement) to Tenant on August 29, 2017, in which Landlord designated the Building (referred to in the MTP Agreement as the 150 Broadway Building) as the Must Take Premises. Accordingly, this Restated Lease constitutes the MTP Lease (as defined in the MTP Agreement).

E.If, as and when the Commencement Date (as defined in the 145 Broadway Lease) occurs under the 145 Broadway Lease (such date being referred to herein as the “Restatement Effective Date”), this Restated Lease shall amend and restate the Existing 150 Lease in its entirety as of the Restatement Effective Date (provided that all obligations of either party that accrued under the Existing 150 Lease prior to the Restatement Effective Date shall continue in full force and effect as provided for and as set forth in the Existing 150 Lease).

F.The provisions of the Existing 150 Lease shall remain in full force and effect until 11:59 p.m. on the day immediately prior to the Restatement Effective Date. If the 145 Broadway Lease is terminated prior to the Restatement Effective Date, then this Restated Lease shall immediately become null and void and the Existing 150 Lease shall continue in full force and effect. From and after the Restatement Effective Date, all references herein to the “Lease” shall be deemed to mean this Restated Lease.

The parties to this instrument hereby agree with each other as follows:
Article 1
BASIC LEASE PROVISIONS AND INCORPORATION OF EXHIBITS
1.1    INTRODUCTION. The following sets forth the basic data and identifying exhibits elsewhere hereinafter referred to in this lease, and, where appropriate, constitute definitions of the terms hereinafter listed.
1.2    BASIC DATA.

Execution Date:	December __, 2017
Landlord:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership
Present Mailing Address of Landlord:	Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103 Attention: Regional General Counsel
Landlord’s Construction Representative:	Michael Tilford
Tenant:	Akamai Technologies, Inc., a Delaware corporation
Present Mailing Address of Tenant:
Akamai Technologies, Inc.
145 Broadway
Cambridge, Massachusetts 02142
Attention: Real Property Administrator
with a copy to:
McCarter & English, LLP
265 Franklin Street
Boston, Massachusetts 02110
Attention: Cynthia B. Keliher, Esq.

Commencement Date:	The Restatement Effective Date (as defined in the Recitals)
Expiration Date:	The last day of the One Hundred Eightieth (180th) complete calendar month following the Commencement Date (plus the partial month, if any, immediately following the Commencement Date).
Lease Term: (sometimes called the “Original Lease Term”)	The period beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated as hereinafter provided.
Extension Option:	One (1) period of ten (10) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:
Any twelve (12) month period during the Lease Term commencing as of the Commencement Date, or as of any anniversary of the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then (i) the first Lease Year shall further include the partial calendar month in which the first anniversary of the Commencement Date occurs, and (ii) the remaining Lease Years shall be the successive twelve-(12)-month periods following the end of such first Lease Year.

Annual Fixed Rent:	To be determined in accordance with Schedule 1 attached hereto.
Tenant Electricity:	As provided in Section 5.2 hereof.
Additional Rent:	All charges and other sums payable by Tenant to Landlord as set forth in this Lease, in addition to Annual Fixed Rent.
Building:	The building known as and numbered 150 Broadway, Kendall Center, Cambridge, Massachusetts.
Total Rentable Floor Area of the Building:	177,226 square feet
Premises:
The entire first (1st) through ninth (9th) floors of the Building, as shown on the floor plans annexed hereto as Exhibit A-1 and incorporated herein by reference, being the entire rentable area of the Building.

Rentable Floor Area of the Premises:	177,226 square feet
Lot:	The property consisting of Tract IVA of Parcel 3 of the Development Area, as described in Exhibit A‑2 and as shown on Exhibit A‑3, each as attached hereto and incorporated herein by reference.
Plan of Lot:	The plan attached hereto as Exhibit A-3.
Property:	The Building and Lot.
Development Area:	The area of the Kendall Center development, as shown on Exhibit C.
Common Areas of Parcel 3 of the Development Area:	The vehicular roadways, open spaces and sidewalks located on Parcel 3 of the Development Area. The current Common Areas of Parcel 3 of the Development Area are shown on Exhibit D‑1 attached hereto.

Permitted Uses:
General business and professional offices, research and development offices, research, experimental and testing laboratory and accessory and ancillary uses in connection therewith, as permitted under the Zoning Ordinance of the City of Cambridge (the “Zoning Ordinance”); provided however, the Permitted Uses shall not include manufacturing of biotechnology and pharmaceutical products or uses accessory or ancillary thereto. As accessory or ancillary to the Permitted Uses, the following uses shall be permitted to the extent the same comply with Legal Requirements (including, without limitation, the Zoning Ordinance): (i) food service, daycare service and health and fitness facilities for employees and visitors, (ii) a so-called Network Operations Command Center, Broadcast Operations Command Center and/or Security Operations Command Center, (iii) training and/or conference center facilities, (iv) server rooms and (v) engineering and/or fabrication laboratories. Landlord hereby acknowledges that the foregoing uses are permitted uses under the Zoning Ordinance as of the date hereof provided that Tenant undertakes such uses in compliance with the Zoning Ordinance.

Broker:	CRESA Partners Boston, Inc.

ARTICLE 2
PREMISES
2.1    DEMISE AND LEASE OF PREMISES. Subject to and in accordance with the terms and provisions of this Lease, Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises.
2.2    APPURTENANT RIGHTS AND RESERVATIONS.
(A)    Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as an office building (and as a multi-tenant office building if Tenant at any time leases less than the entirety of the Building), and subject to reasonable rules of general applicability from time to time made by Landlord of which Tenant is given notice (provided that the same do not increase the monetary obligations of Tenant, or materially increase any of the other obligations of Tenant, under this Lease, do not materially derogate from the rights of Tenant under this Lease, and are uniformly enforced): (a) the pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving the Premises, and (b) the Common Areas of Parcel 3 of the Development Area. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, but Landlord agrees not to unreasonably withhold, condition or delay approval of Tenant’s desired provider(s). Landlord hereby approves Comcast, LightTower, Windstream, Cogent, AT&T, Masergy, XO Communications, Verizon, CenturyLink, Zayo (formerly known as AboveNet), Level3, and Hurricane Electric as Tenant’s telecommunications service provider(s). If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion; provided, however, that and so long as (x) Tenant’s telecommunications service provider does not provide telecommunications service to any other tenant of the Building or (y) Tenant is leasing all of the Building, Landlord shall not require such service provider to pay any fees for such access.
Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use of and access to the Building: to install, use, maintain, repair, replace and relocate for service to the Premises pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or on the Lot, provided that any such installations, replacements and relocations above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls. All access to the Premises by Landlord shall be subject to the terms and provisions of Section 16.19 below. Subject to temporary interruption resulting from fire, casualty, maintenance activity, the actions of governmental authorities and other conditions not reasonably within Landlord’s control, Tenant shall have access to the Premises and, for pass holders, their Assigned Garage (as defined in Section 10.1), 24 hours per day, 365 days per year. Such right of access shall be subject to such reasonable security procedures (e.g., presentation of building access card, guard desk sign-in, and the like) as may be adopted by Landlord from time to time.
(B)    Changes to Layout:  Landlord shall not change the layout of the Building and the other improvements on the Lot in any way that (i) changes the number of buildings, (ii) changes, in any material respect, the configuration or orientation of the Building or materially alters the existing location of the Building, (iii) changes the number of floors or, in any material respect, the size of any floor of the Building, (iv) permanently moves the location of the entrance to the Building (though temporary relocation in the context of repairs or renovations shall not be thereby prohibited), (v) would otherwise materially alter the Premises or materially and adversely affect Tenant’s use of the Premises for the Permitted Use or materially and adversely affect Tenant’s access to the Premises and the Building, or (vi) would prevent the Premises and the Building from being considered a first-class office location (each of the foregoing, a “Material Layout Change”). Landlord shall give Tenant prior written notice of any changes which it reasonably believes are Material Layout Changes that it desires to make.  All Material Layout Changes shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied (with reasonable explanation of the grounds for such denial) within five (5) business days after notice thereof.  Changes to the layout of the Building and other the improvements on the Lot which are not Material Layout Changes shall not require Tenant’s approval.
(C)    Stairwell Access: Tenant shall have the right to use the emergency stairwell for the purpose of pedestrian access between the floors of the Premises and to make cosmetic improvements thereto, provided that, at Tenant’s sole cost and expense:  (i) Tenant obtains all necessary governmental permits and approvals, if any, for such use or improvements, and (ii) Tenant installs a card reader or other limited access system (“Tenant’s Internal Access System”) at each entry point of the Premises from the emergency stairwell used by Tenant for interfloor access; provided, however, the foregoing clause (ii) is not required so long as Tenant leases the entirety of the Building, and (iii) Tenant shall be responsible for (and Landlord shall have no liability for) any security issues that may arise within the Premises as the result of the use of the emergency stairwell for interfloor access between portions of the Premises. Moreover, in the event that Tenant uses the emergency stairwell for such interfloor access between portions of the Premises, then the emergency stairwell will be treated as part of the Premises with respect to all of Tenant’s indemnification and insurance obligations.
(D)    Rooftop Equipment: Subject to the following provisions hereof, Tenant shall have the exclusive right from time to time during the Lease Term within the portion of the roof of the Building shown on Exhibit I-1 attached hereto (“Tenant’s Rooftop Area”) to (i) maintain, repair and replace the three (3) existing supplemental HVAC units (“Tenant’s HVAC Equipment”) located on the portion of the roof of the Building shown on Exhibit I-2 attached hereto, (ii) maintain, repair and replace the existing emergency generator and diesel fuel tank (collectively, “Tenant’s Generator”) located on the portion of the roof of the Building shown on Exhibit I-2 attached hereto and (iii) install, maintain, repair and replace equipment for telecommunications, data transmission and other similar technologies, in each case to be utilized by Tenant, for the purpose of Tenant’s conduct of the Permitted Uses within the Premises and/or within other premises leased by Tenant in the Kendall Square, Cambridge area, and by its permitted subtenants and assignees and Permitted Transferees (as herein defined) hereunder only (“Tenant’s Communications Equipment”). Any future replacements or installations of Tenant’s HVAC Equipment shall be located within the area shown as “Dry Coolers” on Exhibit I-1. Any future replacements or installations of Tenant’s Generator shall be located within the area shown as “Tenant’s Generator and Telecom Equipment” on Exhibit I-1. Any future replacements or installations of Tenant’s Communications Equipment shall be located within the area shown as “Tenant’s Generator and Telecom Equipment” and/or the area shown as “Dry Coolers” on Exhibit I-1.
In connection with the installation of Tenant’s Communications Equipment, as well as any replacement of Tenant’s Generator or Tenant’s HVAC Equipment or installation of new generator or HVAC equipment (which new generator and/or HVAC equipment shall be subject to the provisions hereof applicable to Tenant’s Generator and/or Tenant’s HVAC Equipment, as the case may be), as contemplated in this Section 2.2(D), Tenant shall submit to Landlord plans and specifications (including, but not limited to, design and size) therefor and the proposed exact location thereof within Tenant’s Rooftop Area (including but not limited to the size and aesthetics of such items and the architectural compatibility and relationship between the same and the general area of the Lot). Landlord shall respond within ten (10) business days after its receipt of such plans and specifications either indicating its approval (which approval shall not be unreasonably withheld, delayed or conditioned) or stating with reasonable specificity its reasons for disapproval. If Landlord fails to respond within such ten (10) business day period, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be approval of such plans and specifications by Landlord.
In addition to the foregoing, it is understood and agreed that the exercise of rights by Tenant under this Section 2.2(D) shall be subject to Tenant obtaining and keeping in full force and effect, at Tenant’s sole cost and expense, all permits, approvals, licenses and other determinations as shall be necessary or required under all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders, policies and requirements of all public authorities (“Legal Requirements”) with respect the use and operation of Tenant’s HVAC Equipment, Tenant’s Generator and/or Tenant’s Communications Equipment (Landlord hereby agreeing to cooperate with Tenant in obtaining any such approval, provided that Landlord shall not be put to any third party cost or expense in connection therewith). It is further understood and agreed that rights set forth in this Section 2.2(D) with respect to Tenant’s Communications Equipment but not with respect to Tenant’s Generator or Tenant’s HVAC Equipment shall only be exercisable by Tenant on the conditions (which conditions may be waived by Landlord at any time upon written notice to Tenant) that: (i) there is no Event of Default at the time of Tenant’s request for approval of said plans and specifications hereunder; (ii) Tenant directly leases seventy-five percent (75%) or more of the Building (inclusive of any permitted subleases under Article XII below); and (iii) this Lease is still in full force and effect. Tenant shall, at Tenant’s sole cost, be responsible for the maintenance and repair of Tenant’s HVAC Equipment, Tenant’s Generator and any such Tenant’s Communications Equipment. Tenant’s HVAC Equipment, Tenant’s Generator and any such Tenant’s Communications Equipment shall be at the sole risk of Tenant, except to the extent of Landlord’s negligence, Landlord having no obligation with respect to any insurance relating thereto. In performing the work necessary to maintain Tenant’s HVAC Equipment or Tenant’s Generator or to install or maintain Tenant’s Communications Equipment, Tenant shall engage a contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; provided that, in Landlord’s reasonable judgment, such contractor will be able to preserve Landlord’s roof warranty. Landlord shall respond within ten (10) business days after its receipt of written request for Landlord’s approval of such contractor (which approval shall not be unreasonably withheld, delayed or conditioned) or stating with reasonable specificity its reasons for disapproval. If Landlord fails to respond within such ten (10) business day period, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be approval of such contractor by Landlord. Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for Tenant’s Generator with a contractor approved by Landlord as aforesaid.
Tenant shall have no rights to license, sublease, assign or otherwise transfer its rights to install and use Tenant’s Communications Equipment (other than to permitted subtenants and assignees and Permitted Transferees). Subject to the rights expressly granted in this subsection (D) in connection with Tenant’s Communications Equipment, Landlord hereby reserves the right (at its sole discretion but without impairing the roof rights of Tenant as set forth herein) to install and to permit others to install, use and maintain antennas and similar installations on the rooftop of the Building, provided that any agreement with a third party granting the right to install telecommunications equipment shall contain language prohibiting interference with Tenant’s Communications Equipment and shall provide Landlord with a termination right if such interference is not remedied after a reasonable period of time. If measurable interference shall occur, Tenant shall provide notice thereof to Landlord and Landlord shall use reasonable efforts to cause the same to be remedied; however, if despite such efforts the same are not remedied within a period reasonably necessary to cure such interference, Landlord shall exercise the termination right set forth in its agreement with such interfering party.
Tenant’s Generator shall be used solely to provide back-up power in the event of an outage for Tenant’s lights and plugs in the Premises and dedicated heating, ventilation and air conditioning systems serving the Premises, but not for the purposes of running any life-safety systems or equipment (it being understood and agreed that such dedicated HVAC systems (including, without limitation, Tenant’s HVAC Equipment) may not function during such an outage, even if connected to Tenant’s Generator, to the extent that the base building systems are not functioning). Landlord shall have no obligation to provide any services to Tenant’s Generator. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 2.2(D), arrange for all utility services required for the operation of Tenant’s Generator.
Tenant, at Tenant’s expense, shall repair any damage to the Building and the Lot resulting from Tenant’s installation (if applicable), operation, maintenance, repair, replacement or removal of Tenant’s HVAC Equipment, Tenant’s Generator and Tenant’s Communications Equipment. Landlord, at Landlord’s expense and not as an Operating Expense under this Lease, shall repair any damage to the Building and the Lot resulting from Landlord’s or any such third party’s installation, operation, maintenance, repair, replacement or removal of antennas and similar installations serving parties other than Tenant as set forth in this Section 2.2(D) (except to the extent such installations are utilized by Landlord solely in connection with the operation of the Building, in which event such costs may be included in Operating Expenses for the Building in accordance with Article VII hereof). Upon the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s expense, shall remove (i) any Tenant’s HVAC Equipment installed on the roof of the Building after the Execution Date to the extent that Landlord conditioned its consent to such installation on such removal, (ii) Tenant’s Generator and (iii) Tenant’s Communications Equipment and restore the portion of the roof and/or the Building on or in which the same were located as nearly as practicable to its condition prior to the installation thereof (reasonable wear and tear, damage by Landlord and damage by Casualty and Taking (as those terms are defined in Article XIV) excepted). Notwithstanding anything to the contrary contained herein, upon the expiration or earlier termination of the Lease Term, Tenant shall not be required to remove the following (“Non-Removal HVAC Units”): (a) the three (3) supplemental HVAC units existing on the roof of the Building as of the Execution Date (the “Existing HVAC Units”) or (b) any replacements of such Existing HVAC Units, provided that the total number of Non-Removal HVAC Units shall never exceed three (3).
ARTICLE 3
LEASE TERM AND EXTENSION OPTION
3.1    TERM. The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term”, unless sooner terminated or extended as herein provided. The Commencement Date of the Lease Term hereof shall be the date set forth in Section 1.2. As soon as may be convenient after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form attached hereto as Exhibit E, of a Commencement Date Agreement in which the Commencement Date, Lease Term and final Schedule 1 shall be stated.
3.2    EXTENSION OPTION.
(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the herein described option to extend (i) there then exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises, except pursuant to a transfer not requiring Landlord’s consent, as set forth in Section 12.5 hereof, Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of ten (10) years as hereinafter set forth. Tenant’s option to extend the Lease Term is sometimes herein referred to as the “Extension Option” and the option period is sometimes herein referred to as the “Extended Term”. Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like except as otherwise provided herein or to perform any work to the Premises except as otherwise provided herein as a result of the exercise by Tenant of such option.
(B)    If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice exercising such option to extend (the “Exercise Notice”) to Landlord, not later than twenty-four (24) months prior to the Expiration Date. Within thirty (30) days after Landlord’s receipt of the Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the Premises for the Extended Term (“Landlord’s Rent Quotation”). Notwithstanding the foregoing or anything herein to the contrary, in no event shall Landlord be obligated to provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the Premises more than twenty-four (24) months prior to the

Expiration Date. If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for the Premises for the Extended Term and executed a written instrument extending the Lease Term pursuant to such agreement, then Tenant shall have the right, for fifteen (15) days following the expiration of the Negotiation Period, to either (x) make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit F) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit F or (y) withdraw the Exercise Notice (in which event this Section 3.2 shall be deemed null and void and of no further force or effect, and the Lease Term shall expire as of the Expiration Date). If Tenant timely shall have requested the Broker Determination with respect to the Extended Term, then the Annual Fixed Rent for the Premises for the Extended Term shall be one hundred percent (100%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination in accordance with the provisions of this subsection (B) and the parties shall not otherwise have agreed in writing during the Negotiation Period upon an Annual Fixed Rent for the Extended Term, the Exercise Notice shall be deemed to have been withdrawn by Tenant.
(C)    Upon the first to occur of (x) the mutual written agreement by Landlord and Tenant during the Negotiation Period on the Annual Fixed Rent to be payable during the Extended Term or (y) the timely request by Tenant for the Broker Determination in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than ten (10) years after the Expiration Date hereof unless otherwise agreed to by the parties.
ARTICLE 4
CONDITION OF PREMISES
4.1    CONDITION OF PREMISES. Tenant currently occupies the Premises pursuant to the Existing 150 Lease. On the Commencement Date, Tenant shall accept the Premises in their then “as-is” condition without any obligation on Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto; provided, however, that Landlord shall perform the work (“Landlord’s BMS Work”) necessary to replace the Building’s existing building management system in accordance with the specification attached hereto as Exhibit L (the “BMS Specification”); provided, however, recognizing that Landlord’s BMS Work will be performed after the Commencement Date, Landlord reserves the right to make such modifications to the BMS Specification as Landlord reasonably determines are necessary so long as the building management system installed by Landlord is substantially equivalent to the system described on the BMS Specification. Landlord shall perform Landlord’s BMS Work after the Commencement Date at its sole cost and expense. Landlord and Tenant agree to coordinate with one another in good faith with respect to the performance of Landlord’s BMS Work (including the scheduling thereof, which scheduling may include, without limitation, a requirement that up to twenty-five percent (25%) of the work be performed after normal business hours) in order to minimize any interference with Tenant’s operations in the Premises. The foregoing shall not, however, abrogate any of Landlord’s repair, replacement, maintenance and/or restoration obligations (i) arising under the Existing 150 Lease prior to the Commencement Date, or (ii) arising hereunder from and after the Commencement Date.

4.2    TENANT ALLOWANCE.
(A)    For the purposes hereof, a “requisition” shall mean written documentation, together with (i) an AIA requisition form with respect to work performed pursuant to Tenant’s construction contract with its general contractor, (ii) invoices from Tenant’s service providers, showing in reasonable detail the cost of the item in question or of the improvements installed to date in the Premises, (iii) lien waivers in the form attached hereto as Exhibit J (provided that Tenant shall not be required to deliver any lien waivers with respect to any items of work covered by Tenant’s first requisition for Landlord’s Contribution to the extent Tenant had not paid the service provider(s) at issue prior to the date of such requisition, but Tenant shall deliver the lien waivers and evidence of payment in full of the items of work covered by such first requisition within thirty (30) days following the disbursement of Landlord’s Contribution with respect to such first requisition) and (iv) certifications from Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such certification. Furthermore, the final requisition shall be accompanied by final lien waivers. Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to pay Landlord’s Contribution jointly to both Tenant and Tenant’s contractor(s) and vendor(s), if a lien has been filed against the Building or the Lot on account of Tenant’s Work which has not been discharged or bonded over. Tenant shall submit requisition(s) no more often than monthly.
Notwithstanding anything contained herein to the contrary:
(i)    Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question, together with the certifications required above.
(ii)    Tenant shall not be entitled to any portion of Landlord’s Contribution, and Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after the date which is five (5) years after the Commencement Date, it being understood and agreed that irrespective of said time period, Tenant shall not be entitled to any payment or credit on account of any unused portions of Landlord’s Contribution nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under this Lease.
(iii)    Landlord shall have no obligation to fund any portion of Landlord’s Contribution to the extent that (a) at the time of the requisition Tenant is in default of its monetary or material non-monetary obligations under this Lease beyond the expiration of any notice and cure period (it being understood and agreed that if Tenant cures a default prior to the expiration of the applicable cure period, or if Tenant cures a default thereafter and Landlord has not terminated this Lease, Tenant shall be entitled to such payment from Landlord) (subject in all cases to the rights of Tenant to submit a dispute in accordance with Section 16.32 of the Lease), or (b) there are any liens (unless bonded to the reasonable satisfaction of Landlord) filed against Tenant’s interest in this Lease or against the Building or the Property arising solely out of Tenant’s Work, provided it is acknowledged that the filing of a Notice of Contract does not constitute a lien for purposes of this Section 4.2.
(iv)    Landlord shall pay the cost shown on each requisition submitted by Tenant to Landlord (or, if applicable, Landlord’s Proportion (as hereinafter defined) of such cost) within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord’s Contribution has been exhausted. Landlord and Tenant acknowledge that Tenant’s Work may be comprised of separate individual projects (each, a “Project”). With respect to each requisition relating to a Project with a total cost that is anticipated to exceed the then-remaining portion of Landlord’s Contribution, Landlord shall only be required to disburse a portion of Landlord’s Contribution towards the total costs set forth on each such requisition in an amount equal to the same proportion (“Landlord’s Proportion”) as the then-remaining portion of Landlord’s Contribution bears to the total cost of such Project reasonably budgeted for by Tenant towards which Landlord’s Contribution may be applied (with Tenant being fully and solely responsible for the remainder of the amount shown in the requisition). By way of example, if Landlord disburses $9,291,950 for the first (1st) Project and the second (2nd) Project is budgeted to cost $8,000,000, then Landlord’s Proportion with respect to the second (2nd) Project would be fifty percent (50%) (i.e., the remaining $4,000,000 of Landlord’s Contribution divided by $8,000,000) and Landlord would only be required to disburse fifty percent (50%) of the total costs set forth on each requisition for the second (2nd) Project. Notwithstanding the foregoing, if upon completion of the Tenant’s Work, the total costs of Tenant’s Work equals or exceeds the total amount of Landlord’s Contribution, then Landlord shall pay the unpaid balance of Landlord’s Contribution to Tenant within thirty (30) days after Tenant’s final requisition therefor.
(B)    Notwithstanding anything to the contrary contained herein, Landlord shall be under no obligation to apply any portion of Landlord’s Contribution for any purposes other than as provided in this Section, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to make application of any portion of Landlord’s Contribution on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant’s Work is less than Landlord’s Contribution, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under this Lease. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, as a fee for Landlord’s review of any plans with respect to which Landlord’s approval is required under this Section 4.2 an amount equal to the sum of: (i) $150.00 per hour of time spent by Landlord’s staff to review Tenant’s plans for Tenant’s Work, plus (ii) if required in Landlord’s reasonable judgment, third party expenses incurred by Landlord to review Tenant’s plans for Tenant’s Work. Tenant shall also reimburse Landlord for any overtime charges for the Building’s on-site engineer to oversee any portions of Tenant’s Work which require such engineer’s presence and which must be performed after hours (such as shutdown of life-safety systems). There shall be no construction management fee payable with respect to Landlord’s review or oversight of Tenant’s plans or Tenant’s Work, except as aforesaid.
4.3    TENANT’S OFFSET RIGHT. If Landlord fails timely to pay any portion of Landlord’s Contribution when properly due and as to which Tenant has satisfied the requisition conditions, and such failure shall continue for thirty (30) days after written notice from Tenant to Landlord, then Tenant may deliver a second notice (an “Offset Notice”) to Landlord, which notice shall specify the requisition that has not been timely paid, the date upon which it was sent to Landlord, and if Landlord fails to (i) send Tenant written notice which disputes that the specified requisition (or portion thereof) of Landlord’s Contribution is due from Landlord and submitting the same to arbitration under Section 16.32 below (or if Landlord has timely disputed Tenant's demand, has submitted such dispute to arbitration in accordance with said Section 16.32 and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) within such five (5) business day period, or (ii) disburse the amount expressly referenced in the Offset Notice within five (5) business days, then Tenant shall have the right to have such unpaid amount credited against the next installment(s) of Annual Fixed Rent thereafter due under this Lease, until such sums due Tenant have been fully paid by Landlord or fully credited and accounted for. Any amounts for which Landlord fails to timely reimburse Tenant under this Section 4.3 shall bear interest at rate of interest set forth in Section 16.21 hereof from the date due until the date paid. Any disputes arising under this Section 4.3 shall be submitted to arbitration under Section 16.32 hereof, and the arbitrator’s decision shall be conclusive and binding on the parties.
ARTICLE 5
ANNUAL FIXED RENT AND ELECTRICITY
5.1    FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord, in the manner specified below, or at such other place/in such other manner as Landlord shall from time to time designate by notice, (1) on the Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.2 hereof and (2) on the first day of each and every calendar month during the Extended Term (if exercised), an amount equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the Extended Term. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of Boston Properties Limited Partnership either (i) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012 or (ii) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, and in the case of (i) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Prudential Center address. All remittances received by Boston Properties Limited Partnership, as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.
Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the last day of the said partial month. If Tenant has already paid Annual Fixed Rent under the Existing 150 Lease for the month in which the Commencement Date occurs, then an appropriate adjustment shall also be made by the parties under the Existing 150 Lease.
Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date, and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.
The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement, except as otherwise expressly provided herein.
5.2    ELECTRICITY. Tenant covenants and agrees to make application to the appropriate utility company or utility provider for electrical service to the Premises in the quantum required for Tenant’s use of the Premises (“Tenant’s Electricity”) and to make any deposit (including but not limited to, such letters of credit) as such utility company or provider shall require. Tenant covenants and agrees to pay, punctually as and when due, all electricity charges and rates for and relating to the Premises and from time-to-time if requested by Landlord to provide Landlord with evidence of payment to, and good standing with, such utility company or provider as Landlord may reasonably require. Furthermore, (i) Tenant shall provide Landlord, within ten (10) business days after written request therefor, with readily available information regarding Tenant’s consumption of electricity, water/sewer, and/or other utilities at the Premises as may be reasonably required by Landlord in connection with any LEED or similar environmental grading system applicable to the Building or any Legal Requirements, and (ii) Landlord shall provide Tenant, within ten (10) business days after written request therefor, with readily available information regarding consumption of electricity, water/sewer, and/or other utilities at the Property as may be reasonably required by Tenant in connection with any LEED or similar environmental grading system applicable to the Premises or any Legal Requirements.
ARTICLE 6
TAXES
6.1    DEFINITIONS. With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:
(A)    “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.
(B)    “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as the Total Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.
(C)    “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (as hereinafter defined) with respect to that Tax Year, reduced by any abatement refunds after the deduction of Abatement Expenses (as hereinafter defined) with respect to that Tax Year.
(D)    “Real Estate Taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Property which Landlord shall be obligated to pay in connection with the ownership, leasing and operation of the Property and reasonable expenses and fees actually incurred by Landlord in connection with any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”). The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. In the event that any such special taxes or special assessments are not payable in installments but rather in one lump sum, the full amount thereof shall be amortized over the useful life of the municipal improvement to which the special tax or assessment relates as determined by Landlord in its reasonable discretion in accordance with generally accepted accounting principles and practices (or over a period of ten (10) years if the useful life of the improvement is not readily determinable) on a straight-line basis at the rate of ten percent (10%) per annum, and only the amounts payable pursuant to such amortization schedule during the then-remaining Lease Term shall be included within the definition of “real estate taxes” hereunder. There shall be excluded from such real estate taxes all income, estate, succession, inheritance and transfer taxes and all late penalties; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Property were the only property of Landlord.
6.2    TENANT’S PAYMENT OF REAL ESTATE TAXES.
(A)    Not later than ninety (90) days after the end of the first Tax Year or fraction thereof and of each succeeding Tax Year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding Tax Year or fraction thereof, as the case may be, Landlord’s Tax Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as additional rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the Tax Year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 6.2 with respect to the preceding Tax Year or fraction thereof, or within thirty (30) days thereafter Landlord shall refund any amounts due from it to Tenant pursuant to the above provisions of this Section 6.2 (provided that Tenant is not then in default in any payments of Annual Fixed Rent or Additional Rent beyond any applicable notice and cure period, in which event Landlord may, at its option and upon prior notice to Tenant, credit such amounts owed by Landlord against the amounts owed by Tenant).
(B)    Tenant shall make payments monthly on account of Landlord’s Tax Expenses Allocable to the Premises anticipated for the then current Tax Year at the time and in the manner herein provided for the payment of Annual Fixed Rent. The amount to be paid to Landlord shall be an amount reasonably estimated on an annual basis by Landlord based upon the prior Tax Year’s bills (and may subsequently be readjusted by Landlord once the preliminary and/or actual tax bills for such Tax Year have been received by Landlord) to be sufficient to cover, in the aggregate, a sum equal to Landlord’s Tax Expenses Allocable to the Premises for each Tax Year during the Lease Term.
(C)    Landlord hereby covenants and agrees to pay all real estate taxes prior to the same becoming delinquent and to provide Tenant with copies of the tax bills for the Property within ten (10) days after Landlord’s receipt thereof and with a copy of receipt for payment within ten (10) days after Landlord’s payment thereof (provided, however, that Landlord’s failure to provide Tenant with such materials shall not constitute a default of Landlord under this Lease).
6.3    TENANT’S RIGHT TO CONTEST REAL ESTATE TAXES.
(A)    To the extent permitted by applicable law and provided that (i) there shall not then be existing an Event of Default, (ii) Tenant shall not have assigned its interest in this Lease (other than an assignment permitted without Landlord’s consent under Section 12.2 below) and (iii) Tenant shall directly lease the Building in its entirety (inclusive of any permitted subleases under Article XII below), Tenant shall have the right, after prior written notice to Landlord, to contest the amount or validity, in whole or in part, of any of the real estate taxes by appropriate proceedings diligently conducted in good faith; provided, however, that as a continuing condition to such right, Tenant shall be required to continue to make payments to Landlord respecting real estate taxes as and at the times provided in Section 6.2 above notwithstanding any such contest.
Tenant further agrees that each such contest shall be promptly and diligently prosecuted in good faith to a final conclusion except only as provided herein. Landlord agrees to cooperate with Tenant in any such proceeding provided that the same shall be at the sole cost and expense of Tenant. Within ten (10) days after Tenant’s written request, Landlord shall execute such documents as Tenant may reasonably request to contest the amount or validity, in whole or in part, of any of the real estate taxes. Any such contest by Tenant shall not be discontinued unless and until Tenant has given to Landlord written notice of Tenant’s intent to so discontinue and if Landlord shall not by notice to Tenant (the “Assumption Notice”) within fifteen (15) days after receipt of Tenant’s notice elect to assume, at Landlord’s sole cost and expense, the continued prosecution and conduct of such contest, then Tenant may discontinue the same. In the event Landlord shall give such Assumption Notice, Tenant shall cooperate at Landlord’s sole cost and expense with Landlord in all respects as may be necessary for Landlord’s continuation of such contest, but Tenant shall have no other obligation for the prosecution and conduct of such contest.
(B)    Notwithstanding anything to the contrary set forth in subsection (A) above, Tenant shall have no right to initiate any contest respecting real estate taxes if there shall be less than twelve (12) full calendar months remaining in the Lease Term as it may have been extended.
(C)    In addition, so long as the conditions set forth in subsection (A) above have been met and subject to Tenant’s payment of the Abatement Expenses in accordance with Section 6.1 above, Landlord will, upon receipt of the written request of Tenant, apply for an abatement of real estate taxes within the applicable statutory timeframes for initiating such proceedings and diligently pursue the same to completion, provided that Tenant has provided Landlord with such notice reasonably prior to the expiration of any applicable statutory period for filing the appeal.
ARTICLE 7
LANDLORD’S REPAIRS AND SERVICES AND TENANT’S ESCALATION PAYMENTS
7.1    STRUCTURAL REPAIRS. Except for normal and reasonable wear and use and except as otherwise specifically provided in this Lease, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, but subject to inclusion or exclusion in Operating Expenses in accordance with Section 7.4, keep and maintain in good order, condition and repair the following portions of the Building: the structural portions and structural integrity of the roof, loading dock(s), the exterior and load bearing walls, the foundation, exterior glass and exterior windows, the structural columns and floor slabs, and all other structural elements of the Building and the other improvements on the Property; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs to the extent required as a result of direct repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers or contractors or to the extent of any loss, destruction or damage caused by the negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers, or contractors.
7.2    OTHER REPAIRS TO BE MADE BY LANDLORD. Except for normal and reasonable wear and use and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain in good and first class order, condition and repair the common areas and facilities of the Building, including the heating, ventilating, air conditioning, plumbing, and the other base Building systems and equipment, including, without limitation, the Building generator (collectively, the “Base Building Systems”), except that Landlord (excepting Landlord’s negligence and misconduct) shall in no event be responsible to Tenant for (a) the condition, repair or maintenance of any supplemental heating, ventilating or air conditioning equipment or other supplemental utilities systems or services installed by Tenant (including, without limitation, Tenant’s HVAC Equipment) (collectively, “Tenant’s Supplemental Systems”), (b) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), (c) Tenant’s Generator or (d) any condition in the Premises caused by any negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers, or contractors. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Premises other than as expressly provided in this Lease. In connection with the foregoing, it is understood and agreed that Landlord shall have no obligation to maintain Tenant’s Property (as defined in Section 13.4 below), Tenant’s Supplemental Systems, Tenant’s Generator or Tenant’s Communications Equipment, except to the extent necessitated by the negligent act or omission or willful misconduct of Landlord or its agents, servants, employees or contractors.
7.3    SERVICES TO BE PROVIDED BY LANDLORD. Except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained herein, including without limitation in Section 7.5 and in Exhibit B hereto, Landlord agrees to furnish services, utilities, facilities and supplies set forth in Exhibit B hereto equal in quality comparable to those customarily provided by landlords in high quality and first class office buildings in Cambridge. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in Cambridge, and such additional special Building services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord and, provided Tenant requests such rates at the time such additional services are mutually agreed upon, approved by Tenant. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional special Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.
7.4    OPERATING EXPENSES DEFINED.
(i)    compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Lot (provided that if such persons are not employed at the Building or the Lot on a full-time basis, such costs will be prorated to reflect the actual amount of time spent by such persons on the operation, maintenance or cleaning of the Building or the Lot);
(ii)    payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Lot;
(iii)    steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2);
(iv)    cost of maintenance, cleaning and repairs (excluding repairs (i) not properly chargeable against income, (ii) reimbursed from contractors under guarantees, (iii)

reimbursed under Landlord’s property insurance or (iv) reimbursed under manufacturers’ warranties);
(v)    cost of snow removal and care of landscaping for the Property;
(vi)    cost of cleaning supplies and equipment used at the Building;
(vii)    premiums for insurance carried with respect to the Building or Property (including, without limitation, liability insurance, insurance against loss in case of Casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage);
(viii)    management fees of three percent (3%) of the gross receivable rents of the Building (that is, all base rent (including escalations thereto), percentage rent, occupancy charges and additional rent, including payments on account of Operating Expenses for the Building (other than management fees) and real estate taxes received from tenants or other occupants of the Building, specifically excluding insurance, parking revenues, and casualty and condemnation proceeds); provided, however, if Tenant is providing services in accordance with the provisions of Section 7.8 below, then for purposes of calculating the management fees only, those costs shall be added back in to the Operating Expenses for the Building that are included in calculating the management fees;
(ix)    the Building’s Proportionate Share of the costs of maintaining and repairing the Common Areas of Parcel 3 of the Development Area, for which purposes the “Building’s Proportionate Share” shall be a fraction, the numerator of which shall be the Total Rentable Floor Area of the Building and the denominator of which shall be the sum of (x) the Total Rentable Floor Area of the Building plus (y) the total rentable floor area of the other buildings from time to time located on Parcel 3 of the Development Area;
(x)    depreciation for capital expenditures, subject to and in accordance with the provisions of Section 7.4(C) below;
(xi)    the cost of furnishing material and supplies related directly to furnishing conditioned water for heating and cooling of the Building; and
(xii)    all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building and the Lot and properly chargeable against income.
(B)    Notwithstanding the foregoing, the following shall be excluded from Operating Expenses for the Building:
(i)    All capital expenditures, repairs and replacements and all depreciation, except as otherwise explicitly provided in Section 7.4(C) below;

(ii)    Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, expenses relating to painting, renovation or redecorating, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building;
(iii)    Interest on indebtedness, points, fees, debt amortization, ground rent, and refinancing costs or other costs associated with any debt associated therewith, for any mortgage or ground lease of the Building or the Lot;
(iv)    Legal, auditing, consulting and professional fees and other costs (other than those reasonable and necessary legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Lot, consistent with those being charged by other owners of similar office buildings in the Kendall Square Urban Renewal Area) paid or incurred in connection with financings, refinancings, sales or syndications of any of Landlord’s interest in the Building or the Lot including but not limited to, fees incurred by Landlord to resolve any dispute or enforce or negotiate any lease terms in connection therewith;
(v)    Real estate taxes (provided that real estate taxes shall be payable as provided in Article VI), franchise taxes or income taxes imposed on Landlord;
(vi)    Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);
(vii)    The cost of any item or service to the extent to which Landlord is actually reimbursed or compensated by, any tenant or any third party relating to insurance (or costs which would have been reimbursed or compensated by such insurance if Landlord had maintained the insurance required to be maintained by Landlord under this Lease), condemnation awards, rebates or refunds, and/or any expenses for repairs or maintenance to the extent covered by service contracts, warranties or guarantees;
(viii)    Costs payable solely by any retail tenants or other tenants, if any, of the Building;
(ix)    The cost of repairs, restoration or replacements incurred by reason of Casualty or Taking, provided that Operating Expenses shall include the cost of any deductible on any insurance maintained by Landlord which provides a recovery for such repair, restoration or replacement, but the amount of said deductible to be so included in Operating Expenses shall not exceed $100,000 (which such amount shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period) per Casualty event;

(x)    Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance because of such tenant’s use of the Building for purposes other than the Permitted Uses;
(xi)    Any advertising, promotional or marketing expenses for the Building;
(xii)    The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to, and in the vicinity of, the Building;
(xiii)    Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;
(xiv)    Penalties and interest for late payment of any obligations of Landlord, including, without limitation, real estate taxes, insurance, equipment leases and other past due amounts;
(xv)    Operating Expense reserves;
(xvi)    Contributions to charitable organizations;
(xvii)    Salaries or other compensation paid to employees above the grade of Regional Property Manager;
(xviii)    The cost of assessment, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Lot required pursuant to the terms and provisions of this Lease and/or by Hazardous Materials Laws, except to the extent caused by Tenant or Tenant’s subtenants, or by their respective contractors, subcontractors, agents, employees or invitees;
(xix)    The cost of acquiring, installing, moving or restoring objects of art;
(xx)    The initial cost of tools and equipment used in Landlord’s operation of the Building;
(xxi)    Costs of repairs, replacements, alterations or improvements necessary to make any portion of the Building or the Lot comply with any applicable law in effect as of the Execution Date of this Restated Lease (including, without limitation, the Americans With Disabilities Act of 1990, the Federal Occupational Safety and Health Act of 1970 (as amended) and any laws, rules, regulations relating to environmental, health or safety matters), except to the extent the need for such repairs, replacements, alterations or improvements is caused by (i) alterations, improvements or installations made by or on behalf of Tenant or (ii) Tenant’s particular use of the Premises for the conduct of its business operations therein;
(xxii)     Costs of the construction, repair, maintenance and operation of the Permitted Garages (as hereinafter defined) including, but not limited to, salaries and benefits of any attendants, electricity, insurance and real estate taxes and all expenses of Landlord set forth in Section 10.3 hereof;

(xxiii)    The cost of repairs necessitated by Landlord’s negligence or willful misconduct;
(xxiv)    The cost to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation (except to the extent such violation was caused by Tenant’s breach of any of its obligations under this Lease);
(xxv)    Costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Property, including, without limitation, entity accounting and legal matters;
(xxvi)    The cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;
(xxvii)    The costs relating to creating or maintaining Landlord’s existence as a corporation, limited partnership or other entity;
(xxviii)    The cost of installing, operating and maintaining any special service in the Building such as an observatory, broadcasting facility, restaurant, luncheon club or athletic or recreation club;
(xxix)    The cost of any utilities being paid by Tenant directly to the utility company under Section 5.2 above;
(xxx)    The cost of obtaining and/or maintaining mortgage enhancement insurance or any similar financial product and any investment management fee or similar fee;
(xxxi)    The costs and expenses of construction mitigation measures for development, construction or operation on the other properties in the Development Area;
(xxxii)    Subject to Section 7.4(A)(viii) above, the cost of any services which Tenant is providing itself pursuant to Section 7.8 below; and
(xxxiii)     Costs, expenses and other amounts payable and/or incurred pursuant to (i) the Parking Garage Lease dated March 19, 1990 between Cambridge Center North Trust, as Lessor, and Landlord, as Lessee, notice of which is dated March 19, 1990 and recorded with the Registry at Book 20450, Page 204, as the same may be amended from time to time, and (ii) the Parking Garage Sublease dated May 16, 1984 between the Trustees of First Cambridge Center Parking Trust, as Lessor, and Landlord, as Lessee, notice of which is recorded in Book 15582, Page 42 and filed as Document No. 660700, as the same may be amended from time to time.
(xxxiv)     The cost of obtaining any LEED certification for the Building (as opposed to costs associated with maintaining any such certification, which costs may be included in Operating Expenses); provided, however that the cost of obtaining LEED certification (or its equivalent) may be included in Operating Expenses to the extent such certification (or its equivalent) is required by any Legal Requirements that first become applicable to the Building or the Property after the Commencement Date.
(C)    If, during the term hereof, Landlord shall replace any capital items due to the damage, destruction or obsolescence of such capital items with similar or like items, the total amount of which (net of any warranty claims) is not properly includable in Operating Expenses for the calendar year in which they were made in accordance with sound accounting principles consistently applied, there shall nevertheless be included in such Operating Expenses and in each succeeding calendar year, the amount, if any, by which the Annual Charge-Off (as hereinafter defined) of such capital item (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the capital item being replaced. If a new capital item is acquired which does not replace another capital item which was worn out or has become obsolete, etc., and such new capital item being acquired is either (i) required by any Legal Requirements that become applicable to the Building or the Property after the Commencement Date of this Restated Lease, or (ii) reasonably projected to reduce Operating Expenses, then there shall be included in Operating Expenses Allocable to the Premises for the calendar year in which such capital expenditure is made and in each succeeding calendar year the Annual Charge-Off of such capital expenditure.
For the purposes hereof:
(i)    The term “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (hereinafter, a “Capital Loan”) in equal monthly installments over the Useful Life (as hereinafter defined) of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate (as hereinafter defined), where the initial principal balance is the cost of the capital item in question.
(ii)    The “Useful Life” of a capital item shall be reasonably determined by Landlord in accordance with sound accounting principles consistently applied in effect at the time of acquisition of the capital item.
(iii)    The “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made, or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.
(D)    Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Operating Expenses for the Building that vary based on occupancy for such period shall be adjusted to equal the amount such components of Operating Expenses for the Building would have been for such period had occupancy been ninety-five percent (95%) throughout such period.
7.5    TENANT’S ESCALATION PAYMENTS.

(A)    So long as Tenant shall directly lease and occupy the Building in its entirety, Landlord agrees to consult with Tenant during the preparation of Landlord’s annual budget with respect to Operating Expenses Allocable to the Premises. In connection with the foregoing, (i) no later than October 8, 2019, and no later than October 8th of each subsequent calendar year during the Lease Term, Landlord shall to deliver to Tenant a copy of Landlord’s good faith estimated pro forma budget for the Property for the next succeeding eighteen (18) month period (or portion thereof within the Lease Term) (commencing on January 1st of the immediately following calendar year), and (ii) Landlord and Tenant shall consult at a mutually acceptable time and location (and in no event later than December 8th of each calendar year during the Lease Term) in order to review and finalize the budget for the next succeeding eighteen (18) month period (the “Final Estimated Operating Expense Budget”). Attached hereto as Exhibit K is a copy of the 2018 Operating Expense budget for the Property (which represents Landlord’s good faith estimate as of the date hereof of the Operating Expenses for the Property for 2018, but which the parties acknowledge is attached hereto for illustrative purposes only and agree is non-binding and subject to change).
(B)    Although the parties agree to act in good faith in order to develop a budget reasonably satisfactory to both Landlord and Tenant, it is understood and agreed that the reasonable determination of Landlord (consistent with the inclusions in and exclusions from Operating Expenses set forth in Section 7.4 above) with respect to any item included within Operating Expenses shall govern in the event of any dispute between the parties (provided, however, that (1) the provisions of this paragraph are not intended to modify or limit Tenant’s rights to audit Operating Expenses as set forth in Section 7.7 and (2) Landlord shall employ generally accepted accounting principles and practices in determining such Operating Expenses).
(C)    Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and in accordance with generally accepted accounting principles and practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding calendar year or fraction thereof as the case may be the amounts of Operating Expenses already paid by Tenant as Additional Rent, and the amount of Operating Expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the underpaid balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 7.5 with respect to the preceding calendar year or fraction thereof. To the extent Tenant has overpaid, within thirty (30) days, Landlord shall refund any amounts due from it to Tenant pursuant to the above provisions of this Section 7.5 (provided that Tenant is not then in default in any payments of Annual Fixed Rent or Additional Rent beyond any applicable notice and cure period, in which event Landlord may, at its option and upon prior notice to Tenant, credit such amounts owed by Landlord against the amounts owed by Tenant).
(D)    Payments by Tenant on account of the Operating Expenses Allocable to the Premises shall be made monthly at the time and in the manner herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord based upon the Final Estimated Operating Expense Budget (if applicable) to be sufficient to cover, in the aggregate, a sum equal to the Operating Expenses Allocable to the Premises for each calendar year during the Lease Term.

(E)    Beginning with the first calendar year after the Commencement Date, in no event shall the Controllable Operating Expenses (as defined below) for any calendar year exceed the Expense Cap (as defined below) for such calendar year. “Controllable Operating Expenses” shall be defined as any Operating Expenses which are within the reasonable control of Landlord, but Controllable Operating Expenses shall not include any costs (“Uncontrollable Expenses”) which are not within the reasonable control of Landlord. Without limitation, the following items shall be deemed to be Uncontrollable Expenses: management fees (subject to Section 7.4(A)(viii)), premiums for insurance, union-related labor costs (or the cost of contracts dependent on union-related labor costs), snow plowing, security, the Annual Charge-off of capital expenditures included in Operating Expenses, water, sewer, electric, gas, oil, steam and other utility or regulatory charges. The Expense Cap for the first calendar year following the year in which the Commencement Date occurs shall be one hundred and three percent (103%) of the prior calendar year’s Controllable Operating Expenses, increased on a pro-rata basis to the extent that the Commencement Date occurs on a date other than the first day of a calendar year. Thereafter, the Expense Cap for each succeeding calendar year shall be 103% of the Expense Cap for the preceding calendar year.
(F)    Landlord shall have no right to issue or correct any Landlord’s OpEx Statement (as defined in Section 7.7 below) with respect to any calendar year after the date (“Lapse Date”) which is eighteen (18) months after the expiration of such calendar year, except where such issuance or correction is based upon an invoice from a third party utility company or a governmental or municipal authority, which invoice Landlord receives for the first time after the applicable Lapse Date. In such event, Landlord shall have a period of ninety (90) days from its receipt of such invoice to issue or correct such Landlord’s OpEx Statement. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have eighteen (18) months from the receipt of any such corrected statement to request an examination as set forth in Section 7.7 hereof.
7.6    NO DAMAGE. Except to the extent directly caused by the negligent act or omission or willful misconduct of Landlord or any of its agents, servants, employees or contractors, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing any portion of the Premises however the necessity may occur (Landlord hereby agreeing to use all reasonable efforts to minimize any unreasonable interference with Tenant’s use of the Premises, consistent with the nature of the reason for Landlord’s entry as aforesaid). In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any Force Majeure (other than any Casualty or Taking, which shall be governed by the provisions of Article XIV below), or by reason of any cause due to any negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers or contractors, then, except as expressly otherwise provided in this Lease, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.
Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, (i) Landlord shall give Tenant such advance notice thereof as is reasonably practical in the circumstances and exercise all reasonable diligence to eliminate the cause thereof, and (ii) the provisions of Section 16.19 shall apply. Except in case of emergency repairs, Landlord will give Tenant no less than five (5) business days’ notice of any contemplated stoppage and will use all reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.
Notwithstanding anything to the contrary in this Lease contained, if due to (x) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, (y) the failure of gas, oil, electrical, heating, ventilating, air conditioning or all elevator service to the Premises, or (z) construction by Landlord or its affiliate(s) in the Development Area ((x), (y), and (z) being hereafter collectively referred to as a “Tenantability Interruption”), any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such Tenantability Interruption is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such Tenantability Interruption is completely corrected. In addition, in the event that Tenant is unable to use all or any portion of the parking privileges provided to Tenant under Article X below for the Premises Untenantability Cure Period, then unless Landlord has provided Tenant with alternate parking privileges in a location or locations reasonably acceptable to Tenant, Additional Rent payable on account of those parking privileges which Tenant is unable to use shall thereafter be abated until the day such Tenantability Interruption is completely corrected.
For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises and/or the loss of parking privileges as aforesaid, provided however, that the Premises Untenantability Cure Period shall be seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises and/or the loss of parking privileges if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. The provisions of this Section 7.6 shall not apply in the event of untenantability and/or loss of parking privileges caused by Casualty or Taking. The remedies set forth in this Section 7.6 shall be Tenant’s sole remedies in the event of a Tenantability Interruption.
7.7    TENANT’S AUDIT RIGHTS. Subject to the provisions of this Section and provided that no Event of Default of Tenant has occurred and is continuing, Tenant shall have the right to examine Landlord’s books and records to verify the correctness of the Landlord’s OpEx Statement or Landlord’s Tax Statement, as such terms are hereinafter defined, or any item contained therein:
(i)    Any request for examination in respect of any Operating Year (as defined hereinbelow) or Tax Year, as the case may be, may be made by notice from Tenant to Landlord (“Tenant’s Examination Request”) no more than eighteen (18) months after the date (the “OpEx Statement Date” or the “Tax Statement Date”, as the case may be) Landlord provides Tenant a statement of the actual amount of Operating Expenses (“Landlord’s OpEx Statement”) and/or real estate taxes (“Landlord’s Tax Statement”), and only if Tenant shall have fully paid such amount. Any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the date of Tenant’s Examination Request. “Operating Year”

shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Operating Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Operating Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.
(ii)    Tenant hereby acknowledges and agrees that Tenant’s sole right to contest Landlord’s OpEx Statement or Landlord’s Tax Statement shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights provided pursuant to applicable laws to examine Landlord’s books and records and/or to contest Landlord’s OpEx Statement or Landlord’s Tax Statement. If Tenant shall fail to timely exercise Tenant’s right to examine Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Operating Year or Tax Year, as the case may be, Landlord’s OpEx Statement or Landlord’s Tax Statement shall be conclusive and binding on Tenant.
(iii)    All of Landlord’s books and records pertaining to Operating Expenses for the Building or real estate taxes for the Operating Year or Tax Year, as the case may be, in Landlord’s statement shall be made available to Tenant within a reasonable time (not to exceed sixty (60) days) after Landlord timely receives a Tenant’s Examination Request pursuant to this Section, which books and records may be made available by Landlord either electronically or during normal business hours at the metropolitan Boston offices where Landlord keeps such books and records, as determined by Landlord.
(iv)    Tenant shall have the right to make a Tenant’s Examination Request no more than once in respect of any Operating Year or Tax Year, as the case may be, as to which Landlord has given Tenant Landlord’s OpEx Statement or Landlord’s Tax Statement.
(v)    Such examination may be made only by an employee of Tenant or a nationally recognized independent certified public accounting firm reasonably approved by Landlord. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.
(vi)    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, agreeing to keep confidential (except as may be necessary in connection with any legal or other proceeding to dispute Operating Expenses for the Building or real estate taxes or except as may be required by law) any information which it discovers about Landlord or the Building in connection with such examination.
(vii)    No subtenant shall have any right to conduct any such examination.
(viii)    All costs and expenses of any such examination shall be paid by Tenant, except if such examination shows that the amount of Operating Expenses for the Building or real estate taxes, as the case may be, payable by Tenant was overstated by more than three percent (3%), Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination, within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, up to a maximum of the lesser of (i) Ten Thousand and 00/100 Dollars ($10,000.00) (which such amount shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period) and (ii) the amount of the overstatement.
(ix)    If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement. If, following such examination, Landlord and Tenant do not agree that the amounts paid by Tenant to Landlord on account of Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises were equal to the amounts to which Landlord was entitled hereunder, or to the amounts of any excess or deficiency with respect thereto, then the parties shall negotiate in good faith for thirty (30) days to attempt to reach agreement, and following such thirty- (30-) day period, either party may submit such dispute to arbitration in accordance with Section 16.32 below.
(x)    Tenant shall have the right to make such examination no more than once in respect of any Tax Year or Operating Year.
7.8    SERVICES TO BE PROVIDED BY TENANT. So long as Tenant is leasing all of the Building and provided that no Event of Default of Tenant has occurred and is continuing, Tenant shall have the right to elect to manage the janitorial and/or security services for the Building using its own employees or those of an affiliate of Tenant (provided that Tenant may retain outside vendors and contractors to perform the actual services). Such right shall be exercisable by Tenant upon no less than six (6) months’ prior written notice to Landlord; provided, however, if Landlord demonstrates to Tenant, within thirty (30) days following receipt of Tenant’s notice, that Landlord’s current vendor contract(s) for the service(s) to be assumed by Tenant may not be terminated within such six (6) months without cause, then Tenant’s right shall be exercisable effective the date immediately following when such contract(s) may be terminated without cause (but in no event more than twelve (12) months following delivery of Tenant’s notice hereunder). If Tenant shall elect to self-manage the janitorial and/or security services for the Building as aforesaid, Landlord shall have no obligation to provide any of the services being undertaken directly by Tenant and Tenant shall be obligated to operate and maintain such service(s) in a manner consistent with and comparable to the other buildings owned by Landlord or its affiliates in the Development Area and in such manner as to maintain harmonious labor relations.

ARTICLE 8
TENANT’S REPAIRS
8.1    TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the Commencement Date and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof or item of Tenant’s Property therein or thereon, Tenant’s Supplemental Systems, Tenant’s Generator and Tenant’s Communications Equipment, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease, reasonable wear and tear and damage by Casualty or Taking. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any portion of the Lot to the extent directly caused by the negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers, or contractors.
ARTICLE 9
ALTERATIONS
9.1    LANDLORD’S APPROVAL. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. If Landlord fails to respond within twenty (20) days after receipt of a written request therefor, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be an approval of such plans and specifications. Landlord shall not be deemed unreasonable:
(A)    for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are inconsistent, in Landlord’s reasonable judgment, in quality, scope, design or method of construction with alterations satisfying Landlord’s standards for new alterations in the Development Area.
(B)    except with respect to the wiring for Tenant’s computer, telephone and other communications systems and equipment, in the case of proposed alterations, additions or improvements which are more expensive to remove than typical improvements found in Class-A office buildings in Cambridge, Massachusetts (including, without limitation, internal staircases, raised floors, or reinforced file rooms), for making its approval conditional on Tenant’s agreement to restore the Premises and/or the Base Building to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term (provided that if Landlord fails to condition its approval on such removal as aforesaid, Tenant shall be deemed to have no removal, obligations under this Section 9.1 with respect to such item).
Landlord’s review and approval of any such plans and specifications and consent to Tenant performing the work described therein shall not be deemed an agreement by Landlord that such plans,

specifications and work conform with applicable Legal Requirements and/or requirements of insurers of the Building and other requirements of this Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements, nor shall it impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, as a fee for Landlord’s review of any plans with respect to which Landlord’s approval is required under this Section 9.1 in an amount equal to the sum of: (i) $150.00 per hour of time spent by Landlord’s staff to review Tenant’s plans for Tenant’s work (not to exceed $1,500.00 in connection with any individual project), plus (ii) if required in Landlord’s reasonable judgment, third party expenses incurred by Landlord to review Tenant’s plans for Tenant’s work. Tenant shall also reimburse Landlord for any overtime charges for the Building’s on-site engineer to oversee any portions of Tenant’s work which require such engineer’s presence and which must be performed after hours (such as shutdown of life-safety systems). There shall be no construction management fee payable with respect to Landlord’s review or oversight of Tenant’s plans or Tenant’s work, except as aforesaid.
In recognition of the fact that the Permitted Uses hereunder include uses other than general office uses, Landlord acknowledges that Tenant may make alterations to the Premises to accommodate such other uses; provided, however, that all such alterations shall be subject to the applicable provisions of this Article 9 (e.g., obtaining Landlord’s approval of the plans and specifications for such alterations to the extent required under this Article 9).
Notwithstanding the foregoing, Tenant shall have the right, without obtaining the prior consent of Landlord and without any obligation to pay Landlord’s review fee described in the foregoing grammatical sentence, to make alterations, additions or improvements to the Premises where:
(i)    the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);
(ii)    the same do not affect the roof or any structural element of the Building, or the main vertical trunk of the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building (as distinguished from the distribution components of such systems in the Building, which may be affected by Tenant without Landlord’s prior consent so long as the other criteria set forth herein have been met);
(iii)    the cost of any individual alteration, addition or improvement shall not exceed $200,000.00 (which such amount shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period); and
(iv)    Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given no later than forty-five (45) days after Landlord’s receipt of such plans and specifications, may require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement at the expiration or earlier termination of the Lease Term (provided that if Landlord shall fail to so notify Tenant within said 45-day period as aforesaid, Tenant shall be deemed to have no removal requirement under this Section 9.1 with respect to such item).
9.2    CONFORMITY OF WORK. Landlord and Tenant each hereby covenant and agree that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, and that the structure of the Building shall not be endangered or impaired thereby.
9.3    PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to respond within ten (10) days after receipt of a written request therefor, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be an approval of such contractors or workers. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the performance of any such work during the Lease Term, except to the extent such injury, loss, claim or damage is caused by the negligent act or omission or willful misconduct of Landlord or its agents, servants, employees or contractors. Tenant shall cause each contractor to carry worker’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Lease Term, consistent with the size and scope of the particular project at issue (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance.
Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant.

Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder (which such rules and regulations shall not other than in connection with any payments for the use of Construction Building Services as hereinafter defined increase the monetary obligations of Tenant, or materially increase the other obligations of Tenant, hereunder, or derogate from any of Tenant’s rights hereunder) and Tenant shall abide by all such reasonable rules and regulations of which it has been given notice and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Construction Building Services. For the purposes hereof, “Construction Building Services” shall mean the services, utilities, facilities and supplies set forth on Exhibit B, but only to the extent that any of the foregoing have to be altered, modified or reconfigured (either in scope, quantity, timing or duration) in connection with and/or during the performance of any alterations, additions, improvements and installations by Tenant, and shall include without limitation (i) the shutting down of any Base Building systems such as fire alarms, (ii) additional security services, (iii) pre- and post-construction filter changes for the Base Building mechanical systems and (iv) additional engineering, mechanical or other operational staffing.
9.4    LIENS. Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith pursuant to contracts with Tenant or Tenant’s contractors to attach to the Premises or the Building or the Lot and shall discharge any such liens which may so attach within thirty (30) days or otherwise bond off the same to Landlord’s reasonable satisfaction.
9.5    NATURE OF ALTERATIONS. Unless otherwise expressly agreed upon in writing, all work, construction, repairs, alterations, other improvements or permanent installations made to or upon the Premises, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:
(A)    All Tenant’s Property (as defined in Section 13.4 below), whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such Tenant’s Property from the Premises. All Tenant’s Property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity. In addition to the foregoing, Landlord hereby agrees to grant lien waivers in the usual and customary form used by Landlord in connection with Tenant’s financing of any of Tenant’s Property.
(B)    At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove (x) any wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers, but only if such wiring was not in compliance with applicable Legal Requirements at the time of installation and (y) any alterations, additions and improvements made with

Landlord’s consent during the Lease Term, for which such removal was made a condition of such consent under Section 9.1(b) or for which Landlord’s consent was not required under Section 9.1 but which Landlord subsequently specified must be removed in accordance with the last paragraph of said Section 9.1. Upon such removal Tenant shall restore the Premises to a condition consistent with the mix of uses and level of finish in the Premises as of the Commencement Date (reasonable wear and tear and damage by Casualty excepted) and repair any damage occasioned by such removal and restoration. Notwithstanding the foregoing or anything to the contrary contained herein, upon the expiration or earlier termination of the Lease Term, Tenant shall not be obligated to remove any alterations, additions or improvements existing in the Premises as of the Execution Date of this Restated Lease.
(C)    If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.
9.6    INCREASES IN TAXES. Tenant shall pay, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Property which shall, at any time after the Commencement Date, result solely from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.
ARTICLE 10
PARKING
10.1    PARKING PRIVILEGES. Commencing on the Commencement Date and continuing throughout the Term, Landlord shall provide to Tenant monthly parking privileges in one or more Permitted Garages (as defined and more particularly described in Section 10.5 hereof), based upon a ratio of one (1) parking pass for each 1,000 rentable square feet of the Premises, for the parking of passenger vehicles in unreserved (except as set forth herein) stalls in the Permitted Garage assigned to such parking privilege in accordance with Section 10.5 below (the “Assigned Garage”) by Tenant’s employees and employees of permitted assignees and subtenants of Tenant in the Building, at 145 Broadway, 90 Broadway in Cambridge, Massachusetts and any other building owned by Landlord or its affiliates in the Kendall Square area of Cambridge, Massachusetts (“Eligible Holders”). Tenant may, by giving Landlord thirty (30) days’ advance written notice, convert up to ten (10) of its unreserved parking passes to passes for reserved parking spaces (the “Reserved Garage Passes”) in the Yellow Garage for certain of its employees. Landlord will use reasonable efforts, by the use of signs and markings, to designate such reserved spaces, but shall not be otherwise obligated to police the use of such reserved spaces, which Tenant recognizes are to be operated on a self-parking basis. In the event that the Rentable Floor Area of the Premises decreases or increases at any time after the Commencement Date and during the Lease Term, the number of parking privileges shall be reduced or increased at a ratio of one (1) parking pass per 1,000 square feet of rentable floor area and the number of Reserved Garage Passes provided to Tenant shall be reduced or increased based upon the proportion of the number of Reserved Garage Passes to the number of all required parking passes. Tenant may also request additional parking passes from Landlord from time to time, and if Landlord determines in good faith that additional parking passes are available, then Landlord shall provide such number of additional parking passes, up to the number requested by Tenant (“Additional Parking Passes”). The Additional Parking Passes shall be on a month-to-month basis, with either party having the right to cancel some or all of such Additional Parking Passes on not less than thirty (30) days’ notice, and shall otherwise be on all of the terms and conditions of unreserved parking passes hereunder.
10.2    PARKING CHARGES. Tenant shall pay for such parking privileges at the prevailing monthly rates from time to time charged by the operator or operators of the Permitted Garages, whether or not such operator is an affiliate of Landlord, such prevailing monthly rates to be consistent with the monthly rates for unreserved parking and, with respect to the Reserved Garage Passes, reserved parking in other garages in the Development Area. Such monthly parking charges for parking privileges shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by Eligible Holders of the parking privileges referred to herein, and not for any other service. As of the date hereof, the monthly rate for unreserved parking in the Permitted Garages is $325.00 per pass per month and for reserved parking in the Permitted Garages is $410.00 per pass per month, which rates are subject to change from time to time.
10.3    GARAGE OPERATION. Unless otherwise determined by Landlord or the operator of the Permitted Garage in question (the “Garage Operator”), each Permitted Garage is to be operated on a self-parking basis, and Eligible Holders shall be obligated to park and remove their own vehicles, and except with respect to the Reserved Garage Passes, parking by Eligible Holders shall be on an unreserved basis, Eligible Holders having the right to park in any available stalls. Tenant acknowledges that parking in one or more of the Permitted Garages may be limited to monthly pass holders only, and in such case no transient or public parking will be available in such Permitted Garage, nor will there be the ability to pay for parking on a daily basis. Tenant’s access and use privileges with respect to each Assigned Garage shall be in accordance with regulations of uniform applicability to the users of the Assigned Garage from time to time established by Landlord or the Garage Operator (“Garage Rules and Regulations”). Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card so-called, or other suitable device providing access to the applicable Assigned Garage, for each parking privilege paid for by Tenant. Subject to temporary interruption resulting from fire, casualty, maintenance activity, the actions of governmental authorities and other conditions not reasonably within Landlord’s control, pass holders shall have access to their Assigned Garage(s) 24 hours per day, 365 days per year. Such right of access shall be subject to such reasonable security procedures as set forth in Section 2.2(A). Tenant shall supply Landlord with an identification roster listing, for each such privilege, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Any automobile found parked in a Permitted Garage that is limited to monthly pass holders only during normal business hours without appropriate identification will be subject to being towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof). Landlord or the Garage Operator may institute a so-called valet or attendant managed parking program for one or more of the Permitted Garages, and in such event Tenant shall reasonably cooperate in all respects with such program. Provided (i) the parking experience of Eligible Holders at the 145 Garage, the Yellow Garage, the Blue Garage and/or Permitted Garage 4 (as applicable) (as such terms are defined in Section 10.5) shall be reasonably consistent with the parking experience then being provided in other garages in the Development Area (the “Parking Experience Standard”) and (ii) Landlord complies with all Legal Requirements and the requirements of this Article X, including, without limitation, providing the number of parking privileges required hereunder for the benefit of Tenant, Landlord reserves for itself the right to operate the Permitted Garages as it sees fit and in such case to change any of the Permitted Garages including reductions in the number of available parking spaces, the change of location of parking within such garage or changes to the circulation within such garage, all of which Landlord may perform in its good faith and reasonable discretion, without limitation to its other rights in respect thereof. The foregoing shall not, however, affect the restrictions on changes to the 145 Garage contained in the 145 Broadway Lease. All such changes to the Permitted Garages shall be at Landlord’s sole cost and expense. Without limitation, the Parking Experience Standard shall ensure that Eligible Holders at the 145 Garage, the Yellow Garage, the Blue Garage and/or Permitted Garage 4 (as applicable) will not be subject to unreasonable wait times to drop off or pick up their vehicle, if applicable, or to enter or exit such Permitted Garage.
10.4    LIMITATIONS. Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all Assigned Garage Rules and Regulations, so long as they do not derogate from Tenant’s rights hereunder or materially increase its obligations hereunder. Except to the extent of negligence or willful acts, neither Landlord nor the Garage Operator assumes any responsibility whatsoever for loss or damage due to casualty or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.
10.5    PARKING LOCATION; PERMITTED GARAGES.
(A)    As used herein, the “Permitted Garages” shall mean the following, as they exist from time to time:
(i)    The garage to be constructed underneath the 145 Broadway Building is herein referred to as “Permitted Garage 1” (sometimes also herein referred to as the “145 Garage”).
(ii)    The existing garage located on Parcel 3 of the Development Area with vehicular entrances from the west side of Ames Street and the east side of Galileo Galilei Way known as the Yellow Garage is herein referred to as “Permitted Garage 2” (sometimes also herein referred to as the “Yellow Garage”).
(iii)    The existing garage located on Parcel 2 of the Development Area with vehicular entrances from the north side of Broadway and the south side of Binney Street known as the Blue Garage is herein referred to as “Permitted Garage 3” (sometimes also herein referred to as the “Blue Garage”).
(iv)    The existing garage with vehicular entrances from the south side of Broadway and the east side of Ames Street known as the Green Garage is herein referred to as “Permitted Garage 4.”
(B)    As used herein, the “Parking Experience Limit” shall be deemed to have been reached as follows:
(i)    With respect to the 145 Garage only, if at any time Landlord or Tenant determines that the Parking Experience Standard is not being maintained, Landlord and Tenant shall meet to discuss the same and work together in good faith to develop a solution. If Landlord and Tenant are able to develop a solution which (x) complies with

Legal Requirements and the permits and approvals applicable to the 145 Garage, and (y) does not increase the cost of operating the 145 Garage by more than five percent (5%) (unless Tenant agrees in writing to pay the excess over five percent (5%)), then Landlord shall implement such solution (“Acceptable Parking Solution”) in order to continue to maintain all of Tenant's parking in the 145 Garage and the Parking Experience Standard. An acceptable solution shall include terminating (or relocating to another garage) the Non-Tenant Parking Privileges (as defined in the 145 Broadway Lease), if any, of other parties in the 145 Garage (to the extent permitted by Legal Requirements). If Landlord and Tenant are not able to develop an Acceptable Parking Solution, then unless Tenant agrees to waive the requirement that the Parking Experience Standard be maintained in the 145 Garage, Landlord shall first terminate (or relocate to another garage) the Non-Tenant Parking Privileges from the 145 Garage (except as required by Legal Requirements), and if such termination (or relocation), if applicable, does not result in the Parking Experience Standard being maintained, then thereafter Landlord shall have the right to relocate some of Tenant's parking privileges as set forth in this Section 10.5, provided that the Parking Experience Standard will be maintained for those parking privileges of Tenant remaining in the 145 Garage. Such relocation of Tenant’s parking privileges shall be accomplished as set forth in Section 10.5(C) below.
(ii)    With respect to all other Permitted Garages, the Parking Experience Limit shall be deemed to have been reached when Landlord reasonably determines that it would not be able to maintain the Parking Experience Standard in a particular Permitted Garage if it provided any more parking privileges to Tenant in such Permitted Garage.
(C)    The location of Tenant’s parking privileges hereunder shall be allocated as follows:
(i)    Tenant’s parking privileges will be in Permitted Garage 1 until the Parking Experience Limit is reached with respect to Permitted Garage 1.
(ii)    Thereafter, if any parking privileges remain unallocated hereunder, any such remaining parking privileges will be in Permitted Garage 2 until the Parking Experience Limit is reached with respect to Permitted Garage 2.
(iii)    Thereafter, if any parking privileges remain unallocated hereunder, any such remaining parking privileges will be in Permitted Garage 3 until the Parking Experience Limit is reached with respect to Permitted Garage 3.
(iv)    Thereafter, if any parking privileges remain unallocated hereunder, any such remaining parking privileges will be in Permitted Garage 4.
For the avoidance of doubt, the parties acknowledge that the provisions of this Section 10.5(C) regarding location of Tenant’s parking privileges shall have no applicability with respect to the Reserved Garage Passes, which shall be governed by the provisions of Section 10.1 above.
10.6    BICYCLE PARKING. Reference is hereby made to that certain License Agreement, dated as of October 1, 2013, between Cambridge Center West Garage LLC, a Delaware limited liability company and an affiliate of Landlord (the “Yellow Garage Owner”), and Tenant, as amended by that certain First Amendment to License Agreement, dated as of the date hereof (collectively, the “Bicycle License Agreement”). Pursuant to the Bicycle License Agreement, the Yellow Garage

Owner granted Tenant the right to use certain space in the Yellow Garage for the parking of bicycles during the Term of this Lease, all as more particularly set forth in the Bicycle License Agreement. Nothing in this Lease shall affect the provisions of the Bicycle License Agreement.
ARTICLE 11
CERTAIN TENANT COVENANTS
Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:
11.1    PAYMENT. To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3, except as otherwise provided in Section 7.6 and Article XIV of this Lease.
11.2    USE AND OCCUPANCY. To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Property, not to permit in the Premises any auction sale, or the emission from the Premises of any objectionable noise or odor inconsistent with an office building, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate any insurance on the Building or its contents. Further, (i) Tenant shall not, nor shall Tenant permit its employees, agents, independent contractors, contractors, assignees, or subtenants to, engage in any activity or keep, maintain, store or dispose of (whether such disposal is made into the sewage system, waste disposal system or otherwise) any hazardous material, waste or substance, as the same are defined in the Hazardous Materials Laws (collectively, the “Hazardous Materials”), in a manner that is in violation of any federal, state or local laws, rules and regulations relating to Hazardous Materials, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Building or the Lot that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees, and subtenants to comply in material respect with each of the foregoing and (iv) subject to the provisions of Section 16.19 below, Landlord shall have the right upon reasonable notice to Tenant to make reasonable inspections (including testing) to determine that Tenant is complying with the foregoing if Landlord has a reasonable basis upon which to conclude that Tenant has breached any covenant set forth in this Section 11.2.
11.3    NO OBSTRUCTION. Not to obstruct in any manner any portion of the Building not hereby leased by Tenant or of the Lot used by Tenant in common with others; not without prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) to permit the painting or placing of any signs (except to the extent specifically permitted by Section 16.29 below), curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the rules and regulations referenced in Exhibit H hereto, and any reasonable amendments thereto, of which Tenant has been given notice in accordance with the provisions of Section 16.9 hereof, for the care and use of the Building and the Lot and their facilities and approaches (which such rules and regulations and any amendments thereto shall be uniformly enforced and shall not increase the monetary obligations of Tenant, or materially increase any of the other obligations of Tenant, hereunder, or derogate from any of Tenant’s rights hereunder).
11.4    COMPLIANCE WITH LAW – TENANTS PARTICULAR USE. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any particular use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, including all operational licenses and permits which may be required by applicable Legal Requirements because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.
11.5    FLOOR LOAD. Not to place a load upon any floor in the Premises in excess of seventy (70) pounds of live load per square foot of floor area (partitions shall be considered as part of the live load) or as otherwise mutually agreed upon by the parties in their reasonable and good faith discretion.
11.6    TAXES ON PERSONAL PROPERTY. To pay promptly when due all taxes which may be imposed upon Tenant’s Property in the Premises to whomever assessed.
11.7    ATTORNEYS’ FEES. To pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord pursuant to any administrative, governmental or judicial proceedings of any obligations of Tenant under this Lease (Landlord hereby similarly agreeing to pay all reasonable costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant pursuant to any administrative, governmental or judicial proceedings of any obligations of Landlord under this Lease).
11.8    COMPLIANCE WITH LAW. To comply with all applicable Legal Requirements (including, without limitation, the provisions of the Zoning Ordinance) in effect from and after the Commencement Date which shall impose a duty on the occupant or operator of the Premises relating to or as a result of Tenant’s particular use or occupancy of the Premises for the Permitted Uses; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s particular use or occupancy of the Premises beyond normal use of space of this kind for the Permitted Uses for which Landlord shall be responsible pursuant to Section 7.1 above. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.8.
11.9    VENDORS. Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or unreasonably interfere with Building construction or operation and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (such approval shall be deemed given if Landlord fails to respond within ten (10) business days after receipt of a written request therefor).
11.10    OFAC. Landlord and Tenant each represents and warrants that (i) it is not, and none of its partners, members, managers, employees, officers, directors, representatives or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or under any other law, rule, order, or regulation that is enforced or administered by OFAC (such persons and entities each being a “Prohibited Person”); (ii) it is not knowingly acting, directly or indirectly, for or on behalf of any Prohibited Person; (iii) it is not knowingly engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any Prohibited Person; and (iv) it will not knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated with any Prohibited Person. Landlord and Tenant each hereby agrees to defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations and warranties by the indemnifying party. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant or Landlord of the foregoing representations and warranties shall be deemed an immediate event default by Tenant or Landlord, as applicable, without any requirement of notice from Landlord to Tenant or from Tenant to Landlord, as applicable, and without application of any cure period, and shall be covered by the indemnity provisions of Article XIII, and (y) the representations and warranties contained in this Section 11.10 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 11.10 the phrase “partners, members, managers, employees, officers, directors, representatives or agents” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc. or Tenant, (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or Tenant or the holder of any direct or indirect interest in Boston Properties Limited Partnership or any Successor Entity (as such term is hereinafter defined).
ARTICLE 12
ASSIGNMENT AND SUBLETTING
12.1    RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided in this Lease, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises (collectively or individually, a “Transfer”). Any Transfer not expressly permitted in or consented to by Landlord under this Article XII shall, at Landlord’s election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.
12.2    TENANT’S. Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises (partial subleases being subject to the provisions of Section 12.7 below), Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 12.4 (provided, however, that Landlord shall hold such information confidential, having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made (including in the case of a proposed subletting, the area proposed to be sublet and the proposed sublease term), (d) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, all other information necessary to make the determination referred to in said Section 12.4 and (e) in the case of a proposed assignment or subletting pursuant to Section 12.5 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.5.
12.3    LANDLORD’S TERMINATION RIGHT.
(A)    In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, or in the event of a proposed sublease that is not a Triggering Sublease, the provisions of Sections 12.4, 12.6 and 12.7 shall be applicable. If Landlord shall fail to respond within the fifteen (15) business day period set forth above, Tenant may re-send such Proposed Transfer Notice to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within five (5) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within five (5) business days after receipt thereof, Landlord shall be deemed to have waived its right to terminate pursuant to this Section 12.3 with respect to the Transfer at issue.
(B)    This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.5.
12.4    CONSENT OF LANDLORD. Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give timely notice under Section 12.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice, if any, stating that Landlord does not elect the termination right or Landlord’s deemed waiver of such termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the portion of the Premises described in the Proposed Transfer Notice in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord shall fail to respond to Tenant’s request for such consent within fifteen (15) business days, Tenant may re-send such request for consent to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within five (5) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within five (5) business days after receipt thereof, Landlord’s consent shall be deemed given hereunder. Anything in this Lease to the contrary notwithstanding, the time periods for the exercise of Landlord’s termination right pursuant to Section 12.3 and the time periods with respect to Landlord’s consent right pursuant to Section 12.4 hereof shall run concurrently and not consecutively.
Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed Transfer requiring Landlord’s consent if:

(A)    the proposed assignee or subtenant is an occupant of the Building or elsewhere in Parcel 3 of the Development Area or is (or within the previous sixty (60) days has been) in active negotiation with Landlord or an affiliate of Landlord for comparable premises in a building, other than the Building, within Parcel 3 of the Development Area or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or
(B)    [intentionally deleted], or
(C)    the proposed assignee does not possess adequate financial capability to perform Tenant’s obligations pursuant to this Lease as and when due or required after such assignment, or the proposed subtenant does not possess adequate financial capability to perform its obligations pursuant to the sublease as and when due or required, or
(D)    the assignee or subtenant proposes to use the Premises (or part thereof) for a use other than the Permitted Uses for which the Premises may be used as stated in Section 1.2 hereof, or
(E)    the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden generated prior to such proposed Transfer; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or
(F)    there shall be existing a monetary or material non-monetary Event of Default (defined in Section 15.1), or
(G)    [intentionally deleted], or
(H)    any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or
(I)    the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease where such holder has approval rights pursuant to the terms of their mortgage or ground lease, or
(J)    [intentionally deleted].
If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.2 shall again be applicable.
If Tenant believes in good faith that Landlord has unreasonably withheld its consent under this Section 12.4, in any case where Landlord is required not to unreasonably withhold its consent, if Tenant shall give notice thereof to Landlord, within five (5) business days of Landlord’s withholding (or deemed withholding) of consent, Tenant shall have the right to an expedited determination of such claim pursuant to Section 12.8 below.
12.5    EXCEPTIONS. Notwithstanding the provisions of Sections 12.1, 12.3 and 12.4 above, but subject to the provisions of Section 12.2 above and Section 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation or which is under common control with Tenant, provided that such transfer or transaction is for a legitimate regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, or (ii) which purchases all or substantially all of the assets of Tenant, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant or (iv) which merges or combines with Tenant, provided that in any of the foregoing events as described above the transaction is for a legitimate business purpose of Tenant other than the limitation or segregation of the liabilities of Tenant, and provided further that in the foregoing events as described in clauses (i) through (iv), the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (i.e., net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than Tenant as of the Execution Date of this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”). Except in cases of statutory merger, in which case the surviving entity in the merger to which this Lease has been designated shall be liable as the tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.
12.6    PROFIT ON SUBLEASING OR ASSIGNMENT. In the case of any assignment or subleasing as to which Landlord’s consent is required (specifically excluding any assignment or subletting permitted under Section 12.5 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the Assignment/Sublease Profits (hereinafter defined), if any, shall be paid to Landlord. The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the Assignment/Sublease Net Revenues as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases with respect to real estate to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include brokerage commissions, attorneys’ fees, rent credits and alteration costs and allowances, in each case actually paid or credited), as set forth in a statement certified by an appropriate representative of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document.
All payments of the Assignment/Sublease Profits due Landlord shall be made within thirty (30) days of receipt of same by Tenant.
12.7    ADDITIONAL CONDITIONS.

(A)    It shall be a condition of the validity of any assignment or subletting consented to under Section 12.4 above, or any assignment or subletting of right under Section 12.5 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree to be so bound to the extent set forth in the sublease) and (b) to comply with the provisions of Article XII hereof and (c) to indemnify the Landlord Parties (as defined in Section 13.1) as provided in Section 13.1 hereof. Such assignment or subletting shall not relieve Tenant named herein of any of the obligations of the tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, an Event of Default, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.
(B)    In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress and any modifications necessary to have the Building function as a multi-tenant space rather than as a single tenant space; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than two (2) subleases on any single floor, and no more than six (6) subleases in the aggregate, in effect in the Premises at any given time.
(C)    As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requiring Landlord’s consent and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of $1,000.00 or, if greater, the reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request, but in no event more than $5,000.00 for any request made prior to the expiration of the first Lease Year, which such limit shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period.
(D)    If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time after the occurrence of a material Event of Default by Tenant under this Lease (other than a monetary Event of Default where Tenant is in good faith contesting the amounts claimed to be owed and is otherwise performing all of its obligations under this Lease in a timely manner), collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Article XII hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.
(E)    The consent by Landlord to an assignment or subletting under Section 12.4 above, or the consummation of an assignment or subletting of right under Section 12.5 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting requiring Landlord’s consent.
(F)    During the continuance of a monetary Event of Default (defined in Section 15.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.
(G)    Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.
12.8    EXPEDITED DISPUTE RESOLUTION. In the event that a dispute shall arise under Section 12.4 with regard to whether or not Landlord’s withholding of consent was reasonable under the circumstances, and Tenant gives Landlord the notice referred to in Section 12.8(A) below within five (5) business days of Landlord’s withholding of consent, then such dispute shall be resolved in accordance with the procedure set forth in this Section 12.8 as follows:
(A)    Tenant’s notice to Landlord of its desire that the dispute be resolved by arbitration pursuant to this Section 12.8 must appoint a person as an arbitrator on its behalf. Within five (5) business days after the giving of such notice, Landlord by notice to Tenant shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person to serve as an arbitrator, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that:
(i)    if the second arbitrator shall not have been appointed within the five (5) business day period as aforesaid, then the first arbitrator shall petition the American Arbitration Association (Boston office) or any successor body of similar function (“AAA”) to appoint the second arbitrator or, in its absence, refusal, failure or inability to act, petition a court of competent jurisdiction to appoint the second arbitrator; and
(ii)    if the two arbitrators are appointed by the parties (or the AAA or court in the case of the second arbitrator under clause (i) above) and shall be unable to agree, within five (5) business days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, said two arbitrators shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within five (5) business days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) business days thereafter either of the parties upon notice to the other party may request such appointment by the AAA, or in its absence, refusal, failure or inability to act, by a court of competent jurisdiction.
(B)    Each arbitrator shall be either a Boston area based partner or director or retired partner or director in a nationally recognized law or real estate brokerage firm who shall have had a least ten (10) years’ experience in the area of commercial real estate transactions and/or litigation including, without limitation, commercial leasing, and in the case of the third arbitrator, may also be a retired judge. Each arbitrator shall be impartial and shall have had no prior notice, information or discussions concerning the dispute and shall not be employed by or associated with either party or any affiliate of any party during the five (5) year period preceding commencement of the arbitration.
(C)    The arbitration shall be conducted in the City of Boston, Massachusetts, in accordance with the then prevailing Commercial Arbitration Rules (Expedited Procedures) of the AAA. The arbitrators shall render their decision and award in writing upon the concurrence of at least two of their number, within fifteen (15) days after the appointment of the third arbitrator. Such decision and award shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.
(D)    Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator, and all other expenses of the arbitration (other than the fees and disbursements of attorney or witnesses for each party) shall be borne by the parties equally.

ARTICLE 13
INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE
(A)    Breach. In the event that Tenant breaches any of its indemnity obligations hereunder: (i) Tenant shall pay to Landlord Parties all liabilities, loss, cost, or expense (including attorney’s fees) incurred as a result of said breach, and the reasonable value of time expended by Landlord Parties as a result of said breach; and (ii) Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section 13.1(B).
(B)    No limitation. The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts.
(C)    Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to Landlord Parties in a form acceptable to Landlord.
(D)    Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.
(E)    Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from Landlord Party, shall resist and defend such action or proceeding on behalf of Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to Landlord Party. Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.
(F)    Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.
13.2    TENANT’S RISK. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Development Area as Tenant is given the right to use by this Lease at Tenant’s own risk. Landlord Parties shall not be liable to Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Development Area, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Development Area, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Development Area, or from drains, pipes or plumbing fixtures in the Building or the Development Area, but the foregoing exculpation from liability shall not apply in the case of the negligent act or omission or willful misconduct of any Landlord Party. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant Party, and neither Landlord Parties nor their insurers shall in any manner be held responsible therefor. Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this Section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or the Building.
13.3    TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Ten Million Dollars ($10,000,000) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, in the Building or on the Property, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.
13.4    TENANT’S PROPERTY INSURANCE. Tenant shall maintain at all times during the Lease Term, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, coverage with respect to (i) Tenant’s personal property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises, (ii) all additions, alterations and improvements made by or on behalf of Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease, specifically including improvements paid for with Landlord’s Contribution), and (iii) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) may be maintained by such third parties (collectively “Tenant’s Property”). The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease, except for insurance maintained by third parties as provided in (iii) above. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements and Tenant’s Property covered by the policy.
13.5    TENANT’S OTHER INSURANCE. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Building) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than Five Hundred Thousand Dollars ($500,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than Five Hundred Thousand Dollars ($500,000) for each accident, Five Hundred Thousand Dollars ($500,000) disease-policy limit, and Five Hundred Thousand Dollars ($500,000) disease-each employee.
13.6    REQUIREMENTS FOR TENANT’S INSURANCE. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in The Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published (the “Minimum Rating”). Notwithstanding the foregoing, if Tenant has insurance with an insurance company that met the Minimum Rating when the insurance was placed, but such insurance company then ceases to meet the Minimum Rating, Landlord agrees to discuss with Tenant whether or not Landlord will require Tenant to place such insurance with an alternative insurance company which does meet the Minimum Rating, but the decision of whether or not to permit Tenant to continue to provide insurance required hereunder with an insurance company which does not meet the Minimum Rating shall be made by Landlord in its sole but good faith discretion. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory (including all primary and excess/umbrella policies); and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord prior written notice as set forth in the Certificate of Insurance (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall contain any self-insured retention greater than One Hundred Thousand Dollars ($100,000) for property insurance and Twenty-Five Thousand Dollars ($25,000) for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such certificates as required by this Article, Landlord may, at its option, on five (5) business days’ notice (or fourteen (14) business days’ notice if there is an increase of insurance as set forth above) to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) business days (or fourteen (14) business days if there is an increase of insurance as set forth above) after delivery to Tenant of bills therefor.
13.7    ADDITIONAL INSUREDS. To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 13.7 must provide coverage to the Additional Insureds.
13.8    CERTIFICATES OF INSURANCE. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit G, however, other forms of certificates may satisfy the requirements of this Section 13.8). Failure by Tenant to provide the certificates required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8.
13.9    SUBTENANTS AND OTHER OCCUPANTS. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify Landlord Parties to the same extent that Tenant is required to indemnify Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 13.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease.
13.10    NO VIOLATION OF BUILDING POLICIES. If Landlord provides Tenant with the relevant portions of Landlord’s fire, boiler, sprinkler, water damage or other insurance policies carried by Landlord, Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Development Area and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Development Area or the property of Landlord in amounts reasonably satisfactory to Landlord.
13.11    TENANT TO PAY PREMIUM INCREASES. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Development Area or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord for the additional insurance premiums thereafter paid by Landlord which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.
13.12    LANDLORD’S INSURANCE.
(A)    Required insurance. Landlord shall carry at all times during the Lease Term (i) commercial general liability insurance with respect to the Property in an amount not less than $10,000,000.00 combined single limit per occurrence and, (ii) insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. Landlord shall also maintain such other commercially reasonable insurance as may from time to time be required by any recognized institutional mortgagee holding a mortgage lien on the Building and/or Lot. The cost of such insurance shall be treated as a part of Operating Expenses for the Building. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord. All insurance required to be maintained by Landlord pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in The Commonwealth of Massachusetts and that have a rating of at least the Minimum Rating.
(B)    Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Development Area, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may reasonably determine which are consistent with those risks and/or endorsements then being insured against by other owners of first class office buildings in the Financial District, Back Bay and/or Kendall Square market areas, or which are then being required by recognized institutional mortgagees holding mortgages on first class office buildings in the Kendall Square market area, from time to time. The cost of all such additional insurance shall also be part of the Operating Expenses for the Building to the extent permitted by this Lease.
(C)    Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses for the Building shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building to the extent permitted by this Lease. Any undertaking by Landlord to self-insure pursuant to this Section shall not relieve Landlord from any of Landlord’s other obligations under this Lease, nor shall it serve to materially adversely affect Tenant. The rights and obligations of Tenant shall remain the same as if Landlord had obtained and maintained separate insurance from an independent institutional insurer of recognized responsibility for the coverages as provided herein, including the application of the waivers and releases in Section 13.13 hereof. Landlord shall be liable as a self-insurer for the same coverages and the same amount of insurance as would Landlord’s insurer if Landlord maintained the insurance described in this Article.
(D)    No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.
13.13    WAIVER OF SUBROGATION. To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any property insurance policy that is required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.
13.14    TENANT’S WORK. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 13.14 shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 13.14.
13.15    LANDLORD’S INDEMNITY. Subject to the limitations of Section 16.24 hereof, to the maximum extent this agreement is effective according to law and to the extent not resulting from any negligent act or omission or willful misconduct of any Tenant Party, Landlord agrees to indemnify and save harmless Tenant from and against any claim arising from any accident, injury or damage to any person or to any property occurring in the Premises, or on the Lot or on the Common Areas of Parcel 3 of the Development Area from and after the date hereof and until the expiration or earlier termination of the Lease Term, to the extent such injury results from or is claimed to have resulted from the negligent act or omission or willful misconduct of Landlord or any of its agents, servants, employees or contractors. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Tenant Parties by reason of any such claim, Landlord, upon request from such Tenant Party, shall resist and defend such action or proceeding on behalf of the Tenant Party by counsel appointed by Landlord’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to such Tenant Party. Tenant Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Tenant Parties.
13.16    TENANT’S SELF INSURANCE. At Tenant’s option, for so long as (i) Akamai Technologies, Inc. is the Tenant under this Lease, (ii) no Event of Default (as defined in this Lease) then exists, and (iii) Tenant satisfies the Net Worth Requirement defined below, Tenant may maintain self-insured retentions larger than those permitted by Section 13.6 above and may self-insure for some or all of the insurance required by this Article. Any undertaking by Tenant to maintain larger self-insured retentions or to self-insure pursuant to this Section shall not relieve Tenant from any of Tenant’s other obligations under this Article, nor shall it serve to adversely affect Landlord. The rights and obligations of Landlord shall remain the same as if Tenant had obtained and maintained separate insurance from an independent institutional insurer of recognized responsibility for the coverages as provided herein, including the application of the waivers and releases in Section 13.13 above. Tenant shall be liable as a self-insurer for the same coverages and the same amount of insurance as would Tenant’s insurer if Tenant maintained the insurance described in this Article. As used herein the term “Net Worth Requirement” shall mean that Tenant shall maintain a net worth of at least Five Hundred Million and 00/100 Dollars ($500,000,000.00) in the equivalent of year 2016 dollars as calculated in accordance with generally accepted accounting principles consistently applied on a year-to-year basis. Tenant shall periodically demonstrate its compliance with the Net Worth Requirement, to Landlord’s satisfaction, upon request by Landlord.
ARTICLE 14
FIRE, CASUALTY AND TAKING
(A)    In the event that Landlord shall fail to deliver Landlord’s Restoration Estimate within sixty (60) days after a Casualty, Tenant may deliver written notice to Landlord requesting Landlord’s Restoration Estimate, and Landlord shall respond to such request within ten (10) business days. If Landlord fails to deliver Landlord’s Restoration Estimate within the period required under the preceding sentence, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: SECOND NOTICE. Failure to respond to this request within three (3) business days may lead to termination of the Lease”. Should Landlord fail to respond to such second request within three (3) business days after receipt thereof, Tenant may elect to terminate the Lease in accordance with the terms and provisions of this Article XIV.
(B)    If according to Landlord’s Restoration Estimate, such Casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred seventy (270) days from the time that repair work would commence, either party may, at its election, terminate this Lease by notice given to the other within sixty (60) days after the date of Landlord’s Restoration Estimate or, if applicable, the expiration of three (3) business days following Tenant’s second (2nd) notice (given in accordance with the preceding paragraph) in the event Landlord does not timely respond to the same, specifying the effective date of termination. The effective date of termination specified by the terminating party shall not be less than sixty (60) days nor more than ninety (90) days after the date of notice of such termination.
(C)    In case during the last eighteen (18) months of the Lease Term (as the same may have been extended), the Building or the Lot or access thereto are damaged by Casualty and such Casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such Casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than one hundred eighty (180) days after the date of notice of such termination.
(D)    Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.
(E)    If the Building or the Lot or access thereto or any part thereof is damaged by Casualty and this Lease is not terminated as specifically set forth herein, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building,

Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building or the Lot or access thereto in the event of damage thereto (excluding Tenant’s Property (as defined in Section 13.4 hereof)), except as expressly provided in the immediately following paragraph of this Section 14.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Expenses Allocable to the Premises, Landlord’s Tax Expenses Allocable to the Premises, Additional Rent for the parking privileges and utility charges payable to Landlord according to the nature and extent of the injury to the Premises, access thereto, or Tenant’s parking privileges (i.e., to the extent Tenant does not actually use such parking privileges as the result of the Casualty) shall be abated from the date of Casualty until the Premises shall have been put by Landlord substantially into such condition. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds provided Landlord maintained all insurance required under Section 13.12 of this Lease, or if Landlord has failed to maintain such insurance under Section 13.12, then the amount of proceeds that would have been available. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Lot) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Lot), then Landlord shall give notice (“Landlord’s Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).
(F)    Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building or the Lot or access thereto and the Premises in accordance with the previous paragraph, Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease or as to which approval is not required, and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 13.4 above (or has elected to self-insure the same coverage pursuant to Section 13.16 above) and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within thirty (30) days following Landlord’s written request; provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant) nor shall Landlord or Tenant have the right to terminate the Lease on account of such insufficiency.
(G)    Where Landlord is obligated or otherwise elects to effect restoration of the Building or the Lot or access thereto, unless such restoration is completed within the Required Restoration Period, as hereinafter defined, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure (but in no event beyond three (3) months from the end of the Required Restoration Period), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such Required Restoration Period (as extended) until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s Notice of Termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. The term “Required Restoration Period” shall mean the longer of (i) the length of time specified in Landlord’s Restoration Estimate, or (ii) two hundred seventy (270) days, in either case measured from the earlier of (x) the date of Landlord’s Restoration Estimate or (y) the sixtieth (60th) day following the date of the Casualty.

(H)    Notwithstanding anything to the contrary contained herein, during any period in which (a) Landlord is, or is affiliated with, Boston Properties Limited Partnership (“BPLP”), (b) the 145 Broadway Landlord is affiliated with BPLP and (c) Akamai Technologies, Inc. is Tenant hereunder and under the 145 Broadway Lease (collectively, the “Casualty Cross-Termination Conditions”), if the 145 Broadway Lease is terminated by the 145 Broadway Landlord due to a Casualty (as defined in the 145 Broadway Lease), then Tenant shall have the right (“Tenant’s Casualty Termination Right”) to terminate this Lease by written notice (“Tenant’s Casualty Termination Notice”) given to Landlord within twenty-five (25) business days after the 145 Broadway Landlord’s notice of termination of the 145 Broadway Lease as aforesaid (the “145 Broadway Casualty Termination Notice”). So long as the Casualty Cross-Termination Conditions are met, Landlord will cause the 145 Broadway Landlord to include a reference to Tenant’s Casualty Termination Right under this Lease in the 145 Broadway Casualty Termination Notice. Tenant’s Casualty Termination Notice shall be effective as of a date certain specified by Tenant in Tenant’s Casualty Termination Notice, which date shall be not less than nine (9) months nor more than twenty-four (24) months after the effective date of the termination of the 145 Broadway Lease. Tenant’s Casualty Termination Right shall not be binding on (x) any lender that has taken possession (via foreclosure, deed in lieu of foreclosure, or other possessory interest granted by the mortgage) of the Premises or (y) any future owner of the Building that is not affiliated with Boston Properties Limited Partnership.
14.2    UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Lot or access thereto or the Premises shall be substantially damaged by Casualty as the result of a risk not covered by Landlord’s self-insurance or the forms of casualty insurance at the time maintained or required to be maintained by Landlord and such Casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence, Landlord may, at its election, terminate the Lease Term by notice to Tenant given within thirty (30) days after such Casualty. If Landlord shall give such notice, then this Lease shall terminate one hundred twenty (120) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord does not timely terminate, then it shall restore in accordance with the provisions of this Article XIV.
14.3    RIGHTS OF TERMINATION FOR TAKING.
(A)    Further, if so much of the Building or Lot or access thereto shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.
(B)    Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property).

Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.
(C)    If the Premises shall be affected by any Taking and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises shall be abated for the remainder of the Lease Term.
14.4    AWARD. Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Lot, and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such Taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.
However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures or Tenant’s Property so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.
14.5    TIME OF THE ESSENCE. All time periods set forth in this Article XIV shall be of the essence.
ARTICLE 15
DEFAULT
(A)    Tenant shall fail to pay any installment of the Annual Fixed Rent or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) business days after notice thereof from Landlord to Tenant; or
(B)    Landlord having rightfully given the notice specified in (A) above to Tenant twice in any Lease Year, Tenant shall fail thereafter in the same Lease Year to pay the Annual Fixed Rent or estimated monthly payments on account of Operating Expenses and real estate taxes on or before the date on which the same becomes due and payable; or
(C)    Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease and shall fail to cure the same within ten (10) days after notice thereof from Landlord to Tenant; or
(D)    Tenant shall (i) fail to maintain general liability insurance or (ii) employ labor and contractors within the Premises which interfere with Landlord’s work, in violation of Section 9.3, and such condition continues for five (5) business days after notice thereof from Landlord to Tenant; or
(E)    Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or
(F)    The estate hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or
(G)    Tenant shall make an assignment or trust mortgage arrangement, so-called, of all or a substantial part of its property for the benefit of its creditors; or
(H)    Tenant shall judicially be declared bankrupt or insolvent according to law; or
(I)    a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction and such appointment shall not be vacated within thirty (30) days; or
(J)    any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within ninety (90) days after the institution of the same; or
(K)    Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding.
15.2    TERMINATION; RE-ENTRY. Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (for the purposes of this Section 15.2 hereinafter called “Notice of Termination”) terminating this Lease on a date specified in such Notice of Termination (which shall be not less than ten (10) days after the date of the mailing of such Notice of Termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of Tenant hereunder, shall wholly cease and expire on the date set forth in such Notice of Termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.
15.3    CONTINUED LIABILITY; RE-LETTING. If this Lease is terminated, or in the event of the termination of this Lease by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like) in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the Lease Term is scheduled to expire according to its terms.
Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that this Lease is terminated based upon a default by Tenant hereunder. Marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control or the control of Landlord’s affiliates in the Development Area shall be deemed to satisfy Landlord’s obligations to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar space in the Building or in the Development Area.
15.4    LIQUIDATED DAMAGES. Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.
For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming Landlord’s Tax Expenses Allocable to the Premises under Section 6.1 and the Operating Expenses Allocable to the Premises under Section 7.4 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5    WAIVER OF REDEMPTION. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the Lease Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the Lease Term hereby demised after having been dispossessed or ejected therefrom by process of law.
15.6    LANDLORD’S DEFAULT; TENANT’S SELF HELP.
(A)    (1) For the purposes hereof, a “Landlord Default” shall be defined as any failure by Landlord to make any repairs or perform any act which, under the provisions of this Lease, Landlord has undertaken to make or perform, provided that:
(i)    Tenant has given notice to Landlord of Landlord’s failure as aforesaid (“Landlord’s Failure Notice”); and
(ii)    Landlord has failed to rectify the situation within the “Landlord Cure Period” (as hereinafter defined).
(2)    For the purposes of this Section 15.6, the “Landlord Cure Period” shall be defined as follows:
(iii)    In the event of an emergency threatening life or property or Tenant’s interest in this Lease, three (3) days after receipt by Landlord of Landlord’s Failure Notice (which such notice may be oral provided that written notification is subsequently provided) from Tenant.
(iv)    In the event of any other failure by Landlord, thirty (30) days after receipt by Landlord of Landlord’s Failure Notice from Tenant under subsection (B)(1)(i) above; provided, however, that if the item is of a nature that cannot reasonably be completed within said thirty (30) day period, such additional time as may be reasonably necessary (not to exceed one hundred twenty (120) days).
(B)    If (x) Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s demand therefor (such demand to include reasonable evidence of the costs so incurred by Tenant), and (y) either:
(i)    Landlord has not, within ten (10) business days of its receipt of Landlord’s Failure Notice, given written notice to Tenant objecting to such demand and submitted such dispute to arbitration in accordance with Section 16.32 below, or
(ii)    Landlord has timely disputed Landlord’s Failure Notice and Tenant obtains an arbitration award against Landlord which award becomes final and beyond appeal, and Landlord thereafter fails to pay Tenant the amount of such award within thirty (30) days after Tenant obtains such award, then in either such case subject to the last sentence of this subsection (C), Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than ten percent (10%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.
(C)    It is understood and agreed that both parties shall have the right to submit any disputes under this Section 15.6 (including, without limitation, whether or not a Landlord Default did in fact occur and whether or not the expenses incurred by Tenant in curing the same were reasonable) to arbitration in accordance with Section 16.32 below.
ARTICLE 16
MISCELLANEOUS PROVISIONS
16.1    WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Landlord or Tenant, respectively, of any of its rights hereunder.
Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.
No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.
16.2    CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by the other party.

16.3    QUIET ENJOYMENT. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises, the Common Areas of Parcel 3 of the Development Area and the parking rights provided under Article X during the Lease Term (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming by, through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Building and the Lot, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.
16.4    SURRENDER.
(A)    Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all of Tenant’s Property, Tenant's Supplemental Systems, Tenant's Generator and Tenant’s Communications Equipment and completing such other removals as may be permitted or required pursuant to Section 9.5.
16.5    BROKERAGE. Landlord and Tenant each warrant and represent to the other that it has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against either party relative to dealings by the other party with brokers other than the broker designated in Section 1.2 hereof, each party shall defend the claim against the other with counsel of the non-breaching party’s selection and save harmless and indemnify the non-breaching party on account of loss, cost or damage which may arise by reason of such claim. The broker who represented the landlord in the lease between Tenant and an affiliate of Landlord at the property known as 90 Broadway, Cambridge, Massachusetts, Richards Barry Joyce & Partners, LLC, was not involved in the transaction evidenced by this Lease, and Landlord shall defend Tenant against any claim against Tenant by the aforesaid broker relative to any dealings by Landlord with aforesaid broker. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof in connection with this Restated Lease.
16.6    INVALIDITY OF PARTICULAR PROVISIONS. With the exception of the provisions of Section 4.2 above regarding Landlord’s obligation to provide Landlord’s Contribution, if any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
16.7    PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Landlord or Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to a

Transfer by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular Transfer as required by the provisions of Article XII hereof.
16.8    RECORDING. Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees to execute and deliver, at the time of execution and delivery hereof, a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. Said Notice of Lease may be recorded by Tenant, at Tenant’s sole cost and expense, following the execution and delivery thereof. In no event shall any such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.
16.9    NOTICES AND TIME FOR ACTION. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:
If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice, including to any mortgagee or ground lessor of whom Tenant has been given notice).
If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).
Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered, notice shall be effective upon the date such delivery was first attempted between the hours of 8 a.m. and 6 p.m. on a business day, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.
Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.
Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.
Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.
16.10    WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant.
16.11    PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.
16.12    RIGHTS OF MORTGAGEE. Landlord represents and warrants that there is no mortgage which encumbers the Property at the time of execution hereof. This Lease shall be subject and subordinate to any mortgage hereafter on the Lot or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees, by a written commercially reasonably instrument reasonably acceptable to Tenant in recordable form, to recognize this Lease and the right of Tenant to use and occupy the Premises and those portions of the Common Areas of Parcel 3 of the Development Area to which Tenant is granted rights under this Lease (Landlord further agreeing to use commercially reasonable best efforts to cause such holder to agree to be bound by the provisions of Article IV above regarding Landlord's obligation to provide Landlord’s Contribution, provided that Landlord’s failure to do so shall in no way affect the validity of this Section 16.12 so long as Landlord has used such commercially reasonable best efforts as aforesaid), without interruption or disturbance from such mortgagee or persons claiming by, through or under such mortgagee, upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination, recognition and non-disturbance, Tenant shall execute and deliver to Tenant such recordable instruments of subordination that are commercially reasonable as such mortgagee may reasonably request and as are reasonably acceptable to Tenant, subject to Tenant’s receipt of such commercially reasonable instruments of recognition and non-disturbance from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord, provided that such mortgagee or successor gives written notice to Tenant in accordance with Section 16.9 and assumes all of Landlord’s obligations hereunder from and after the date of such succession (subject to the terms of the aforesaid instruments of subordination, recognition and non-disturbance). Upon Tenant’s receipt of such notice, Landlord and Tenant each acknowledge and agree that Tenant shall have no further liability to Landlord with respect to the time period from and after the date on which such mortgagee or successor in title shall succeed to Landlord’s interest hereunder or the date of such notice, if later. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Execution Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice of Lease hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.
16.13    RIGHTS OF GROUND LESSOR. If Landlord’s interest in the Property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a commercially reasonable recognition and non-disturbance agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize this Lease and the right of Tenant to use and occupy the Premises for the Permitted Uses, the Common Areas of

Parcel 3 of the Development Area and the parking privileges provided to Tenant under Article X above, without interruption or disturbance from such ground lessor or persons claiming by, through or under such ground lessor, upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease and assumes all of Landlord’s obligations hereunder from and after the date of such succession.
16.14    NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed). The curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the Premises if the mortgagee or ground lessor elects to do so, provided that the overall cure period shall not exceed thirty (30) days after Landlord’s cure period has elapsed or if such default is not reasonably susceptible of cure within such additional 30-day period, such longer period of time as may be reasonably necessary to effectuate a cure provided that the mortgagee or ground lessor commences to cure within such additional 30-day period and thereafter diligently prosecutes such cure to completion, but in no event to exceed an additional one hundred twenty (120) days after Landlord’s cure period has elapsed) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). Nothing contained herein shall be deemed to limit Tenant’s rights under Section 15.6 above.
16.15    ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:
(A)    That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant in accordance with Section 16.9 above, specifically otherwise elect or except as otherwise provided in subsection (B) below; and
(B)    That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage, the taking of possession by such holder or the acceptance of a deed in lieu of foreclosure, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee provided that such purchaser-lessor agrees to recognize this Lease and the right of Tenant to use and occupy the Premises, the Common Areas of Parcel 3 of the Development Area and the parking privileges provided to Tenant under Article X above, without interruption or disturbance from such purchaser-lessor or persons claiming by, through or under such purchaser-lessor, upon the payment of Annual Fixed Rent, Additional Rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller- lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.
16.16    STATUS REPORT AND FINANCIAL STATEMENTS. Recognizing that each party may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, either party on the request of the other made from time to time, but no more than twice in any calendar year, will within twenty (20) days after such request furnish to the requesting party (or in the case of Landlord, upon Landlord’s written request, to any existing or potential holder of any mortgage encumbering the Premises, the Building and/or the Lot or any potential purchaser of the Premises, the Building and/or the Lot) (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its respective obligations under the terms of this Lease. In addition, if at any time Tenant is not a public company, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years, provided that (i) in no event shall Landlord request such statements more often than one (1) time per calendar year and (ii) such statements shall be requested by Landlord only in connection with a sale or financing of the Building and/or the Lot. Any non-public financial statements shall be treated as confidential and may be disclosed only (a) as required by administrative, judicial or governmental order or decree, (b) to prospective purchasers and lenders (and their respective accounting, financial and legal advisors) subject to the aforesaid requirements of confidentiality, (c) as may be required by Legal Requirements, or (d) in connection with any litigation between parties. Any such status statement or financial statement delivered by either party pursuant to this Section 16.16 may be relied upon by any Interested Party.
16.17    LANDLORD’S SELF-HELP. If Tenant shall at any time after the Commencement Date fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency, which for the purposes hereof shall include without limitation any failure by Tenant to comply with applicable Legal Requirements in such a manner as to immediately jeopardize Landlord’s interest in the Property) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after thirty (30) days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any reasonable costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the rate from time to time announced by Bank of America (or its successor) as its prime or base rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to Landlord within thirty (30) days after demand therefor, and if not paid within said period shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent. Landlord shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason of Landlord’s exercise of the rights set forth in this Section 16.17 except to the extent directly caused by the negligent act or omission or willful misconduct of Landlord or any of its agents, servants, employers or contractors.
It is understood and agreed that both parties shall have the right to submit any disputes under this Section 16.17 (including, without limitation, whether or not a Tenant default has occurred and whether or not the expenses incurred by Landlord in curing the same were reasonable) to arbitration in accordance with Section 16.32 below.
16.18    HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Lease Term, Tenant shall be treated as a tenant at sufferance and such tenancy shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) the sum of (i) the Holdover Percentage, as hereinafter defined, of the Annual Fixed Rent and (ii) one hundred percent (100%) of the Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to such holding over or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. As used herein, the “Holdover Percentage” shall mean one hundred fifty percent (150%) for the first sixty (60) days of such holding over, and two hundred percent (200%) thereafter. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Lease Term, provided, however, that in no event shall Tenant be liable for indirect or consequential damages suffered by Landlord on account of Tenant’s holding over in the Premises during the first ninety (90) day period immediately following the expiration of the Lease Term (it being understood and agreed that Tenant shall be liable for any indirect or consequential damages suffered by Landlord on account of any holding over by Tenant from and after the ninety-first (91st) day immediately following the expiration of the Lease Term). Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All of Tenant’s Property which remains in the Building or the Premises after the expiration or termination of this Lease or, if applicable, any holding over period, shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.
16.19    ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency, where no such notice shall be required), have the right to enter the Premises at all reasonable times (at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 7.1 and 7.2 and Exhibit B), and to show the Premises to prospective tenants during the twenty-four (24) months preceding expiration of the Lease Term as it may have been extended and at any reasonable time during the Lease Term to show the

Premises to prospective purchasers and mortgagees. If Landlord’s access to the Premises for any purposes permitted under this Lease requires Landlord to access or work in any controlled or restricted areas within the Premises, then, except in case of emergency, Landlord must be accompanied by a Tenant representative (Tenant hereby agreeing to make a representative available during mutually convenient times for such purposes). To the extent possible under the circumstances, Landlord shall schedule non-emergency access to and repairs and maintenance within the Premises outside of normal business hours. In connection with all repairs and maintenance performed by Landlord within the Premises pursuant to this Section 16.19, Landlord shall use commercially reasonable efforts to assure the safety of all persons affected thereby.
In the event Tenant sends a notice alleging an emergency with respect to the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord’s access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 16.19 and Section 16.17 in such manner as Landlord deems necessary in its sole discretion to remedy such dangerous or unsafe condition.
Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s operations and use and occupancy of the Premises in connection with the exercise of any of the foregoing rights under this Section 16.19, consistent with the nature of the activities being undertaken by Landlord hereunder. Landlord shall comply with all Legal Requirements in connection with the exercise of any of the foregoing rights.
16.20    TENANT’S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.
16.21    LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or estimated monthly payments on account of Operating Expenses and real estate taxes (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a charge equal to (x) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any, plus (y) if the Outstanding Amount is not paid within five (5) business days after the Due Date, a late charge equal to two percent (2%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment. Such late charge and interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord within thirty (30) days after demand. Landlord agrees to waive the interest and the late charge due hereunder for the first two late payments by Tenant under this Lease per calendar year, provided that Landlord receives such payments from Tenant within ten (10) business days of the Due Date (provided further that if such payment is not received within the aforesaid ten (10) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Any other late payments during that same calendar year shall be subject to the imposition of interest and the late charge immediately following the Due Date as set forth above.
16.22    COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.
16.23    ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.
16.24    LIMITATION OF LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property (including rent and Casualty or Taking proceeds), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. Neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Property, as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except as otherwise expressly provided in this Lease or except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like. Notwithstanding anything contained herein to the contrary, except for Landlord’s right to recover damages in accordance with Section 16.18, in no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable to Landlord for any indirect or consequential damages or loss of profits or the like. In addition, in no event shall any officer, employee, trustee, director, partner, beneficiary, joint venturer, member, stockholder or other principal or representative and the like of Tenant, disclosed or undisclosed, ever be personally liable for any obligation of Tenant under this Lease. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.
16.25    NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.
16.26    INTENTIONALLY OMITTED.
16.27    GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.
16.28    TENANT’S SIGNAGE. Subject to the terms and conditions of this Section 16.29, Tenant shall have the exclusive right, at Tenant’s expense, to maintain and/or erect signage on the exterior of the Building (collectively, the “Façade Signs”). Landlord hereby agrees that Tenant may have at least three (3) Façade Signs on the Building. One (1) such location shall be at the first (1st) floor of the Building in proximity to the entrance to the Premises. Two (2) locations shall be at or near the top of the Building. The locations of any additional Façade Signs, if any, shall be mutually agreed upon by Landlord and Tenant. The size and content of the Façade Signs shall be subject to Landlord’s reasonable approval, Landlord hereby approving (i) the existing façade identification sign located at the top of the Building facing the intersection of Galileo Galilei Way and Broadway and (ii) the existing façade identification sign located at the top of the Building’s main entrance facing Broadway (collectively, the “Existing Façade Signs”). Tenant shall install (if applicable), maintain, repair and replace the Façade Signs (including the Existing Façade Signs) in accordance with (a) the requirements of the Zoning Ordinance (if applicable) and any other applicable laws and (b) any permits and approvals applicable to the Façade Signs. Without limitation, Tenant shall obtain and maintain any required permits and approvals applicable to the Façade Signs and maintain the Façade Signs in good repair and condition, all at Tenant’s sole cost and expense. In the event Tenant reduces the size of its Premises so that Tenant no longer leases from Landlord at least fifty-one percent (51%) of the Rentable Floor Area of the Building (inclusive of any permitted subleases under Article XII above), Tenant agrees that (x) it shall remove the Façade Signs (including the Existing Façade Signs) at Tenant’s expense and (y) Landlord shall have the right to provide signage on the exterior of the Building to other tenants of the Building as Landlord deems appropriate in its sole discretion.
16.29    AUTHORITY OF PARTIES. Each of Landlord and Tenant hereby represents and warrants to the other parties that is has the full right, power and authority to enter into this Lease and to perform all of its respective obligations hereunder, and that the person(s) signing this Lease on its behalf has the requisite lawful authority to do so.
16.30    COMPLIANCE WITH LAWS.

(A)    Landlord shall perform all of its obligations to maintain and operate the Property under this Lease in compliance with all applicable Legal Requirements.
The foregoing representations and warranties shall survive the expiration of this Lease for a period of one (1) year.
16.31    ARBITRATION. Wherever in this Lease provisions are made for submitting disputes to arbitration (with the exception of disputes under Section 12.4 hereof, which shall be subject to arbitration as set forth in Section 12.8 above), the same shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. The matter shall be resolved by arbitration to be conducted in Boston or Cambridge, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, by a panel of three (3) arbitrators, with hearings conducted as expeditiously as practicable and with no undue delay, and in no event later than sixty (60) days after the date of demand. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. All of the arbitrators shall be arbitrators with at least fifteen (15) years of experience arbitrating or adjudicating the relevant type of dispute and claim. One arbitrator shall be selected and paid for by the first party to the dispute, one arbitrator shall be selected and paid for by the second party to the dispute, and the third arbitrator shall be selected by the first two arbitrators and be paid for equally by Landlord and Tenant. The determination of the arbitrators shall be made by majority vote, shall be final and binding on the parties to this Lease and may be enforced in any court of competent jurisdiction, and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under this Lease during the pending of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrators in their award or decision).
16.32    ELECTRONIC SIGNATURES. The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.
16.33    LEWIN PARK. So long as this Lease remains in effect, there shall be a Lewin Park (as defined below). Provided that BPLP or an affiliate of BPLP controls the open space dedicated and known as the Daniel M. Lewin Park (“Lewin Park”) located on the parcel of land adjacent to, and southeast of, the Building as of the Execution Date of this Lease, then (i) BPLP and affiliates of BPLP shall not take any action to rename Lewin Park and (ii) Lewin Park shall exist in approximately the same location as of the Execution Date of this Lease as shown on Exhibit D-2 attached hereto or elsewhere in

Parcel 2 of the Development Area. For avoidance of doubt, if Lewin Park ceases to exist in approximately the same location as shown on Exhibit D-2, then a comparable Lewin Park shall be created or caused to be created by BPLP or its affiliates at their respective sole expense elsewhere in Parcel 2 of the Development Area. So long as this Lease remains in effect, Landlord shall maintain Lewin Park, or shall cause Lewin Park to be maintained, in a manner commensurate with other parks and open space then maintained by landlords of first-class buildings in the Development Area.
16.34    TRANSPORTATION PROGRAM. Tenant acknowledges that (i) the 145 Garage and the Yellow Garage are each subject to a Parking and Transportation Demand Management Plan (collectively, the “PTDM Plans”) and (ii) Landlord has provided a copy of both such PTDM Plans to Tenant as of the Execution Date. Landlord shall comply with the conditions and controls of the PTDM Plans, and compliance with the PTDM Plans shall in no way constitute a failure of Landlord to satisfy its obligations under Article X of this Lease.  Tenant shall comply with the conditions and controls of the PTDM Plans applicable to parking users of the 145 Garage and the Yellow Garage, as applicable.
16.35    SECURITY DEPOSIT. The parties acknowledge that Landlord is holding a security deposit in the amount of $1,413,306.80 and in the form of letter of credit (the “Existing Letter of Credit”) in accordance with Section 16.26 of the Existing 150 Lease. Provided that Tenant is not in default of any of its monetary or material non-monetary obligations under the Existing 150 Lease on the Commencement Date hereof, Landlord shall return the Existing Letter of Credit, or so much thereof as shall not have theretofore been applied in accordance with the terms of Section 16.26 of the Existing 150 Lease, to Tenant within thirty (30) days after the Commencement Date.
[remainder of page intentionally left blank]

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

WITNESSES: /s/ Elaine Tveekrem Elaine Tveekrem
LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc.,
   its general partner

   By: /s/ Michael A. Cantalupa
   Name: Michael A. Cantalupa
   Title: Senior Vice President-Development
   HEREUNTO DULY AUTHORIZED

WITNESS: /s/ Lauren Silvia Lauren Silvia	TENANT: AKAMAI TECHNOLOGIES, INC., a Delaware corporation By: /s/ Erica J. Chapman Name: Erica J. Chapman Title: Vice President of Global Real Estate & Workplace Productivity HEREUNTO DULY AUTHORIZED

SCHEDULE 1
ANNUAL FIXED RENT
Note: Prior to the Restatement Effective Date, Annual Fixed Rent shall be payable as set forth in the Existing 150 Lease.

Lease Year^	Annual Fixed Rent	Monthly Payment	Per Rentable Square Foot
January 1, 2020 – December 31, 2020	$11,253,851.00	$937,820.92	$63.50
January 1, 2021 – December 31, 2021	$11,431,077.00	$952,589.75	$64.50
January 1, 2022 – December 31, 2022	$11,608,303.00	$967,358.58	$65.50
January 1, 2023 – December 31, 2023	$11,785,529.00	$982,127.42	$66.50
January 1, 2024 – December 31, 2024	$11,962,755.00	$996,896.25	$67.50
January 1, 2025 – December 31, 2025	$12,139,981.00	$1,011,665.08	$68.50
January 1, 2026 – December 31, 2026	$12,317,207.00	$1,026,433.92	$69.50
January 1, 2027 – December 31, 2027	$12,494,433.00	$1,041,202.75	$70.50
January 1, 2028 – December 31, 2028	$12,671,659.00	$1,055,971.58	$71.50
January 1, 2029 – December 31, 2029	$12,848,885.00	$1,070,740.42	$72.50
January 1, 2030 – December 31, 2030	$13,026,111.00	$1,085,509.25	$73.50
January 1, 2031 – December 31, 2031	$13,203,337.00	$1,100,278.08	$74.50
January 1, 2032 – December 31, 2032	$13,380,563.00	$1,115,046.92	$75.50
January 1, 2033 – December 31, 2033	$13,557,789.00	$1,129,815.75	$76.50
January 1, 2034 – December 31, 2034	$13,735,015.00	$1,144,584.58	$77.50
January 1, 2035 – December 31, 2035	$13,912,241.00*	$1,159,353.42*	$78.50*
January 1, 2036 – December 31, 2036	$14,089,467.00*	$1,174,122.25*	$79.50*
January 1, 2037 – December 31, 2037	$14,266,693.00*	$1,188,891.08*	$80.50*
January 1, 2038 – December 31, 2038	$14,443,919.00*	$1,203,659.92*	$81.50*
January 1, 2039 – December 31, 2039	$14,621,145.00*	$1,218,428.75*	$82.50*

[Schedule 1]

^ Note: Commencement Date not yet determined; Annual Fixed Rent will begin on the Commencement Date at the Per Rentable Square Foot rate noted above for the period in which the Commencement Date occurs, and will end on the Expiration Date.

* Rental rates only applicable to the extent that the applicable time period occurs during the Original Lease Term. See Section 3.2 for determination of Annual Fixed Rent rental rate during the Extended Term (if applicable).

[Schedule 1]

EXHIBIT A-1
PLAN OF PREMISES

EXIT ACCESS
TRAVEL
DISTANCE:
94' - 03"
LENGTH OF
TRAVEL:
168' - 03"
PHASE 2
EXIT
ACCESS
EXIT
EXIT
EXIT
2
2.18
3
3.9
4
4.18
5
6
6.10
7
8
D
C.25
C
B.95
B.05
B
A.25
A
1
EE
DD
CC
BB
AA

1 LIFE SAFETY PLAN
3/32" = 1'-0"

[Exhibit A-1]

OPEN TO PLENUM ABOVE
OPEN TO PLENUM ABOVE
N.I.C.
N.I.C.
KEY NOTES
1 SPRINKLER SPACING UTILIZING SMALL ROOM RULE PER NFPA 13
2 EXISTING SPRINKLER SYSTEM SERVING SPACES OUT OF SCOPE SHALL REMAIN.
3 PROVIDE CLOSELY SPACED SPRINKLERS IN COMBINATION WITH DRAFT STOPS IN ACCORDANCE WITH NFPA 8.15.4.2 AND 8.15.4.3 TO PROVIDE ADEQUATE PROTECTION FOR OPEN STAIR.

1 CONSTRUCTION PLAN - LEVEL 2

[Exhibit A-1]

| KEYNOTES - CONSTRUCTION | |
|---|---|
| K1 | PROVIDE FIRE RATED BLOCKING FOR WALL MOUNTED PLASMA DISPLAY. COORDINATE LOCATION WITH AV VENDOR. |
| K2 | NEW GWB PARTITION TO ALIGN WITH EXTERIOR WINDOW MULLION. FACE OF NEW GWB ENCLOSURE TO EXTEND 1" BEYOND FACE OF EXISTING WOOD SILL. |
| K3 | CONFIRM PARTITION EXTENDS TO DECK. MODIFY, AS REQUIRED, TO MATCH WALL TYPE J. |
| K4 | 3/4" FIRE RETARDANT PLYWOOD ON BLOCKING. |
| K5 | NOT USED |
| K6 | PATCH / REPAIR PARTITIONS AS REQUIRED BY NEW PLUMBING FIXTURE INSTALLATION. REFER TO ENGINEER'S DRAWINGS FOR ADDITIONAL INFORMATION. |
| K7 | PROVIDE COAT SHELF AND ROD. SEE DETAIL 8/A5.1. |

KITCHEN
BOARD ROOM
SERVERY
OFFICE
EA AREA
CORRIDOR
OPEN AREA
COFFEE AREA
STORAGE
STAIR
SD OFFICE
WS AREA
IR OFFICE
LEGAL OFFICE
WOMEN
MEN
JAN
MECHANICAL ROOM
ELEV. LOBBY
STAIR #2
COPY/ STORAGE
LOCKED FILES
ELEC. ROOM
MAIL/COPY
IDF
SECURE STOR.
FILES
CONF RM
LEGAL WS
BREAKOUT

1 THIRD FLOOR CONSTRUCTION PLAN
A1.0 1/8" = 1'-0"

## GENERAL CONSTRUCTION NOTES

## CONSTRUCTION LEGEND

| SYMBOL | DESCRIPTION |
|---|---|
| | Limit of Work |
| | Existing Construction |
| | New Construction |
| ROOM NAME | Room Name and Number |
| | Partition Type / Refer to Partition Types |
| | Door & Hardware Types (Refer to Door Schedule) / Door Type Designation / Hardware Set Designation / Room Number |
| | Window Type / Refer to Glazing Types & Schedule |
| | Keynote / Refer to Keynotes schedule |
| | Interior Elevation / Secondary elevation letter / Elevation number / Indicates sheet number |
| | Detail / Detail number / Indicates sheet detail is drawn on |
| | Recessed Fire Extinguisher Cabinet |
| | Electrical Panel |

2 Seaport Lane
Boston, MA 02210
617.574.2000
www.packarddesign.com

**AKAMAI TECHNOLOGIES, INC.**
THIRD FLOOR RENOVATION
8 Cambridge Center, Cambridge, MA

| NO. | DESCRIPTION | DATE |
|---|---|---|
| 1 | ADDENDUM #1 | 02/28/2011 |

BUILDING 800 - 3rd FLOOR

KEYPLAN

0' 4' 8' 16' 32'

Issue Date: JULY 8, 2011

Project Number: 100046

**CONSTRUCTION PLAN**

# A1.0

[Exhibit A-1]

OPEN OFFICE 461
OPEN OFFICE 406
KITCHEN 430
OFFICE 431
OFFICE 432
CONF.RM. 429
CONF.RM. 428
BREAKOUT 426
OFFICE 425
CORR. 427
STAIR 448
CORR. 435
CORR. 436
VEST. 447
OFFICE 437
OFFICE 438
OFFICE 439
BREAKOUT 440
PRINT 442
VIDEO CONF. ROOM 402
BREAKOUT 404
OFFICE 405
OPEN OFFICE 407
CORR. 444
CORR. 403
STOR. 424
Women
Men
Mechanical Room
Stair #1
ELEV. LOBBY 401
Stair #2
FILES 408
OPEN OFFICE 411
Emerg. Elec.
Elec. Room
COPY 409
PHONE 422
OPEN OFFICE 423
FUTURE OFFICES OPTION A
ENG. LAB 420
MACHINE RM 419
RISER 445
IDF 418
MEETING 417
OFFICE 416
OFFICE 415
BREAKOUT 410
FUTURE OFFICE OPTION B
FUTURE 700sf SECURE SPACE
FUTURE OFFICE OPTION C
OFFICE 450
SECURE SPACE 451
OPEN OFFICE 421
OPEN OFFICE 414
OFFICE 412
BREAKOUT 413

CONSTRUCTION PLAN A1
1/8" = 1'-0"

## GENERAL PLAN NOTES:

A. THE CONTRACT DOCUMENTS ARE COMPLIMENTARY TO EACH OTHER. WHAT IS REQUIRED FOR ONE DRAWING SHALL BE AS BINDING AS IF REQUIRED FOR ALL.

B. NEW PARTITIONS SHALL BE PLUMB, SQUARE, STRAIGHT, AND PARALLEL OR PERPENDICULAR TO THE CORE, UNLESS OTHERWISE NOTED.

C. PARTITION LAYOUT IS TO BE APPROVED BY ARCHITECT AFTER THE STUD RUNNERS HAVE BEEN INSTALLED.

D. PATCH AND REPAIR ALL WALLS EXISTING TO REMAIN AND AT LOCATIONS OF DEMOLISHED WALL, CEILING AND FLOOR MOUNTED DEVICES. REPAIR DAMAGE TO EXISTING WALLS AT AREAS OF DEMOLITION, AREAS ADJACENT TO NEW CONSTRUCTION AND AS NOTED ON PLAN. SAND ALL SURFACES SMOOTH TO A "LIKE NEW" CONDITION.

E. MAINTAIN RATED CONSTRUCTION AT PENETRATIONS IN RATED PARTITIONS.

F. ALL DIMENSIONS ARE TO FINISHED FACE OF GWB UNLESS OTHERWISE NOTED.

G. DOORS TO MAINTAIN 6" FROM ADJACENT WALL ON HINGED SIDE OF DOOR, UNLESS OTHERWISE NOTED.

H. PENETRATIONS IN GYPSUM BOARD CONSTRUCTION ABOVE FINISHED CEILING SHALL BE EFFECTIVELY SEALED TO PREVENT SOUND LEAKAGE AT ACOUSTICAL PARTITIONS AND AT DEMISING PARTITIONS, U.O.N.

I. CONTRACTOR SHALL FRAME DUCTWORK AT PARTITION LOCATIONS AND BRACE STUDS AS REQUIRED FOR RIGID CONSTRUCTION. PROVIDE TRANSFER DUCTS IN SLAB TO SLAB PARTITION AS REQUIRED BY MECHANICAL SYSTEMS. NOTIFY ARCHITECT IF TRANSFER DUCT IS IN CONFLICT WITH AN ARCHITECTURAL CONDITION.

J. FOR DRYWALL FINISHING, THE CONTRACTOR SHALL COMPLY WITH MANUFACTURER'S PRINTED INSTRUCTIONS AND SPECIFICATIONS, EXCEPTION: COMPLY WITH MORE STRINGENT REQUIREMENTS OF GYPSUM ASSOCIATION GA-216 RECOMMENDED SPECIFICATION FOR THE APPLICATION AND FINISHING OF GYPSUM BOARD.

K. GYPSUM BOARD ASSEMBLIES FINISH LEVEL SCHEDULE:
LEVEL 1 : ABOVE FINISHED CEILINGS CONCEALED FROM VIEW
LEVEL 2: UTILITY AREAS AND AREAS BEHIND CARPENTRY
LEVEL 4: WALLS SCHEDULED TO RECEIVE PAINT OR WALLCOVERING
LEVEL 5: ALL SOFFITS AND AT ALL WALLS SCHEDULED TO RECEIVE WALL WASHERS OR ACCENT PAINTS.

L. EXPOSED GYPSUM BOARD EDGES SHALL HAVE METAL TRIM. PROVIDE CORNER BEADS ALONG FULL LENGTH OF OUTSIDE CORNERS AND J BEADS ALONG ENDS OF GYPSUM BOARD, UNLESS OTHERWISE SPECIFICALLY NOTED. TAPE SPACKLE AND SAND JOINTS. PARTITIONS SHALL HAVE A SMOOTH FINISH CONDITION READY FOR PAINT AND FINISH MATERIAL APPLICATION, U.O.N.

M. FOR BUILT-IN WORK SURROUNDED BY PARTITIONS, INCLUDED APPLIANCES AND FILE ENCLOSURES, CONTRACTOR SHALL CONFIRM THAT FLOOR SLAB DOES NOT VARY BY MORE THAN 1/4" IN 20'-0" NON-CUMULATIVE. NOTIFY ARCHITECT IF THIS TOLERANCE IS EXCEEDED.

N. THE CONTRACTOR SHALL PROVIDE AND COORDINATE PLACEMENT OF FIRE RATED BLOCKING AT ALL LOCATIONS OF MILLWORK, SHELVES OR OTHER ITEMS INDICATED TO BE MOUNTED TO WALLS THROUGHOUT LIMIT OF WORK, PRIOR TO CLOSING WALLS.

O. FIRE EXTINGUISHER CABINETS SHALL BE LOCATED APPROPRIATELY AND ACCORDING TO CODE.

P. PROVIDE VERTICAL CONTROL JOINTS IN GWB EVERY 30'-0".

Q. PARTITIONS ARE TYPE "A", U.O.N. REFER TO A003 FOR PARTITION DETAILS.

R. FLASH FLOOR, AS REQUIRED, IF GAP AT SLAB TO BOTTOM OF ALUMINUM BASE FRAME IS 1" OR GREATER.

## SHEET KEYNOTES:

1. PROVIDE FIRE RATED BLOCKING FOR WALL MOUNTED PLASMA SCREEN TV. COORDINATE LOCATION WITH AV VENDOR.
2. NEW GWB PARTITIONS TO ALIGN WITH EXISTING MULLION. FACE OF GWB ENCLOSURE TO EXTEND 1" BEYOND FACE OF EXISTING WOOD SILL.
3. DEMOUNTABLE PARTITIONS BY FURNITURE VENDOR.
4. CONFIRM PARTITION EXTENDS TO DECK. MODIFY, AS REQUIRED, TO MATCH TYPE B (REFER TO A003).
5. PROVIDE ROOM DARKENING SHADES AT THE PERIMETER WINDOWS AS DESIGNATED BY ARROWS. REFER TO FINISH SCHEDULE (A604) FOR PRODUCT INFORMATION.
6. 3/4" FIRE RETARDANT PLYWOOD ON BLOCKING.

## CONSTRUCTION LEGEND:

"E" DENOTES EXISTING
"R" DENOTES RELOCATED
"N" DENOTES NEW

- EXISTING G.W.B. PARTITIONS TO REMAIN
- NEW G.W.B. PARTITIONS
- LINE OF NEW SOFFIT OR CEILING SYSTEM ABOVE
- EXISTING DOOR AND SIDELIGHT OR GLAZING TO REMAIN
- NEW DOOR AND SIDELIGHT OR GLAZING
- NEW MILLWORK AND FIRE RATED BLOCKING AS REQUIRED
- XXX / XXX — ROOM NAME & NUMBER
- PARTITION TYPE
- FEC — FIRE EXTINGUISHER CABINET
- N.I.C. - NOT IN CONTRACT

Packard DESIGN

CLIENT:
Akamai Technologies, Inc.
8 CAMBRIDGE CENTER, 8TH FLOOR
Cambridge, MA 02142
617-444-3026
WWW.AKAMAI.COM

CONSULTANT:

# AKAMAI TECHNOLOGIES, INC.

8 CAMBRIDGE CENTER, 4TH FLOOR
CAMBRIDGE, MA

CLIENT: AKAMAI TECHNOLOGIES, INC.

| REV | DATE | DESCRIPTION |
|---|---|---|

DESIGN DELIVERABLE: ISSUED FOR CONSTRUCTION
ISSUE DATE: 12/22/2010

PROJECT NUMBER: 100051
DRAWN BY: MK
CHECKED BY: SL

Copyright (c) by Packard Design, Inc. All Rights Reserved.

SHEET TITLE:
CONSTRUCTION PLAN

SHEET NUMBER:
A104

[Exhibit A-1]

KITCHEN 513
OFFICE 504
OFFICE 503
OPEN OFFICE 540
CORR. 505
OFFICE 507
OFFICE 506
VIDEO CONF. 508
MULTI-PURPOSE 515
CORR. 516
CORR. 512
OPEN OFFICE 510
N.I.C.
CORR. 518
CONF. 520
CONF. 519
CORR. 523
UPS 543
PRE-ACTION 542
OFFICE 521
OFFICE 522
VEST. 511
AV. CLOSET 509
CORR. 502
BREAK OUT 541
PHONE BOOTH 539
OFFICE 538
OFFICE 537
N.I.C.
N.I.C.
ELEV. LOBBY 501
COPY / MAIL 536
OPEN OFFICE 535
SERVER RM.
DEPLOYMENT LAB 545
CORR. 531
OPEN OFFICE 524
OPEN OFFICE 526
CORR. 527
OFFICE 528
OFFICE 529
OPEN OFFICE 532
OFFICE 534
OFFICE 533
OPEN OFFICE 530
OFFICE 525

5TH FLOOR CONSTRUCTION PLAN **A1**

1/8"=1'-0"

## GENERAL PLAN NOTES:

A. THE CONTRACT DOCUMENTS ARE COMPLIMENTARY TO EACH OTHER. WHAT IS REQUIRED FOR ONE DRAWING SHALL BE AS BINDING AS IF REQUIRED FOR ALL.

B. NEW PARTITIONS SHALL BE PLUMB, SQUARE, STRAIGHT, AND PARALLEL OR PERPENDICULAR TO THE CORE, UNLESS OTHERWISE NOTED.

C. PARTITION LAYOUT IS TO BE APPROVED BY ARCHITECT. ARCHITECT SHOULD BE NOTIFIED IF ANY VARIATIONS PRIOR TO INSTALLATION OF STUD RUNNERS.

D. PATCH AND REPAIR ALL WALLS EXISTING TO REMAIN AND AT LOCATIONS OF DEMOLISHED WALL, CEILING AND FLOOR MOUNTED DEVICES. REPAIR DAMAGE TO EXISTING WALLS AT AREAS OF DEMOLITION, AREAS ADJACENT TO NEW CONSTRUCTION AND AS NOTED ON PLAN. SAND ALL SURFACES SMOOTH TO A "LIKE NEW" CONDITION.

E. MAINTAIN RATED CONSTRUCTION AT PENETRATIONS IN RATED PARTITIONS.

F. ALL DIMENSIONS ARE TO FINISHED FACE OF GWB UNLESS OTHERWISE NOTED.

G. DOORS TO MAINTAIN 6" FROM ADJACENT WALL ON HINGED SIDE OF DOOR, UNLESS OTHERWISE NOTED.

H. PENETRATIONS IN GYPSUM BOARD CONSTRUCTION ABOVE FINISHED CEILING SHALL BE EFFECTIVELY SEALED TO PREVENT SOUND LEAKAGE AT ACOUSTICAL PARTITIONS AND AT DEMISING PARTITIONS, U.O.N.

I. CONTRACTOR SHALL FRAME DUCTWORK AT PARTITION LOCATIONS AND BRACE STUDS AS REQUIRED FOR RIGID CONSTRUCTION. PROVIDE TRANSFER DUCTS IN SLAB TO SLAB PARTITION AS REQUIRED BY MECHANICAL SYSTEMS. NOTIFY ARCHITECT IF TRANSFER DUCT IS IN CONFLICT WITH AN ARCHITECTURAL CONDITION.

J. FOR DRYWALL FINISHING, THE CONTRACTOR SHALL COMPLY WITH MANUFACTURER'S PRINTED INSTRUCTIONS AND SPECIFICATIONS, EXCEPTION: COMPLY WITH MORE STRINGENT REQUIREMENTS OF GYPSUM ASSOCIATION GA-216 RECOMMENDED SPECIFICATION FOR THE APPLICATION AND FINISHING OF GYPSUM BOARD.

K. GYPSUM BOARD ASSEMBLIES FINISH LEVEL SCHEDULE:
LEVEL 1 : ABOVE FINISHED CEILINGS CONCEALED FROM VIEW
LEVEL 2: UTILITY AREAS AND AREAS BEHIND CARPENTRY
LEVEL 4: WALLS SCHEDULED TO RECEIVE PAINT OR WALLCOVERING
LEVEL 5: ALL SOFFITS AND ALL NEW WALLS IN ELEVATOR LOBBIES, RECEPTION AREAS AND AT ALL WALLS SCHEDULED TO RECEIVE WALL WASHERS.

L. EXPOSED GYPSUM BOARD EDGES SHALL HAVE METAL TRIM. PROVIDE CORNER BEADS ALONG FULL LENGTH OF OUTSIDE CORNERS AND J BEADS ALONG ENDS OF GYPSUM BOARD, UNLESS OTHERWISE SPECIFICALLY NOTED. TAPE SPACKLE AND SAND JOINTS. PARTITIONS SHALL HAVE A SMOOTH FINISH CONDITION READY FOR PAINT AND FINISH MATERIAL APPLICATION, U.O.N.

M. FOR BUILT-IN WORK SURROUNDED BY PARTITIONS, INCLUDED BUT NOT LIMITED TO, APPLIANCES AND FILE ENCLOSURES, CONTRACTOR SHALL CONFIRM THAT FLOOR SLAB DOES NOT VARY BY MORE THAN ¼" IN 20'-0" NON-CUMULATIVE. NOTIFY ARCHITECT IF THIS TOLERANCE IS EXCEEDED.

N. THE CONTRACTOR SHALL PROVIDE AND COORDINATE PLACEMENT OF FIRE RATED BLOCKING AT ALL LOCATIONS OF MILLWORK, SHELVES OR OTHER ITEMS INDICATED TO BE MOUNTED TO WALLS THROUGHOUT LIMIT OF WORK, PRIOR TO CLOSING WALLS.

O. FIRE EXTINGUISHER CABINETS SHALL BE LOCATED APPROPRIATELY AND ACCORDING TO CODE.

P. PROVIDE VERTICAL CONTROL JOINTS IN GWB EVERY 30'-0".

Q. ALL WALLS TO BE TYPE "A", UNLESS OTHERWISE NOTED.

## SHEET KEYNOTES:

1. PROVIDE FIRE RATED BLOCKING FOR WALL MOUNTED PLASMA SCREEN TV.
2. G. C. TO ENSURE THAT EXISTING PARTITIONS IS MODIFIED AS REQUIRED TO BE TYPE "B" PARTITION CONSTRUCTION. EXTEND GWB TO DECK ABOVE AS REQUIRED, PROVIDE NEW BATT INSULATION AND (1) ADDITIONAL LAYER OF GWB ALONG CORRIDOR SIDE.
3. NEW DEMOUNTABLE PARTITIONS BY FURNITURE VENDOR.
4. G.C. TO REMOVE 1 LAYER GWB AT EXISTING COLUMN/ PARTITION. NEW STUDS TO ALIGN W/ WITH THIS FACE; PROVIDE (1) NEW LAYER OF ⅝" GWB OVER ENTIRE SURFACE OF WALL & PROVIDE NEW CORNER BEAD.
5. EXISTING TO REMAIN
6. MODIFY EXISTING CAGE PARTITION SYSTEM TO MATCH NEW LAYOUT USING SECTIONS OF DEMOLISHED CAGE.
7. PROVIDE UNISTRUT FOR NEW PROJECTION SCREEN (BY OTHERS)
8. ALIGN WITH CORNER.
9. PROVIDE SECOND LAYER OF GWB TO BE FLUSH WITH ADJACENT WHITEBOARD.
10. PROVIDE FIRERATED PLYWOOD BACK BOARD BUILT-UP WALL. REFER TO SECTION DETAIL A2 /A702; TO BE PAINTED SAME COLOR AS WALL.

"E" DENOTES EXISTING
"R" DENOTES RELOCATED
"N" DENOTES NEW

EXISTING G.W.B. PARTITION

NEW G.W.B. PARTITIONS

NEW PARTIAL HEIGHT G.W.B. PARTITION (REFER TO PARTITION TYPES FOR SCHEDULED HEIGHTS)

LINE OF NEW SOFFIT OR CEILING SYSTEM ABOVE

CAGE PARTITION

RELOCATED CAGE PARTITION

EXISTING DOOR AND SIDELIGHT OR GLAZING TO REMAIN

EXISTING DOOR AND SIDELIGHT OR GLAZING TO BE REMOVED

WINDOW IDENTIFICATION TAG

NEW MILLWORK AND FIRE RATED BLOCKING WITHIN GWB PARTITION

FIRE RATED BLOCKING WITHIN GWB PARTITION

XXX / XXX ROOM NAME & NUMBER

PARTITION TYPE

FEC NEW FIRE EXTINGUISHER CABINET - TO BE PROVIDED BY CONTRACTOR: LARSEN FULLY RECESSED, ARCHITECTURAL SERIES W/ FLAT TRIM

cubellis

8 CAMBRIDGE CENTER
CAMBRIDGE, MA 02142
(617) 444-2826
www.akamai.com

RDK ENGINEERS

# AKAMAI TECHNOLOGIES, INC. 8CC, 5TH FLOOR

8 CAMBRIDGE CENTER
CAMBRIDGE, MASSACHUSETTS

CLIENT: AKAMAI TECHNOLOGIES, INC.

DESIGN DELIVERABLE: ISSUED FOR CONSTRUCTION
ISSUE DATE: 11/04/2009

PROJECT NUMBER: 0906249WSINBO
DRAWN BY: CAL
CHECKED BY: IAG

Copyright (c) by Cubellis, Inc. All Rights Reserved.

5TH FLOOR CONSTRUCTION PLAN

A105

[Exhibit A-1]

2
2.18
3.9
4
4.18
5
6
6.10
7
8
D
C.25
C
B.95
B.05
B
A.25
A
1
EE
DD
CC
BB
AA
OPEN AREA
LIMIT OF WORK
CORRIDOR
OPEN AREA
STAIR
KITCHEN
CORRIDOR
GRAB & GO
ENTRY
CORRIDOR
STAIR
WOMEN'S ROOM
MEN'S ROOM
MECHANICAL ROOM
ELEV. LOBBY
OPEN AREA
STAIR
EMERG. ELEC.
ELEC. ROOM
OPEN AREA
CORRIDOR
ENTRY
OPEN AREA
OPEN AREA

1 SIXTH FLOOR CONSTRUCTION PLAN
A1100 1/8" = 1'-0"

## GENERAL CONSTRUCTION NOTES

A. THE CONTRACT DOCUMENTS ARE COMPLEMENTARY TO EACH OTHER. WHAT IS REQUIRED FOR ONE DRAWING SHALL BE AS BINDING AS IF REQUIRED BY ALL.

B. NEW PARTITIONS SHALL BE PLUMB, SQUARE, STRAIGHT, AND PARALLEL, OR PERPENDICULAR TO THE CORE, UNLESS OTHERWISE NOTED.

C. PARTITION LAYOUT IS TO BE APPROVED BY ARCHITECT AFTER THE STUD RUNNERS HAVE BEEN INSTALLED.

D. PATCH AND REPAIR ALL WALLS EXISTING TO REMAIN AND AT LOCATIONS OF DEMOLISHED WALL, CEILING AND FLOOR MOUNTED DEVICES, REPAIR DAMAGE TO EXISTING WALLS AT AREAS OF DEMOLITION, AREAS ADJACENT TO NEW CONSTRUCTION AND AS NOTED ON PLAN. SAND ALL SURFACES SMOOTH TO A "LIKE NEW" CONDITION.

E. MAINTAIN RATED CONSTRUCTION AT PENETRATIONS IN RATED PARTITIONS.

F. ALL DIMENSIONS ARE TO FINISHED FACE OF GWB UNLESS OTHERWISE NOTED.

G. DOORS TO MAINTAIN 4" FROM ADJACENT WALL ON HINGE SIDE OF DOOR, UNLESS OTHERWISE NOTED.

H. PENETRATIONS IN GYPSUM BOARD CONSTRUCTION ABOVE FINISHED CEILING SHALL BE EFFECTIVELY SEALED TO PREVENT SOUND LEAKAGE AT ACOUSTICAL PARTITIONS AND AT DEMISING PARTITIONS, U.O.N.

I. CONTRACTOR SHALL FRAME DUCTWORK AT PARTITION LOCATIONS AND BRACE STUDS AS REQUIRED FOR RIGID CONSTRUCTION. PROVIDE TRANSFER DUCTS IN SLAB TO SLAB PARTITIONS AS REQUIRED BY MECHANICAL SYSTEMS. NOTIFY ARCHITECT IF TRANSFER DUCT IS IN CONFLICT WITH AN ARCHITECTURAL CONDITION.

J. FOR DRYWALL FINISHING, THE CONTRACTOR SHALL COMPLY WITH MANUFACTURER'S PRINTED INSTRUCTIONS AND SPECIFICATIONS, EXCEPTION: COMPLY WITH MORE STRINGENT REQUIREMENTS OF GYPSUM ASSOCIATION GA 216 RECOMMENDED SPECIFICATION FOR THE APPLICATION AND FINISHING OF GYPSUM BOARD.

K. GYPSUM BOARD ASSEMBLIES FINISH LEVEL SCHEDULE:
LEVEL 1: ABOVE FINISHED CEILINGS CONCEALED FROM VIEW
LEVEL 2: UTILITY AREAS AND AREAS BEHIND CASEWORK
LEVEL 4: WALLS SCHEDULED TO RECEIVE PAINT OR WALLCOVERING
LEVEL 5: ALL SOFFITS AND AT ALL WALLS SCHEDULED TO RECEIVE MARKER SURFACES, WALL GRAPHICS OR ACCENT PAINTS.

L. EXPOSED GYPSUM BOARD EDGES SHALL HAVE METAL TRIM. PROVIDE CORNER BEADS ALONG FULL LENGTH OF OUTSIDE CORNERS AND J-BEADS AT ENDS OF GYPSUM BOARD, UNLESS OTHERWISE SPECIFICALLY NOTED. TAPE, SPACKLE AND SAND JOINTS. PARTITIONS SHALL HAVE A SMOOTH FINISH CONDITION READY FOR PAINT AND FINISH MATERIAL APPLICATION, U.O.N.

M. FOR BUILT IN WORK SURROUNDED BY PARTITIONS, INCLUDING APPLIANCES, CONTRACTOR SHALL CONFIRM THAT FLOOR SLAB DOES NOT VARY BY MORE THAN 1/4" IN 10'-0" NONCUMULATIVE. NOTIFY ARCHITECT IF THIS TOLERANCE IS EXCEEDED.

N. THE CONTRACTOR SHALL PROVIDE AND COORDINATE REPLACEMENT OF FIRE RATED BLOCKING AT ALL LOCATIONS OF MILLWORK, SHELVES, FURNITURE OR OTHER ITEMS INDICATED TO BE MOUNTED ON WALLS THROUGHOUT LIMIT OF WORK, PRIOR TO CLOSING WALLS.

O. FIRE EXTINGUISHER CABINETS SHALL BE LOCATED APPROPRIATELY AND ACCORDING TO CODE.

P. PROVIDE VERTICAL CONTROL JOINTS IN GWB EVERY 30'-0".

Q. PARTITIONS ARE "TYPE "X"", U.O.N. REFER TO A700 FOR PARTITION DETAILS.

R. FLASH FLOOR AS REQUIRED WHERE GAP AT SLAB TO ALUMINUM FRAME IS 1" OR GREATER.

S. PATCH AND REPAIR GWB PARTITIONS WHERE DEVICES ARE NO LONGER ACTIVE. COVER PLATES NOT ACCEPTABLE.

## CONSTRUCTION LEGEND

| SYMBOL | DESCRIPTION |
|---|---|
| | Limit of Work |
| | Existing Construction |
| | New Construction |
| ROOM NAME | Room Name and Number |
| | Partition Type — Refer to Partition Types |
| | Door & Hardware Types (Refer to Door Schedule) — Door Type Designation — Hardware Set Designation — Room Number |
| | Window Type — Refer to Glazing Types & Schedule |
| # | Keynote — Refer to Keynotes schedule |
| A / B / C / D / A101 | Interior Elevation — Secondary elevation letter — Elevation number — Indicates sheet number |
| 1 / A101 / SIM | Detail — Detail number — Indicates sheet detail is drawn on |
| FEC | New or Existing to be Relocated Recessed Fire Extinguish Cabinet |
| E FEC | Existing Fire Extinguish Cabinet to Remain |

## KEYNOTES - CONSTRUCTION

| | |
|---|---|
| A1 | PROVIDE FIRE RATED BLOCKING IN WALL FOR AV WALL MOUNTED EQUIPMENT. |
| A2 | PATCH/REPAIR FRAMING AND GWB ENCLOSURE AT DEMOLISHED PARTITION AND/ OR DOORS. |
| A3 | PATCH / REPAIR PARTITIONS AS REQUIRED BY NEW PLUMBING FIXTURE INSTALLATION. REFER TO ENGINEER'S DRAWINGS FOR ADDITIONAL INFORMATION. |
| A7 | NOT USED |

## SCHEDULE OF ALTERNATES

ALTERNATE #1 - PROVIDE DEDUCT ALTERNATE PRICING FOR THE ISLAND IN KITCHEN 608.

2 Seaport Lane
Boston, MA 02210
617.674.2000
www.packerddesign.com

| NO. | DESCRIPTION | DATE |
|---|---|---|

**AKAMAI 6th Floor**

AKAMAI TECHNOLOGIES, INC.
8 CAMBRIDGE CENTER
CAMBRIDGE, MA

FOR CONSTRUCTION

Issue Date: March 14, 2012

Project Number: 110132

0' 4' 8' 16' 32'

# CONSTRUCTION PLAN

# A1100

[Exhibit A-1]

OPEN OFFICE
KITCHEN
CONF. RM
CORR.
STAIR
VEST.
Women
Men
Mechanical Room
ELEV. LOBBY
Emerg. Elec.
Elec. Room
MEETING
STOR.
COPY
PRINT
PHONE
OFFICE
BREAKOUT
VIDEO CONF. RM

1 POWER AND SIGNAL PLAN
A1307 1/8" = 1'-0"

## GENERAL PLAN NOTES:

A. THE CONTRACT DOCUMENTS ARE COMPLIMENTARY TO EACH OTHER. WHAT IS REQUIRED FOR ONE DRAWING SHALL BE AS BINDING AS IF REQUIRED FOR ALL.

B. DO NOT SCALE DRAWINGS. CONTRACTOR SHALL SUBMIT ALL QUESTIONS RELATED TO DIMENSIONS TO THE ARCHITECT VIA RFI.

C. THE CONTRACTOR SHALL REMOVE ALL ABANDONED WALL MOUNTED DEVICES,COVER PLATES,ETC. REFER TO CONSTRUCTION PLANS FOR PATCHING INFORMATION.

D. THIS PLAN SHALL BE USED FOR POWER, VOICE AND DATA LOCATIONS ONLY. REFER TO ELECTRICAL ENGINEER'S DRAWINGS FOR CIRCUITING AND ADDITIONAL INFORMATION.

E. DIMENSIONS SHOWN ON PLAN FOR FLOOR-MOUNTED AND WALL-MOUNTED SYSTEMS FURNITURE FEEDS AND CONFERENCE ROOM FLOOR-MOUNTS ARE TO CENTERLINE OF ONE CORE OR JUNCTION BOX. TYPICAL DISTANCE BETWEEN ADJACENT POWER, VOICE OR DATA OUTLETS SHALL NOT EXCEED 6".

F. SECURITY EQUIPMENT, TELEPHONE AND DATA EQUIPMENT AND A/V EQUIPMENT ARE OWNER FURNISHED, AND INSTALLED BY THE OWNER'S CONTRACTOR/CONSULTANT. THE GENERAL CONTRACTOR SHALL COORDINATE INSTALLATION WITH OWNER AND CONTRACTOR/CONSULTANTS AND WITH STATION CABLING & COMMUNICATION SCOPE OF WORK.

G. FURNITURE VENDOR SHALL APPROVE FLOOR CORE LOCATIONS PRIOR TO CORING.

H. MOUNT ALL OUTLETS 18" ON CENTER ABOVE FINISHED FLOOR, U.O.N.

I. OUTLETS SHOWN BACK TO BACK SHALL BE STAGGERED.

J. FURNITURE, FIXTURES AND EQUIPMENT ARE SHOWN FOR REFERENCE ONLY AND ARE NOT IN CONTRACT (N.I.C).

K. PROVIDE WALL MOUNTED BOXES WITH RING AND STRING FOR DATA/VOICE CABLING. COORDINATE WORK WITH OWNER'S TEL/DATA VENDOR.

L. THE CONTRACTOR SHALL PROVIDE ALL ROUGH-INS FOR DATA/VOICE AND POWER INFEEDS FOR SYSTEMS FURNITURE. REFERENCE OWNER TEL/DATA VENDOR DRAWINGS FOR LOCATIONS.

M. GENERAL CONTRACTOR IS RESPONSIBLE FOR HARDWIRING BASE FEED POWER FROM BUILDING SOURCE TO WORKSTATION PANELS. BASE FEEDS SHALL BE CUT DOWN TO SIZE AT EACH LOCATION.

N. EACH CLUSTER OF WORKSTATIONS OR SINGLE WORKSTATION SHALL INCLUDE: POWER INFEED AND SEPARATE VOICE/DATA INFEED. CONTRACTOR SHALL COORDINATE EXACT LOCATION OF OUTLETS WITH ARCHITECT FOR SYSTEM FURNITURE LOCATIONS AND MILLWORK. POWER AND DATA/VOICE CABLING SHALL ALWAYS BE RUN SEPARATE FROM ONE ANOTHER TO ELIMINATE INTERFERENCE.

O. PLATES, DEVICES AND RECEPTACLES TO BE WHITE.

P. REPLACE EXISTING OUTLETS AND COVER PLATE TO REMAIN WITH NEW TO MATCH PROJECT STANDARD.

Q. REFER TO ELECTRICAL AND AV DRAWINGS FOR ADDITIONAL INFORMATION. NOTIFY ARCHITECT OF ANY DISCREPANCIES PRIOR TO CONSTRUCTION.

R. COORDINATE NEW POWER AND TEL/DATA LOCATIONS WITH EXISTING. USE EXISTING LOCATIONS AND PROVIDE NEW DEVICE AND COVER PLATE TO MATCH PROJECT STANDARD WHEN POSSIBLE.

## SHEET KEYNOTES:

1. COORDINATE EXACT LOCATION WITH FABRIC PANEL LAYOUT. REFER TO ELEVATION DRAWINGS (A201-A203).
2. COORDINATE POWER, AV DEVICES AND LOCATIONS WITH AV DRAWINGS. TYPICAL THIS ROOM.
3. SEE ENGINEERS DRAWINGS FOR POWER AND ADDITIONAL REQUIREMENTS.
4. COORDINATE HEIGHT WITH FURNITURE VENDOR.
5.

## POWER/DATA LEGEND:

"P" DENOTES POWER
"TD" DENOTES TELEDATA
"E" DENOTES EXISTING DEVICE LOCATION - REPLACE WITH NEW DEVICE AND PLATE.

- DUPLEX OUTLET @ 1'-6" A.F.F.; U.O.N.
- QUADRAPLEX OUTLET @ 1'-6" A.F.F.; U.O.N.
- DEDICATED DUPLEX OUTLET @ 1'-6" A.F.F.; U.O.N.
- CLOCK STYLE OUTLET
- VOICE/DATA OUTLET @ 1'-6" A.F.F.; U.O.N.
- WALL MOUNTED DATA NETWORK DROP. SEE AV DRAWINGS FOR ADDITIONAL INFO.
- SYSTEMS FURNITURE POWER & VOICE/DATA WALL INFEED LOCATION; MTD 7" A.F.F. UNLESS OTHERWISE NOTED. "X" INDICATES NUMBER OF CIRCUITS. REFER TO ENGINEER'S DRAWINGS FOR ADDITIONAL INFORMATION.
- P "X" — POWER; FLOOR FURNITURE INFEED LOCATION; 20 AMP DEDICATED - 3" SLAB CORE. "X" INDICATES NUMBER OF CIRCUITS. REFER TO ENGINEER'S DRAWINGS FOR ADDITIONAL INFORMATION.
- TD — VOICE/DATA FLOOR FURNITURE INFEED LOCATION- 3" SLAB CORE
- CONDUIT POKE THRU - FOR POWER, TEL/DATA & AV SEE ELECTRICAL DRAWINGS FOR TYPES OF CONDUIT - PROVIDE MIN. 1" THICK MINERAL WOOL INSULATION AND SEAL W/ 3M FIRE BARRIER CAULK.
- JUNCTION BOX LOCATED ABOVE CEILING. SEE ENGINEERS AND AV DRAWINGS FOR POWER/DATA REQUIREMENTS
- WIRELESS ACCESS POINT LOCATION
- CR — CARD READER @ 3'-0"AFF U.N.O.

## AV JUNCTION BOX SCHEDULE:

- AV — FLOOR CORE LOCATION WITH 1 1/4" CONDUIT STUBBED TO CEILING
- J01 — MLC/ CTL PANEL LOCATION WITH LAN DROP COILED IN THE CEILING
- J02 — 1" GROMMET - AV OUTLET WITH 1 1/4" CONDUIT STUBBED TO CEILING
- POLYVISION ROOM WIZARD WITH WALL MOUNTED DATA NETWORK DROP

TRUE NORTH
PROJECT NORTH

0' 4' 8' 16' 32'

Packard DESIGN
2 Seaport Lane
Boston, MA 02210
617.674.2000
www.packarddesign.com

# AKAMAI TECHNOLOGIES, INC
# 8CC, 7TH FLOOR

8 CAMBRIDGE CENTER
CAMBRIDGE, MA

| NO. | DESCRIPTION | DATE |
|---|---|---|
| 1 | FOR CONSTRUCTION | 07.07.11 |

ISSUED FOR CONSTRUCTION

Issue Date: July 07, 2011

Project Number: 110102

# POWER & SIGNAL PLAN

# A1307

[Exhibit A-1]

OPEN AREA
810
KITCHEN
811
VEND.
812
QUIET LOUNGE
813
CONF. ROOM
815
CONF. ROOM
816
CORRIDOR
847
CORRIDOR
849
STORAGE
817
OFFICE
818
OFFICE
819
OPEN AREA
820
COMPUTER ROOM
821
IDF ROOM
822
OFFICE
823
OFFICE
824
CORRIDOR
825
OFFICE
827
OFFICE
828
OFFICE
829
OFFICE
830
OPEN AREA
831
OFFICE
832
OFFICE
833
STORAGE
836
OFFICE
835
COPY/MAIL
841
OFFICE
843
OFFICE
844
OPEN AREA
842
OPEN AREA
845
OFFICE
829
OFFICE
828
OFFICE
807
OFFICE
806
CORRIDOR
805
VIDEO CONF. RM.
803
CORRIDOR
802
AV CLOSET
804
RISER
846
LOBBY
801
ENTRY
W.H.
SHWR
N.I.C.
N.I.C.
WORKING POINT
ALIGN

CONSTRUCTION PLAN A1
1/8" = 1'-0"

4 3 2 1

## GENERAL PLAN NOTES:

A. THE CONTRACT DOCUMENTS ARE COMPLIMENTARY TO EACH OTHER. WHAT IS REQUIRED FOR ONE DRAWING SHALL BE AS BINDING AS IF REQUIRED FOR ALL.

B. NEW PARTITIONS SHALL BE PLUMB, SQUARE, STRAIGHT, AND PARALLEL OR PERPENDICULAR TO THE CORE, UNLESS OTHERWISE NOTED.

C. PARTITION LAYOUT IS TO BE APPROVED BY ARCHITECT AFTER THE STUD RUNNERS HAVE BEEN INSTALLED.

D. PATCH AND REPAIR ALL WALLS EXISTING TO REMAIN AND AT LOCATIONS OF DEMOLISHED WALL, CEILING AND FLOOR MOUNTED DEVICES. REPAIR DAMAGE TO EXISTING WALLS AT AREAS OF DEMOLITION, AREAS ADJACENT TO NEW CONSTRUCTION AND AS NOTED ON PLAN. SAND ALL SURFACES SMOOTH TO A "LIKE NEW" CONDITION.

E. MAINTAIN RATED CONSTRUCTION AT PENETRATIONS IN RATED PARTITIONS.

F. ALL DIMENSIONS ARE TO FINISHED FACE OF GWB UNLESS OTHERWISE NOTED.

G. DOORS TO MAINTAIN 6" FROM ADJACENT WALL ON HINGED SIDE OF DOOR, UNLESS OTHERWISE NOTED.

H. PENETRATIONS IN GYPSUM BOARD CONSTRUCTION ABOVE FINISHED CEILING SHALL BE EFFECTIVELY SEALED TO PREVENT SOUND LEAKAGE AT ACOUSTICAL PARTITIONS AND AT DEMISING PARTITIONS, U.O.N.

I. CONTRACTOR SHALL FRAME DUCTWORK AT PARTITION LOCATIONS AND BRACE STUDS AS REQUIRED FOR RIGID CONSTRUCTION. PROVIDE TRANSFER DUCTS IN SLAB TO SLAB PARTITION AS REQUIRED BY MECHANICAL SYSTEMS. NOTIFY ARCHITECT IF TRANSFER DUCT IS IN CONFLICT WITH AN ARCHITECTURAL CONDITION.

J. FOR DRYWALL FINISHING, THE CONTRACTOR SHALL COMPLY WITH MANUFACTURER'S PRINTED INSTRUCTIONS AND SPECIFICATIONS, EXCEPTION: COMPLY WITH MORE STRINGENT REQUIREMENTS OF GYPSUM ASSOCIATION GA-216 RECOMMENDED SPECIFICATION FOR THE APPLICATION AND FINISHING OF GYPSUM BOARD.

K. GYPSUM BOARD ASSEMBLIES FINISH LEVEL SCHEDULE:
LEVEL 1 : ABOVE FINISHED CEILINGS CONCEALED FROM VIEW
LEVEL 2: UTILITY AREAS AND AREAS BEHIND CARPENTRY
LEVEL 4: WALLS SCHEDULED TO RECEIVE PAINT OR WALLCOVERING
LEVEL 5: ALL SOFFITS AND ALL NEW WALLS IN ELEVATOR LOBBIES, RECEPTION AREAS AND AT ALL WALLS SCHEDULED TO RECEIVE WALL WASHERS.

L. EXPOSED GYPSUM BOARD EDGES SHALL HAVE METAL TRIM. PROVIDE CORNER BEADS ALONG FULL LENGTH OF OUTSIDE CORNERS AND J BEADS ALONG ENDS OF GYPSUM BOARD, UNLESS OTHERWISE SPECIFICALLY NOTED. TAPE SPACKLE AND SAND JOINTS. PARTITIONS SHALL HAVE A SMOOTH FINISH CONDITION READY FOR PAINT AND FINISH MATERIAL APPLICATION, U.O.N.

M. FOR BUILT-IN WORK SURROUNDED BY PARTITIONS, INCLUDED BUT NOT LIMITED TO HIGH DENSITY FILING AREAS, APPLIANCES AND FILE ENCLOSURES, CONTRACTOR SHALL CONFIRM THAT FLOOR SLAB DOES NOT VARY BY MORE THAN ½" IN 20'-0" NON-CUMULATIVE. NOTIFY ARCHITECT IF THIS TOLERANCE IS EXCEEDED.

N. THE CONTRACTOR SHALL PROVIDE AND COORDINATE PLACEMENT OF FIRE RATED BLOCKING AT ALL LOCATIONS OF MILLWORK, SHELVES OR OTHER ITEMS INDICATED TO BE MOUNTED TO WALLS THROUGHOUT LIMIT OF WORK, PRIOR TO CLOSING WALLS.

O. FIRE EXTINGUISHER CABINETS SHALL BE LOCATED APPROPRIATELY AND ACCORDING TO CODE.

P. PROVIDE VERTICAL CONTROL JOINTS IN GWB EVERY 30'-0".

Q. PARTITIONS ARE TYPE "A", U.O.N.

## SHEET KEYNOTES:

1. PROVIDE FIRE RATED BLOCKING FOR WALL MOUNTED PLASMA SCREEN TV. COORDINATE LOCATION WITH AV VENDOR.
2. PATCH OPENINGS IN GWB. NEW GWB TO ALIGN WITH EXISTING ADJACENT AT EACH SIDE OF PARTITION.
3. DEMOUNTABLE PARTITIONS, DOOR AND FRAME BY FURNITURE VENDOR.
4. PATCH/ REPAIR EXISTING FINISHES AS REQUIRED AT DEMO.

## CONSTRUCTION LEGEND:

"E" DENOTES EXISTING
"R" DENOTES RELOCATED
"N" DENOTES NEW

NEW G.W.B. PARTITION

EXISTING G.W.B. PARTITIONS

LINE OF NEW SOFFIT OR CEILING SYSTEM ABOVE

EXISTING DOOR AND SIDELIGHT OR GLAZING TO REMAIN

EXISTING DOOR AND SIDELIGHT OR GLAZING TO BE REMOVED

NEW MILLWORK AND FIRE RATED BLOCKING AS REQUIRED

XXX XXX ROOM NAME & NUMBER

PARTITION TYPE

FEC FIRE EXTINGUISHER CABINET - TO BE PROVIDED BY CONTRACTOR, U.O.N.

N.I.C. - NOT IN CONTRACT

Packard DESIGN

Client:
Akamai Technologies, Inc.
8 CAMBRIDGE CENTER, 8TH FLOOR
Cambridge, MA 02142
617-444-2026
WWW.AKAMAI.COM

# AKAMAI TECHNOLOGIES, INC.

8 CAMBRIDGE CENTER, 8TH FLOOR
CAMBRIDGE, MA

CLIENT: AKAMAI TECHNOLOGIES, INC.

DESIGN DELIVERABLE: ISSUED FOR CONSTRUCTION

ISSUE DATE: 04/16/2010

PROJECT NUMBER: 090906

DRAWN BY: MK/ WT

CHECKED BY: SL

Copyright (c) by Packard Design, Inc. All Rights Reserved.

CONSTRUCTION PLAN

A108

[Exhibit A-1]

MULT-PURPOSE RM
KITCHEN
CONF. RM.
OFFICE
OPEN AREA
CORR.
STORAGE
VIDEO CONFERENCE
PRINT
AV
STAIR
VEST.
MOTHERS RM
WOMEN
MEN
MECHANICAL ROOM
STAIR #
ELEV. LOBBY
EMERG ELEC.
ELEC. ROOM
COPY
PHONE
IDF
2
2.18
3.9
4
4.18
5
6
6.10
7
8
D
C.25
C
B.95
B.05
B
A.25
A
AA
BB
CC
DD
EE

1 NINTH FLOOR CONSTRUCTION PLAN
A1100 1/8" = 1'-0"

## GENERAL CONSTRUCTION NOTES

## CONSTRUCTION LEGEND

| SYMBOL | DESCRIPTION |
|---|---|
| | Limit of Work |
| | Existing Construction |
| | New Construction |
| | New 1 HR Rated Partition. Refer to Wall Types on A8100. |
| ROOM NAME | Room Name and Number |
| | Partition Type<br>Refer to Partition Types |
| A / 1 / 000 | Door & Hardware Types (Refer to Door Schedule)<br>Door Type Designation<br>Hardware Set Designation<br>Room Number |
| 11 | Window Type<br>Refer to Glazing Types & Schedule |
| # | Keynote<br>Refer to Keynotes schedule |
| A / B / C / D / 1 / A101 | Interior Elevation<br>Secondary elevation letter<br>Elevation number<br>Indicates sheet number |
| 1 / A101 SIM | Detail<br>Detail number<br>Indicates sheet detail is drawn on |
| | Recessed Fire Extinguish Cabinet |
| EP | Electrical Panel |

## KEYNOTES - CONSTRUCTION

| | |
|---|---|
| A1 | PROVIDE FIRE RATED BLOCKING FOR WALL MOUNTED PLASMA DISPLAY. COORDINATE LOCATION WITH AV VENDOR. |
| A2 | PATCH/REPAIR FRAMING AND GWB ENCLOSURE AT DEMOLISHED PARTITION |
| A3 | G.C. TO CONFIRM EXISTING PARTITION EXTENDS TO UNDERSIDE OF DECK. IF NOT, EXTEND PARTITION AS ILLUSTRATED IN WALL TYPE L OR TYPE L1, AS REQUIRED. |
| A4 | WALL TYPE AS INDICATED ON PLAN. FRAME TO EXTEND FULL HEIGHT VERTICALLY TO UNDERSIDE OF DECK. |
| A5 | NOT USED. |
| A6 | PATCH / REPAIR PARTITIONS AS REQUIRED BY NEW PLUMBING FIXTURE INSTALLATION. REFER TO ENGINEER'S DRAWINGS FOR ADDITIONAL INFORMATION. |
| A7 | PROVIDE NEW FLOOR SIGNAGE NUMBER TO MATCH EXISTING. (ONLY 1 FLOOR SIGNAGE EXISTING PRIOR DEMOLITION) |
| A8 | COORDINATE WITH EXISTING RISER. |
| A9 | PROVIDE 4' X 4' X 3/4" FIRE RETARDANT PLYWOOD. EXACT LOCATION TO BE DETERMINED IN THE FIELD. |
| A10 | NEW SOFFIT SHOWN FOR COORDINATION ONLY. |
| A11 | NOT USED. |
| A12 | MATCH CONDITION ON 4TH FLOOR. |
| A13 | PROVIDE ADA COMPLIANT SINK: ELKAY LRAD 1522. FAUCET SPECIFICATION TO MATCH FAUCET USED IN KITCHEN 934. |

0' 4' 8' 16' 32'

2 Seaport Lane
Boston, MA 02210
617.674.2000
www.packarddesign.com

# AKAMAI TECHNOLOGIES, INC.

NINTH FLOOR

8 CAMBRIDGE CENTER
CAMBRIDGE, MA

| NO. | DESCRIPTION | DATE |
|---|---|---|
| 1 | ISSUED FOR CONSTRUCTION | OCT. 28, 2011 |

ISSUED FOR CONSTRUCTION

Issue Date:
OCTOBER 18, 2011

Project Number: 110113

## CONSTRUCTION PLAN

# A1100

[Exhibit A-1]

EXHIBIT A-2
DESCRIPTION OF THE LOT

Beginning at a point at the Southerly line of Broadway, said point of beginning being the point of tangency of the curve at the intersection of Broadway and the Western Connector; thence
S 60º30’18” E	by Broadway a distance of one hundred eighty-four and ninety-eight hundredths feet (184.98’) to a point; thence
S 29º29’42” W	by Tract IV B a distance of one hundred fifty-one and thirty-five hundredths feet (151.35’) to a point; thence
N 60º30’18” W	by Parcel B a distance of one hundred eighty-two and fifty hundredths feet (182.50’) to a point at the Easterly sideline of the Western Connector; thence
N 10º46’14” E	by the Western Connector a distance of one hundred ten and ninety-nine hundredths feet (110.99’) to a point of curvature; thence
Easterly
and curving to the right along the arc of a curve having a radius of thirty-five and no hundredths feet (35.00’) and a length of sixty-six and forty-two hundredths fees (66.42’) to the point of beginning.

The above described parcel contains an area of 30,958 square feet, more or less, and is shown as Tract IV A on a plan entitled "Property Line Plan, Tract IVA & IVB of Parcel 3, Cambridge, MA," scale: l" = 40', dated January 9, 1998, as prepared by Allen & Major Associates, Inc., 400 West Cummings Park, Suite 5050, Woburn, MA 01801, recorded with the Middlesex South District Registry of Deeds on March 12, 1998, as Plan #262 of 1998, in Book 28297, Page 276.

[Exhibit A-2]

EXHIBIT A-3
PLAN OF LOT

[Exhibit A-3]

EXHIBIT B
LANDLORD SERVICES
I.    CLEANING

Cleaning and janitorial services shall be provided Monday through Friday, after the HVAC Hours (as defined below), exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.	OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.    Vacuuming, damp mopping of resilient floors and trash removal.

2.    Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.    High dusting and dusting of vertical blinds to be rendered as needed.

4.    Cleaning of interior windows as needed.

B.    LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.	Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.	Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.	High dusting to be rendered as needed.

C.	MAIN LOBBIES, ELEVATORS, STAIRWELLS, COMMON CORRIDORS, AND LOADING DOCK

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1.	Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.	High dusting to be rendered as needed.

[Exhibit B]

In addition, Landlord shall be responsible for breakdown of cardboard and single stream materials in the loading dock area.

D.	WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at a frequency necessary to maintain a first class appearance.

II.    HVAC

A.
Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

(i)	Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)	Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.
Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (legal holidays in all cases excepted) (the “HVAC Hours”).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the East Cambridge/Kendall Square market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.    ELECTRICAL SERVICES

A.	Landlord shall provide electric power for a combined load of 7.0 watts per square foot of usable area for lighting and for office machines through standard receptacles for the typical office space.

[Exhibit B]

B.
In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.
Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.    ELEVATORS

Provide passenger and freight elevator service.

V.    WATER

Provide tempered water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.    CARD ACCESS SYSTEM

Landlord will provide a card access system at the two (2) existing locations at the ground floor entrances to the Building. If Landlord modifies or replaces such card access system, any such modified or replacement system must be compatible with Tenant’s card access system.

[Exhibit B]

EXHIBIT C
DEVELOPMENT AREA MAP

[Exhibit C]

EXHIBIT D-1
COMMON AREAS OF PARCEL 3 OF THE DEVELOPMENT AREA

KEY
PARCEL 3 COMMON AREAS
Broadway Street
Ames Street
Main Street
Western Connector
N

[Exhibit D-1]

EXHIBIT D-2
LOCATION OF LEWIN PARK AS OF THE EXECUTION DATE OF THE LEASE

# LEWIN PARK

BINNEY STREET
GALILEO GALILEI WAY
NORTH GARAGE
250 BINNEY STREET
145 BROADWAY
BROADWAY
105 BROADWAY
150 BROADWAY
LEWIN PARK
RESIDENCE INN
N

LEWIN PARK

[Exhibit D-2]

EXHIBIT E
FORM OF COMMENCEMENT DATE AGREEMENT

THIS AGREEMENT (“Agreement”) made this      day of             , 201___, by and between BOSTON PROPERTIES LIMITED PARTNERSHIP (hereinafter “Landlord”), and AKAMAI TECHNOLOGIES, INC. (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.    This Agreement is made pursuant to Section [3.1] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth for them in the Lease.

2.    It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

3.    Attached is the final Schedule 1, Annual Fixed Rent, reflecting the actual Lease Term.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc.,
   Its general partner

      By: __________________________
      Name: _______________________
   Title: _________________________
HEREUNTO DULY AUTHORIZED

TENANT:

ATTEST:	AKAMAI TECHNOLOGIES, INC. A Delaware corporation

By:	By:
Name:	Name:
Title:	Title:
HEREUNTO DULY AUTHORIZED

[Exhibit E]

EXHIBIT F
BROKER DETERMINATION OF PREVAILING MARKET RENT
Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.
Tenant’s Request. Tenant shall send a notice to Landlord in accordance with Section 3.2 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant (“Tenant’s Broker”) to act for Tenant, which broker shall be affiliated with a major metropolitan Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the Kendall Square market areas, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.
Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above (“Landlord’s Broker”).

3.
Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above (the “Third Broker”), but such Third Broker shall not have represented Tenant, Landlord or any affiliate of either during the then prior ten (10) years.

4.
Rental Value Determination. Within thirty (30) days after the selection of the Third Broker, each of Tenant’s Broker and Landlord’s Broker, shall independently make a determination of the annual fair market rental value of the Premises for the Extended Term and submit the same to the Third Broker. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account all relevant factors, and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. Within ten (10) days after receipt by the Third Broker of such determinations by Tenant’s Broker and Landlord’s Broker, the Third Broker shall select the annul fair market rental value of the Premises determined by either Tenant’s Broker or Landlord’s Broker and shall not have the right to make any other determination of the annual fair market rental value of the Premises. The Third Broker shall advise Landlord and Tenant in writing by the expiration of said ten (10) day period of the annual fair market rental value which as so determined shall be referred to as the “Prevailing Market Rent.”

5.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.
Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated Landlord’s Broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s Broker shall alone make the determination of the Prevailing Market Rent in

[Exhibit F]

writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate Landlord’s Broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and the Third Broker so appointed shall, for all purposes, have the same standing and powers as though he or she had been reasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by Tenant, Landlord, the brokers first appointed or the Boston Bar Association, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Boston Bar Association, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

[Exhibit F]

EXHIBIT G
FORM OF CERTIFICATE OF INSURANCE

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY						EACH OCCURRENCE	$
	COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
	CLAIMS-MADE / OCCUR						MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
	GEN'L AGGREGATE LIMIT APPLIES PER:						PRODUCTS - COMP/OP AGG	$
	POLICY / PRO-JECT / LOC							$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS / SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS / NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR						EACH OCCURRENCE	$
	EXCESS LIAB / CLAIMS-MADE						AGGREGATE	$
	DED / RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y / N						WC STATU-TORY LIMITS / OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICE/MEMBER EXCLUDED? (Mandatory in NH)	N / A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

[Exhibit G]

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	S REPLACES PRIOR EVIDENCE DATED:

Enter text: The named insured(s) as it/they will appear on the policy declarations page.

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

[Exhibit G]

EXHIBIT H
RULES AND REGULATIONS
(Attached.)
Landlord will provide Tenant with reasonable advance notice of any amendment to the Rules and Regulations in accordance with Section 16.9 of the Lease.
The Rules and Regulations for the Building are currently as attached.
The Rules and Regulations for the Building and the 145 Building will be the same, but for items that are specific to one building but not the other (such as, for example, requirements of the permits and approvals for one building which do not apply to the other building).
[Note: The Rules and Regulations are also found at www.kendallcenter.com under Customer Handbook]

[Exhibit H]

Customer Handbook
Introduction
Welcome
On behalf of building ownership and our entire building staff, we extend a warm welcome to Kendall Center. We are delighted to have you as our customer and will do everything possible to make your tenancy enjoyable and rewarding.
This handbook is meant to provide you with a better understanding of Kendall Center and to facilitate your company’s operations. There is a great deal of information contained within this handbook; take the time to familiarize yourself with this handbook and it will become a valuable resource for you and your company. Please note that the Kendall
Center Management Office is available to help in any way possible. Your first call for any problem or question can always be directed to the Kendall Center Management Office at (617) 4910709
and we will assist you from there.
Every attempt has been made to provide current and accurate information in this handbook, but it is possible that some items will change over time. The Kendall Center Management Office will promptly notify you of any such changes. Please feel free to contact the Kendall Center Management Office with any questions you may have. We are here to serve you.
About Kendall Center
Kendall Center is a 2.7 million square foot urban center situated in the heart of Kendall Square. Kendall Center offers flexible office space with quality design, with sweeping views of Downtown Boston and the Charles River. The
Center combines first class office, research lab, retail and hotel uses with public gathering spaces creating an ideal
environment for today's innovative and creative business. Kendall Center is home to world innovation and technology leaders such as Google, Akamai Technologies, MIT, Novartis, Broad Institute, Biogen Idec, and the Whitehead
Institute.
Kendall Center is owned and managed by Boston Properties , a real estate investment trust (REIT) that is one of the largest owners, managers, and developers of firstclass
office properties in the United States, with a significant
presence in four core markets: Boston, Washington, D.C., Midtown Manhattan and San Francisco.
The Company was founded in 1970 by Mortimer B. Zuckerman and Edward H. Linde in Boston, where it maintains its headquarters. Boston Properties became a public company in June 1997.
Building Operations
Building Management

[Exhibit H]

Boston Properties is the exclusive management agent for Kendall Center. The Kendall Center Management Office is
located on the 2nd floor of 90 Broadway.
Business hours are 8:30 am to 5:30 pm Monday through Friday. The office can be reached at (617) 4910709 or by
fax at (617) 4940578.
For emergency assistance on weekends, holidays, and evenings, please contact The Boston Properties Control
Center at (617) 2363114.
Holidays
The following is a list of holidays that is observed by the management office of the Kendall Center:
New Year’s Day
Martin Luther King Jr.’s Birthday
Washington’s Birthday (President’s Day)
Patriot’s Day
Memorial Day
Independence Day
Labor Day
Columbus Day
Veteran’s Day
Thanksgiving Day
Christmas Day
If you require cleaning, heating or cooling on these days, please enter a request via bptenantservices.com .
Leasing
Please contact a Boston Properties leasing representative at (617) 2363300 for information on leasing a space or
additional space in Kendall Center. For information on your existing lease please contact Kendall Center Property
Management at (617) 4910709.
Rent Payment
In accordance with your lease, please note that rent payments are due in advance and payable by mail on or before the first day of each month. Boston Properties does not send monthly invoices for rent .
The Boston Properties corporate office sends monthly statements that detail your monthly rent. You will receive individual invoices for other services provided.
For address and electronic payment instructions, please call the Management Office at 6174910709.
Policies & Procedures
Deliveries
All deliveries should be made directly to your office space. No deliveries may be left at the loading dock or lobby security desk. Security will not accept or sign for any deliveries.
Boston Properties Management is not responsible for any courier packages left in the elevator lobbies, this practice is discouraged. Other nonbusiness
hours and onetime
deliveries, such as bicycle couriers or food deliveries, require

[Exhibit H]

the tenant to meet the courier/delivery person at the lobby security desk to receive the delivery. When making these arrangements, the tenant should be sure to provide a telephone number so the courier/delivery person can call from the lobby security desk upon arrival.
Deliveries must be made via the loading dock.
All tenants share the freight elevator during normal business hours. Tenant delivery needs are on a first come, first serve basis. All deliveries requiring extended time (more than thirty minutes of delivery truck parking on the loading dock) or exclusive use of the freight elevator must be scheduled via special reservations during nonbusiness hours.
Mailing Address:
255 Main Street:
Tenant Name
255 Main Street
Floor
Cambridge, MA 02142
325 Main Street:
Tenant Name
325 Main Street
Floor
Cambridge, MA 02142
90 Broadway:
Tenant Name
90 Broadway
Floor
Cambridge, MA 02142
355 Main Street:
Tenant Name
355 Main Street
Floor
Cambridge, MA 02142
150 Broadway:
Tenant Name
150 Broadway
Floor
Cambridge, MA 02142
145 Broadway:
Tenant Name
145 Broadway
Floor
Cambridge, MA 02142
Freight Elevators
Reservations For Exclusive Freight Elevator
Reservations for exclusive service elevator use can be made by submitting the request, including date, times, purpose, and any other special needs, at least twentyfour

[Exhibit H]

(24) hours in advance. All requests should be submitted
by the Tenant Representative via bptenantservices.com . If access is not available, call the Management Office at
(617) 4910709.
Extended loading dock time is only available during nonbusiness hours: MondayFriday,
and all day
Saturday and Sunday.
Freight elevators are available for exclusive use Monday through Friday after 6:00 PM, and 24 hours/day on weekends.
Exclusive use of elevators is subject to availability and the tenant will be charged an hourly fee.
Elevator hatches are not permitted to be opened for any reason during operation of the elevator. Oversized furniture and equipment may require an elevator mechanic’s involvement, which must be arranged through the Kendall Center
Management Office at least seventytwo
(72) hours in advance.
Boston Properties will coordinate for a security officer to assist with any facility, elevator, and security concerns and to supervise the use of the loading dock, building entrances, lobbies, as required for your building. There is a fourhour minimum for each security detail.
All movers must be Union; a preferred vendor list is available from the Management Office upon request.
Evidence of insurance must be provided prior to the start of any work.
Temporary staging of furniture and/or equipment in public areas is not permitted. Arrange with your mover to bring only furniture that can be put in place at the time of the movein.
Only rubber wheeled trucks and dollies may be used. These vehicles are not allowed on the passenger elevators.
All routes on finished floors or carpeting must be protected with plywood or masonite that is to be removed at the end of each workday.
Reasonable care must be exercised at all times to prevent personal injuries and property damages. Freight or furniture must not be hauled on passenger elevators without permission from Management Office.
All packing crates must be removed at the end of the day. Trash shall not be staged in common areas
All areas are to be broom cleaned at the end of each workday. Caution must be exercised so debris does not drop in the elevator shaft ways.
The Janitorial Company utilizes the freight elevator from 6:00 PM – 10:00 PM, Monday through Friday.
The service elevator dimensions are as follows:
Freight Elevator Dimensions
255 Main Street
The Freight elevator serves floors: Basement – 12. The inside dimensions of the freight elevator are 5’ 5” x 3’ 6” x 7’.
Maximum weight capacity is 4,500 pounds.
325 Main Street

[Exhibit H]

The Freight elevator serves floors: Basement – 4. The Freight elevator is accessible from the loading dock located on
Broadway. The inside dimensions of the freight elevator are 5’ 5” x 3’ 6” x 7’. Maximum weight capacity is 3,500 pounds
90 Broadway
The Freight elevator serves basement to 12. The Freight elevator is accessible from the loading dock located on
Ames Street. The inside dimensions of the freight elevator are 7’9 x 10’. Maximum weight capacity is 4,000
355 Main Street
The Freight elevator serves ground floor to mezzanine to 13. The Freight elevator is accessible from the loading dock located on Ames Street. The inside dimensions of the freight elevator are 6’ x 9’6. Maximum weight capacity
5,500.
150 Broadway
The Freight elevator serves the ground floor to 9. The Freight elevator is accessible from the loading dock located on
Ames Place. The inside dimensions of the freight elevator are 5’ x 5’ x 7’. Maximum weight capacity is 4,000.
145 Broadway
The Freight elevator serves ground level to 4. The Freight elevator is accessible from the loading dock located on
West Road beside the North Garage. The inside dimensions of the freight elevator are 5’5”
x3’6”
x7’0”.
Maximum
weight capacity is 3,500.
Miscellaneous Policies
Animals
No animals are allowed in the building, with the exception of animals in the company of, and trained to assist, physically challenged persons.
Bicycles, Skateboards, InLine
Skates, Scooters
Bicycling, skating, or skateboarding is prohibited in Kendall Center. Bicycle racks are provided for convenience at various locations around the Center. Kendall Center is not responsible for theft or damage of bicycles or other personal property left at these bicycle racks. Storage of bicycles in any common area lobby, service area, stairwell, or corridor is prohibited. Bicycles, skateboards and gas powered scooters are strictly prohibited from being brought into
Kendall Center.
Common Areas
All common area lobbies, passenger elevator cars, stairwells, and corridors must remain clear and free of debris at all times. Storage of furniture, boxes, or equipment in these areas is strictly prohibited.

[Exhibit H]

Use of Stairwells
Use of the building core stairwells is strictly limited to emergency egress only. The stairwell doors are locked from the inside; therefore, once in the stairwell, an exit can only be made at the lobby level. In the event of a fire alarm, however, all the doors unlock automatically, permitting reentry at any floor.
Photography, Video Filming
All activities in the common areas involving photography, videotaping, or filming requires the approval of
Management. Please contact the management office at (617) 491.0709 in advance to obtain approval.
Space Heaters
Use of space heaters is prohibited at Kendall Center. Exceptions to this policy require express approval from Kendall
Center Property Management.
Holiday Décor
All decorations must be made from artificial flame resistant materials. Decorations of a natural evergreen variety or other natural decoration (i.e. laurel, holly, wreaths, etc.) are prohibited. Decorations may be used in open areas only and are prohibited in elevators, stairwells, and confined areas.
Temporary Signage
All temporary signage for special events (e.g. welcome signs for clients, directional signs for meetings) that tenants would like displayed in the main lobby or in a shared corridor must be preapproved by the Boston Properties’
management office. A digital file or picture of the sign as well as the dates the sign will be in place will need to be provided before approval can be granted. All signs must be professionally created. Please contact the management office at(617) 491.0709 at least 24 hours in advance to obtain approval.
Moving Procedures
Tenants are requested to plan for a specific movein
time and date as soon as possible after receiving notification of when the space will be ready for occupancy. At a minimum, a notice of 48 business hours is required prior to the arrival of the moving van/truck. To avoid the disruptions to tenants, moveins will be permitted only after 6:00 PM,
Monday through Friday, and anytime on Saturday, Sunday and holidays.
The Freight elevator must be utilized for deliveries requiring equipment with wheels (i.e., hand trucks, twowheelers, etc.) and must be accessed from the loading dock. Wheeled delivery equipment is prohibited in the office building’s main lobby level and passenger elevators. The only exception is catered food deliveries from restaurants and retailers. In this case, the delivery will be allowed through the main lobby, but must still use the freight elevator.
Small packages and “by hand” mail deliveries are allowed in the passenger elevators during business hours. All

[Exhibit H]

courier pickup
and delivery is recommended to be arranged for business hours.
The time limit for trucks on the loading dock during business hours is thirty (30) minutes. For deliveries expected to take longer than thirty (30) minutes, special reservations are required.
Smoking
Pursuant to the 1987 City of Cambridge Smoking Ordinance, Kendall Center is a smokefree environment. The
smoking of cigarettes, cigars and/or pipes is strictly forbidden within the Kendall Center complex including, but not limited to, all common areas including the rest rooms, elevators, lobbies, stairwells, service corridors, loading docks, and the garages. Smoking is permitted outdoors in specially designated areas. However, smoking is prohibited within 25 feet of any pedestrian entrance, or any building air intake. The tenant is responsible for ensuring that its employees, agents, contractors and invitees comply with the forgoing requirements. Please note that security staff is directed to remind building occupants and visitors of the smoking ordinance as necessary.
Tenant Alterations
For renovations of your leased premises, a Boston Properties construction representative will be assigned to your project as a contact for building services coordination. Pursuant to your lease, all renovation plans must be approved by Boston Properties in advance. In addition, your contractor will be issued, and is required to sign for, a copy of the
Building Rules and Regulations. By signing, the contractor is acknowledging receipt of and compliance with all listed regulations, terms, and conditions.
Additional Construction and Engineering Services
Boston Properties’ Management may provide space planning and architectural and engineering drawings for the construction of your tenant space. Additional construction and engineering services may also be provided for space expansion and renovations at the tenant's expense.
Please call the management office at (617) 4910709
for more information.
Building Security
After Hours Access
A card access system is in place at all exterior entrances to enhance building security and to provide an automated signin
process during nonbusiness
hours.
● Tenant employees accessing their floors during nonbusiness hours are required to use their access cards
to access the building and their own keys or card access to the office area. Security does not have the ability to unlock tenant offices.

[Exhibit H]

● Nonbusiness
hours guests and visitors are required to be signedin
by a tenant employee with a building
access card and escorted from the lobby security desk.
● Any tenant employee who does not possess a building access card will be treated as a guest or visitor and will be required to follow the above procedure.
● Any tenant wishing contractors or other individuals to be allowed unescorted access during nonbusiness hours is required to provide written notification from an authorized tenant representative stating the names of individuals, their company name, area or floor allowed to enter, date and time of arrival, and approximate time of departure.
Building Access
Building Access Cards
Each tenant assigns an Access Control Coordinator to be a liaison with Boston Properties’ Management and who has the following responsibilities:
● Provide an employee listing to the management office to obtain building access cards prior to movein.
● Educate new employees in the use of their access card including proper use of the card readers and procedures for nonbusiness
hours’ access.
● Administer their employee cardholder database.
● Notify management office of lost access cards and employee terminations.
Occasionally, access cards malfunction. If an employee is experiencing a problem, the Access Control Coordinator should first ensure the employee is using the card properly. If the problem persists, the Access Control Coordinator should contact the Management Office for assistance.
Upon termination of an employee, the employee's access card must be surrendered to the Access Control
Coordinator on or before the last day of employment. The employee’s information should be reported immediately to the management office so that the card can be deactivated.
Procedures For Issuing and Deactivating Building Access Cards
Tenant Access Control Coordinator submits a request via bptenantservices.com . The names of the individuals for which IDs are being requested must be listed as well as the reason for a replacement ID (lost, defective, photo faded, name change, etc.) in the Description section.
The employee is issued an access card within twentyfour
(24) hours.
Replacement access cards require the same procedure as above, except a replacement fee will be charged.
Access Control Coordinators Should Inform Their Employees That:
● Access cards should remain with the employee and not be left in the office.
● Access cards should be displayed to a uniformed Boston Properties’ security officer, if requested to do so.
● Access cards should not be borrowed or shared by employees, and must never be given to nonemployees.
● Lost or stolen access cards should be reported immediately to the Access Control Coordinator who will report to the Management Office so that the card's access authorization can be deactivated.

[Exhibit H]

● Access cards are the property of Boston Properties’ and must be surrendered upon termination of employment and at expiration of lease.
Employee Awareness Brochure
The primary component to maintaining a safe and secure environment at Kendall Center is awareness and prevention. Kendall Center Management has developed a tenant employee brochure detailing specific information regarding Kendall Center‘s Life Safety and Security Programs. Tenant management should provide copies of this brochure to each employee. Copies of the brochure can be obtained by contacting the management office at (617)
4910709.
Listed below is a summary of the information contained in the brochure:
Life Safety Security
● Life Safety Systems
● Floor Evacuation Teams
● Evacuation Drills
● Fire Alarm Evacuation Sequence
● What to Do When the Fire Alarm System
Activates
● What to Do When the Evacuation Signal
Sounds
● Evacuation Beyond the Relocation Floor
● Prepare for an Emergency Before it
Happens
● What to Do in a Fire and Smoke Situation
● Security Systems
● Security Staff
● Emergency Assistance
● Incident Reporting
● Security Escorts
● Access Control
● ID Badges
● Security Awareness
● Miscellaneous Policies
Keys & Locks
Control over office building keys issued is an integral part of our overall security system. In the event you are locked out of your suite during normal business hours, you may obtain access to your suite by contacting the Management
Office. We will require valid identification before permitting access.
For each lockset installed, two keys are issued. If additional keys are required, they may be obtained at an additional cost by submitting a request via bptenantservices.com . All door hardware installed must be building standard hardware. Tenants are not permitted to change, modify, or install any other type of hardware unless approved by the management office.
If a tenant forgets their key to the suite or is locked out afterhours, the management office will be unable to assist

[Exhibit H]

you. The security officer located at the main lobby desk does not have key access to tenant suites. You will be required to contact someone from your firm or have Boston Properties’ building personnel come to the building at the billable overtime rates.
Lost and Found
Any item found may be turned into the Kendall Center Security Office located in 90 Broadway. You may also contact the Kendall Center management office at (617) 491.0709 to claim items you may have lost.
Solicitation and Distribution
Solicitation or distribution of any kind is prohibited in all common areas of Kendall Center.
Please note the following definitions and guidelines:
Common Area is any location within the building that is not specifically leased and under the control of a tenant. It includes, but is not limited to, elevators and lobbies, service areas, retail, the garage, and exterior grounds.
Solicitation is asking, encouraging or recommending that employees, customers, or visitors contribute money to, submit signatures for, or become members of any organization. Solicitation also includes the selling of goods, services, merchandise, or tickets.
Distribution is delivering or dispensing nonwork
related literature, merchandise, or other materials.
Emergency Procedures
Emergency and Incident Reporting
In the event of an emergency, immediately call the Boston Properties Command Center at 18772974411, or notify
the appropriate emergency agency directly by dialing 911.
If the emergency agency is contacted directly, also notify Boston Properties Command Center at 18772974411.
Response to the specific location of the emergency will be timelier if Kendall Center Security is prepared and can direct the emergency agency upon its arrival.
If any of the following incidents occur, they should be reported immediately to the Boston Properties Command
Center at 18772974411:
● Fire or smoke.
● Thefts or other criminal activity.
● Strangers or suspicious individuals.
● Solicitors on the property.
● Threats or harassment.
● Bomb threats or suspicious packages.
● Safety hazards.
● Flooding.
● Lost or found property.
The above list does not include all possible incidents or emergencies that should be reported. The important factor to remember is: "If in doubt...call!"
Because many emergencies may potentially impact other tenants, such as a bomb threat, it is required that each

[Exhibit H]

tenant notify the Boston Properties Command Center at 18772974411 of any emergency impacting their area.
After an initial impact assessment, Kendall Center Management will forward information to other tenants as appropriate.
AED Program
Click here to download AED Tenant Notice
Click here to download AED Tenant FAQ
Emergency Management Program
The success of any emergency plan relies heavily on the personnel assigned to coordinate the movement of occupants. Flexibility is a cornerstone of any emergency plan and can best be accomplished by having highly skilled and welltrained
evacuation teams that will command respect and have the authority to make decisions.
Each floor should have one or more evacuation teams. The number of wardens on each evacuation team may vary according to the layout and population of the floor as well as scheduled work shifts. Personnel designated as wardens may perform multiple warden tasks. Alternate wardens are appointed to provide direction in the absence of primary wardens.
Emergency Management Team
Boston Properties’ utilizes a management team approach to ensure that emergency situations are handled in a wellordered
manner. Depending on specific circumstances, an emergency management team will be assembled under the direction of the Boston Properties’ Emergency Coordinator. In most incidents, the Emergency Coordinator is the Boston Properties’ Property Manager.
The Emergency Management Team works very closely with tenant management, the Cambridge Fire Department,
Cambridge Police and Emergency Medical Services during an emergency situation. When the emergency has been mitigated and the danger to life safety has subsided, the Emergency Management Team shifts its focus to recovery and clean up operations to enable the affected area to be reoccupied and restored to normal conditions
Evacuation Teams
Tenant Management should select employees in each of their areas to comprise an Evacuation Team. Each team includes a Floor Evacuation Director, Search Wardens, Exit Wardens, Elevator Wardens and Aides to the Disabled.
Each warden is assigned specific duties to direct, guide and assist people in an orderly evacuation
The following describes the responsibilities for each evacuation team member
Floor Evacuation Directors
● Appoint floor Evacuation Team members and ensure that the floor emergency evacuation team roster is continuously updated.

[Exhibit H]

● Ensure that Exit Wardens, Search Wardens, Elevator Wardens and Aides to the Disabled are aware of their responsibilities.
● Be familiar with the floor layout, including the location of all exits, manual fire alarm pull stations and fire extinguishers.
● Notify Boston Properties management office at (617) 4910709 during business hours. On weekends and
afterhours
notify the Boston Properties twentyfour
hour security Control Center at 18772974411.
● Remain in control at all times to prevent panic when directing personnel
Search Wardens
● Search the assigned area and alert all people of the emergency situation on the floor. This includes areas such as conference and meeting rooms, private offices, file rooms, computer rooms and restrooms. (It is recommended that one male and one female be assigned these responsibilities.)
● In areas that cannot be entered, Search Wardens should knock on the door and make it known to potential occupants that an emergency situation is occurring.
● Be aware of both emergency stairwells on the floor and give direction as needed.
● After completing all tasks, report to the Floor Evacuation Director for further instructions.
● The Search Warden and Floor Evacuation Director should be the last people to evacuate the floor
Exit Wardens
● Be familiar with the assigned stairwell location and designated relocation floor.
● If an evacuation is necessary, hold open the stairway door and direct personnel to use the handrail and keep to right in order to allow passage on their left for the Cambridge Fire Department.
● Ensure an orderly exit flow is maintained to preclude pushing or overcrowding of people. After all people
have been evacuated, close the stairwell door and proceed to the relocation floor.
● Unless otherwise instructed, ensure all people are accounted for and have reached the designated relocation floor. If any person is missing, report this to the Floor Evacuation Director.
● Ensure that all people remain at the designated relocation area until the “All Clear” announcement is given as directed by the Boston Fire Department
Elevator Wardens
● Be familiar with the location of all stairwells.
● Stand in the elevator lobby and direct people not to use the passenger elevators during a fire alarm emergency.
● Direct passengers exiting the elevators to the nearest emergency stairwell.
● Be available to assist the Floor Evacuation Director and Boston Fire Department as needed.
Aides to the Disabled
● Two aides, in good physical condition who are each able to be contacted immediately during an emergency should be assigned to each disabled person.
● During an evacuation, the aides should assist the disabled person by summoning evacuation assistance from the Cambridge Fire Department. The emergency stairwell landing on each floor serves as the designated waiting area for disabled personnel and their aides who should wait for assistance from

[Exhibit H]

responding firefighters. While on the landing, mobility impaired personnel and their aides should wait off to the side so as to not block others who may be using the stairwell. Firefighters will use the stairwells to respond to the emergency and will provide evacuation assistance for mobility impaired occupants and their aides.
For all emergencies notify Boston Properties Management Office at (617) 4910709 during business hours. On
weekends and afterhours
notify the Boston Properties twentyfour
hour security Control Center at 18772974411.
Click here to download a Tenant Team Roster Form
Fire
Tenant Awareness
Tenants are required to comply with national, state and local building and fire codes. Additionally, Tenant management should conduct periodic training sessions and inform all their employees of the life safety policies and emergency procedures of the building.
Life Safety Systems
Voice communication systems, where installed, enables Kendall Center Security, Property Management and the
Cambridge Fire Department to provide direction and instructions to all building occupants during an emergency.
Sprinkler Systems
This is a fully sprinkled building; sprinkler heads are located throughout the building. Activation of a sprinkler will activate an audible alarm throughout the building, an alarm condition at Fire Alarm Panels and at the Cambridge City
Box. The sprinkler system is integrated with the fire alarm system in order to activate the fire alarm sequence of operation and notify the Cambridge Fire Department if water is discharged from a sprinkler. While the system automatically summons the Fire Department, you should still notify the Cambridge Fire Department by dialing 911.
Manual Fire Alarm Pull Stations
Pull stations are located on each floor near stairwells. To operate – Pull Down. When a pull station is activated, the fire alarm emits a bell tone and sounds throughout the building. It also activates an alarm at the Fire Alarm Panels and at the Cambridge City Box. You should be familiar with the location of these devices on your floor.
Smoke Detectors
Smoke detectors are located on every floor and in each elevator lobby. Activation of any detector will sound the audible alarm throughout the building and activate an alarm condition at the Fire Alarm Panel and at the Cambridge
City Box. Activation of an elevator lobby smoke detector will recall the elevators to the Lobby Level.
Stairwell Doors
Fire rated stairwell doors provide protection from smoke and fire for building occupants during an evacuation.

[Exhibit H]

Stairwell doors are normally locked from the stairwell side to prevent unauthorized access to a floor. However, occupants can always enter a stairwell from occupied space. In office buildings, fire rated stairwells provide temporary safe refuge for occupants during an evacuation. They are also designed to be used by firefighters for fire suppression and rescue operations. Fire stairwells should NEVER be used for storage of materials and the routes to them should always be free and clear of obstructions.
Fire Prevention Safeguards
● Report all fire and safety hazards to the management office.
● Report any suspicion of fire to the Management Office, including unusual odor or smoke.
● Store flammable materials in approved containers and in approved locations.
● Check and regularly maintain the proper operation of all doors and exit signs.
● Keep exits, aisles, and corridors free of obstructions.
● Keep electric cords out from under carpets.
● Do not overload electrical outlets and circuits.
● Check for frayed wiring.
● Do not store anything in electrical or telephone closets.
● Make certain electrically operated equipment is properly grounded and regularly maintained.
● Turn off electrically operated office equipment when leaving the office at the end of the day.
● Practice good housekeeping and properly dispose of all unused flammable materials or obsolete fixtures, displays, etc.
● Restrict smoking to designated smoking areas.
● Do not hang anything from the sprinklers or store anything within 18 inches of the sprinkler.
Things to Think About BEFORE an Emergency Occurs:
● Become familiar with the location of exits, the layout of your floor, and the building evacuation procedures.
● Learn the locations of, and how to use, the fire alarm pull stations.
● Know the members of your Floor Evacuation Team and their duties.
● Know the telephone number of the management office (617) 4910709 and how to contact the Fire
Department 911.
● Know the telephone number of the weekend and afterhour
Boston Properties Control Center
18772974411.
Hazardous Chemicals Or Materials
Tenants are required to furnish the Management Office with an inventory of allhazardous chemicals and materials
used or stored within the Tenant space, as well as current copies of Material Safety Data Sheets (MSDS). This inventory should contain the name, type, quantity, specific location, and purpose of the chemical/material, and should be updated on a regular basis.
According to OSHA regulations, it is the responsibility of an employer (Tenant) to provide its employees with training and essential safety information relative to hazardous chemicals or materials in their work areas at the time of their

[Exhibit H]

initial employment and/or whenever a new hazard is introduced into the work place.
Tenants shall comply with all federal, state and local safety regulations regarding the use and/or storage of hazardous chemicals and materials
Tenants shall also ensure compliance with the following building operating procedures:
● Hazardous chemical containers are not to be stored directly on the floor/ground. Secondary containers or baffled trays are to be used to ensure containment of spills.
● Flammable chemicals are to be stored in approved, firerated, flammable liquid cabinets inside the building.
● All chemical containers utilized by a Tenant shall be labeled in accordance with state and federal regulations.
● Tenant shall report the location of any/all observed unmarked (unlabeled) chemicals/materials to
Management Office.
● Chemicals of any type are not to be discharged or released into any sewer drain, placed in trash containers, or emptied onto the ground.
● All unused chemicals and/or original and used chemical containers and related waste products are to be removed by the Tenant and disposed of in accordance with applicable local, state, and federal regulations.
Tenant shall notify the Management Office at (617) 4910709
during business hours in the event of any chemical spill
or leak in order to initiate required emergency responses, proper notifications and cleanup procedures. Chemically
contaminated debris resulting or arising from actions of Tenant are the responsibility of Tenant and are not to be disposed of without notification to management office.
Tenants are required to furnish the Management Office with an inventory of allhazardous chemicals and materials
used or stored within the Tenant space, as well as current copies of Material Safety Data Sheets (MSDS). This inventory should contain the name, type, quantity, specific location, and purpose of the chemical/material, and should be updated on a regular basis.
According to OSHA regulations, it is the responsibility of an employer (Tenant) to provide its employees with training and essential safety information relative to hazardous chemicals or materials in their work areas at the time of their initial employment and/or whenever a new hazard is introduced into the work place.
Tenants shall comply with all federal, state and local safety regulations regarding the use and/or storage of hazardous chemicals and materials
Tenants shall also ensure compliance with the following building operating procedures:
● Hazardous chemical containers are not to be stored directly on the floor/ground. Secondary containers or baffled trays are to be used to ensure containment of spills.
● Flammable chemicals are to be stored in approved, firerated, flammable liquid cabinets inside the building.
● All chemical containers utilized by a Tenant shall be labeled in accordance with state and federal regulations.
● Tenant shall report the location of any/all observed unmarked (unlabeled) chemicals/materials to
Management Office.

[Exhibit H]

● Chemicals of any type are not to be discharged or released into any sewer drain, placed in trash containers, or emptied onto the ground.
● All unused chemicals and/or original and used chemical containers and related waste products are to be removed by the Tenant and disposed of in accordance with applicable local, state, and federal regulations.
Tenant shall notify the Management Office at (617) 4910709
during business hours in the event of any chemical spill
or leak in order to initiate required emergency responses, proper notifications and cleanup procedures. Chemically
contaminated debris resulting or arising from actions of Tenant are the responsibility of Tenant and are not to be disposed of without notification to management office.
Emergency Preparedness
Boston Properties recommends that each customer have an emergency action plan in place to help their employees prepare for a regional emergency. Click on the links below to access a variety of resources that aid in preparing for a regional emergency.
City of Cambridge
http://www.cambridgema.gov/emergencymanagement.aspx
Massachusetts Emergency Management Agency
http://www.mass.gov/eopss/agencies/mema/
Department of Homeland Security
http://www.dhs.gov/
Federal Emergency Management Association
http://fema.gov/
American Red Cross
http://www.redcross.org/
Center for Diseases Control and Prevention Emergency Preparedness and Response
http://www.bt.cdc.gov/
Life Safety Systems
● Alarm initiation devices such as smoke detectors, heat detectors and manual fire alarm pull stations automatically alert the Cambridge Fire Department when fire or smoke is detected. Sprinkler systems discharge water to contain a fire while simultaneously activating an alarm to summon the Cambridge Fire
Department.
● Stairwell doors automatically unlock when an alarm is activated to permit access onto any floor.
● A voice communication system enables Security and the Cambridge Fire Department to communicate information throughout the building.
● Backup
power for emergency lighting and life safety system components, if needed, is provided by a generator and batteries.
Building Services
Tenant Contact Communication
Annually, all tenants will be provided with a Tenant Informational and Emergency Contact form requesting the names of individuals to be contacted in the event of an afterhours emergency, individuals authorized to place service
requests, and human resource contacts. Information should be updated as needed in the bptenantservices.com

[Exhibit H]

system as needed by the Tenant Administrator.
Building Signage and Directory
Permanent Signage
Kendall Center presents office tenants with a number of signage opportunities under its uniform signage program, including lobby directories and signage on a tenant's floor. All requests for directory changes, additions, or deletions should be submitted via bptenantservices.com .
Temporary Signage
All temporary signage for special events (e.g. welcome signs for clients, directional signs for meetings) that tenants would like displayed in the main lobby or in a shared corridor must be preapproved by the Boston Properties’
management office. A digital file or picture of the sign as well as the dates the sign will be in place will need to be provided before approval can be granted. All signs must be professionally created. Please contact the management office at (617) 491.0709 at least 24 hours in advance to obtain approval.
Mail Service
The Central Square Post Office, located at 770 Massachusetts Avenue, Cambridge MA 02139, is the central distribution point for Cambridge Center. The service hours are Monday through Friday, 7:30 AM 6:
45 PM;
Saturdays, 7:30 AM 2:
00 PM.
● There is also a US Postal retail store, located in Kendall Square, for the purchases of postage stamps and mailing services. Their hours are Monday through Friday, 7:30 AM – 5:00 PM.
● Central Square Postal Office:
Telephone: (617) 575.8700
US Post Office :
Telephone: 1.800.275.8777
● For further information on the structure of mail delivery services for your building, please contact the
Management Office at (617) 4910709.
Mailing Address:
255 Main Street:
Tenant Name
255 Main Street
Floor
Cambridge, MA 02142
325 Main Street:
Tenant Name
325 Main Street
Floor
Cambridge, MA 02142
90 Broadway:
Tenant Name
90 Broadway
Floor

[Exhibit H]

Cambridge, MA 02142
355 Main Street:
Tenant Name
355 Main Street
Floor
Cambridge, MA 02142
150 Broadway:
Tenant Name
150 Broadway
Floor
Cambridge, MA 02142
145 Broadway:
Tenant Name
145 Broadway
Floor
Cambridge, MA 02142
Mail Box Locations
● Mail boxes for 255 Main Street are located in the basement of the building.
● Mail boxes for 325 Main Street are located in the basement of the building.
● Mail boxes for 90 Broadway are located on the first floor, in the back hallway, which leads to the loading dock area.
● Mail boxes for 355 Main Street are located on the first floor, in the back receiving area behind the elevator bank.
● Mail boxes for 145 Broadway are located on the first floor, in the receiving area of the loading dock.
HVAC
Heating, ventilation and airconditioning
(HVAC) services are provided from 8:00 am to 6:00 pm, Monday through
Friday (except holidays), and from 8:00 am to 1:00 pm on Saturdays upon request ONLY.
If you require HVAC outside the times indicated above, an authorized administrator from your office will be required to make a request via bptenantservices.com . Overtime HVAC requests must be made within twentyfour
(24) hours of
the actual date and time required. Weekend requests must be submitted by Friday at noon. If the management office is closed in observance of a holiday, the request needs to be submitted by noon on the last business day prior to the holiday.
● Should you experience any problems with the HVAC system, notify the management office immediately.
● If you would like a space temperature adjustment, please call the Management Office during normal business hours.
Prices vary by office building due to the mechanical systems and varying floor plates, please contact the management office for rates.
Janitorial Services
Professional janitorial services are performed within the building’s common areas throughout the business day, as

[Exhibit H]

well as within your office space from 6:00 pm – 11:00 pm Monday through Friday (except holidays). Daily janitorial services provided for in your lease include emptying wastebaskets, vacuuming, and cleaning bathrooms. The office area, including furniture, tops of files, and windowsills, are dusted weekly. Please note that desk side recycling bins are provided by the management office but trash wastebaskets must be provided by the tenant. Other services, available at an additional charge, include upholstery and leather cleaning, carpet cleaning, floor refinishing, and cleaning of appliances such as refrigerators and microwaves, delivery and removal of large waste hampers. Please refer to our Tenant Solutions section for a list of wide variety of additional cleaning service available upon request.
Quality Control:
To ensure the highest quality cleaning services, please feel free to rate your janitorial services by completing a
Janitorial Quality Control Report Form below.
Click here to download Janitorial Quality Control Form
Maintenance Requests
Authorized tenant contacts can easily submit service requests to the Kendall Center management office using
bptenantservices.com , a service request database. In addition to providing our tenant contacts with the convenience of initiating service requests from their workstation, tenants can also track the status of their work request and its completion. Although this enhanced service is technology based, we assure our users that our tenant services team is directly on the other end of the system, receiving all requests and dispatching them to our contractors with accuracy and efficiency.
Please refer to our Tenant Solutions section for a list of wide variety of additional services available upon request.
Please contact Tenant Services for a proposal.
For building emergencies, please contact the Kendall Center management office at (617) 491.0709 between 8:30 AM and 5:30 PM Monday through Fridays. Afterhours,
on weekends and holidays, please call the Boston Properties
Control Center at 1.877.297.4411.
Provide the following information:
● Tenant name.
● Tenant suite number and/or room number.
● Name of individual requesting the service.
● Nature of the request or problem (water leak, blown fuse, etc.).
The dispatcher will notify the proper personnel to service the request. Response time to the request will vary, but the request can usually be categorized in the following manner:
● Emergency (water leak, blown fuse, etc.) – Immediate response.
● Comfort call (suite temperature) – 30 minutes.

[Exhibit H]

● Special cleaning requests – Taken care of that evening by the night cleaning crew or, if critical, within 30 minutes by our day cleaning staff.
● Special service (hang pictures, assemble shelves, move furniture, etc.) – Variable time of response depending upon availability of maintenance personnel or cleaning staff (typically the same day).
If the problem reoccurs, or you are not satisfied with the service, call the management office or Assistant Property
Manager, who will record and investigate the problem. We pride ourselves on quality assurance and we want all of your employees to be truly satisfied by our service.
Forms
For your convenience, we have included downloadable and printable PDF document forms that will expedite various building management service requests. Hard copies of all forms are available from the Property Management Office as well. To view and print PDF files, you need the Adobe Acrobat Reader software. If not already installed on your computer, it can be obtained for free at www.adobe.com .
Click here to download a Tenant Informational and Emergency Contact Form
Click here to download a Guide to OnSite
Services
Click here to download a Team Roster Form
Click here to download AED Tenant Notice
Click here to download AED Tenant FAQ
Click here to download a Guide to Single Stream Recycling
Click here to download a Guide to Conserving Energy Flyer
Click here to download a Cleaning Report Card
Parking
Garages
There are three fully automated parking garages located at Kendall Center. All of the garages operate 24hours
a
day, seven days a week, including holidays. The management company is VPNE Parking Solutions and can be reached at (617) 6217618.
Parking privileges will be allocated in accordance with your lease. If additional parking is required, please contact the management office at (617) 4910709
or VPNE Parking Solutions at (617) 6217618.
Garage access cards and
parking control forms will be issued upon the lease commencement date.
If a garage access card is lost or broken, the garage management office shall issue a replacement card to you at the direction of Boston Properties' management office. A fee is charged for replacement garage access cards
Entrances
EAST GARAGE
Entrances on Broadway and Ames Street
Five Parking Levels
NORTH GARAGE

[Exhibit H]

Entrances on Broadway and Binney Street
Six and half Parking Levels
WEST GARAGE
Entrance on Ames Place
Nine Parking levels
Rates
Parking rates are established each year. The current rates can be found by calling the Kendall Center Garage Office at (617) 6217818.
Monthly Parking Program
A monthly parking program is available. For more information, call the Kendall Center Garage Office at (617)
6217818.
Map
Click here to view a map of Kendall Center
Contractor Parking
Contractors seeking access to the loading dock area during regular business hours (7:00 am to 5:30 pm, Monday through Friday) will be permitted to park company vehicles for a period not to exceed thirty (30) minutes for the purpose of loading or unloading tools, equipment, and materials essential to their contract services.
After thirty (30) minutes, or upon completion of unloading or loading (whichever occurs first), the contractor must relocate the company vehicle to one of the Kendall Center Parking Garages if it is not an oversized vehicle. Specific oversized vehicle parking areas have been made available and are designated for contractor/service vehicles.
Tenant Solutions
Overview
Boston Properties offers a full range of tenant services in an effort to assist you in managing the operational needs of your business.
Benefits to you include:
● Boston Properties project management
● Competitive pricing
● Quality control
● Single point of contact
● Streamlined coordination of services
● Direct billing through Boston Properties
● Staff building expertise
To coordinate an additional service, obtain a quotation or find out more information, please contact your Property
Management Coordinator or visit bptenantservices.com .
We look forward to assisting you with your upcoming business needs.
Green Services
Recycling Services
● Collection and transfer of recycling materials; wood, metal, paper, cardboard, etc.
● Recycling bins
● Computer and office equipment

[Exhibit H]

● Furniture disposal
● Bottle and can recycling
● Fluorescent lamps
Energy Conservation Retrofits
● Lighting
● Occupancy sensors
● Water saving devices; faucets, toilets, etc.
Cleaning
● Dry method carpet cleaning and maintenance
● Upholstery cleaning

Cleaning Services
Floor Cleaning
● Carpet shampooing
● Wooden flooring buffing
● Vinyl tile stripping, scrubbing and waxing
● Computer room floor cleaning
● Marble and stone floor maintenance
● Antistatic carpet spraying
Furniture Cleaning
● Chairs
● Desktops
● Metal, wood, and fabric partitions
Glass Cleaning
● Interior glass: windows, panels, doors
● Exterior glass: windows, panels, doors
● Side lights
General Cleaning
● Ceiling
● Computer room
● Drapery and blinds
● Upholstery
● Leather care
● Holiday services
Porter Services
● Function setup
● Table and chair rentals and setup
● Conference room and table cleaning before and after meetings
● Delivery services
● Boxes and furniture relocating
● Light bulb changes
Recycling and Waste Services
● Recycling, collection and disposal of waste
● Recycling bins
● Computer and office equipment recycling
● Furniture disposal

Repairs and Maintenance
Carpentry

[Exhibit H]

● Furniture and office system assembly and repair
● Wall surface repairs
● Installation of door kick plates
● Installation of white boards, cork boards, pictures and artwork
● Signs and directory manufacturing, installation and maintenance
● Caulking replacement
● Installation, repair and maintenance of doors, windows, counter tops, and drywall partitions
● Installation, repair and maintenance of ceiling tiles, moldings and trim
● Furniture restoration
Electrical
● Emergency light/exit sign repair
● Light bulb change and relamping
● Circuit tracing and identification
● Energy saving recommendations
● Weekly test operation of tenant emergency generators
● Annual tenant generator service
● Infrared scanning
● Electrical transformer maintenance
● Installation, repair and relocation of light fixtures, switches, receptacles, and circuit breakers
● Disconnect switches and check meters
Floor Covering
● Tile installation and repair
● Carpet installation and repair
● Vinyl, wood, and base material replacement and installation
General
● Building Holiday Services – cleaning and/or HVAC
● Extended HVAC services
● Other miscellaneous installations (i.e. keyboard trays, etc.)
● Touch up painting services
Pest Control
● Integrated pest management
Heating, Ventilation and Air Conditioning
● Preventive maintenance programs for retail equipment
● Preventive maintenance for supplemental/ computer room units
● Supply and exhaust fan maintenance and repair
● Indoor air quality testing
● Maintenance of air filters
● Air and water balancing
● Eddy current testing
● Installation and relocation of thermostats
Plumbing
● Drain cleaning
● Drain and grease trap maintenance
● Faucet repair or replacement, i.e., hands free/automatic bathroom systems
● Supply lines for coffee or ice makers
● Water filter replacement for water purification systems (drinking water, coffee, and ice makers)
● Fixture and appliance replacement
● Installation, repair and maintenance of hot water heaters, dish washers, and garbage disposals
● Drinking and decorative fountain repair

[Exhibit H]

● Backflow prevention, testing and repair
● Installation and replacement of check meters
Security and Life Safety
Building Access
● Replacement or additional access cards
Locksmith Services
● Lock outs
● Key duplication
● Rekeying
● Complete lock and key service
Fire and Life Safety
● Fire extinguisher installation and inspection within tenant suites
● Quarterly and annual inspection and testing of specialized systems
Additional Services
We can provide a list of preferred vendors and contractors for the following services within tenant suites:
● Fire suppression system installation and inspection for specialuse areas
● CCTV surveillance, recording and monitoring systems
● Security officer details
● Electronic access control
Space Improvements
Air Conditioning
● Supplemental air conditioning unit design and installation
Carpentry
● Furniture and office system assembly and repair
● Wall surface repairs
● Installation of door kick plates
● Installation of white boards, cork boards, pictures and artwork
● Signs and directory manufacturing, installation and maintenance
● Caulking replacement
● Installation, repair and maintenance of doors, windows, counter tops, and drywall partitions
● Installation, repair and maintenance of ceiling tiles, moldings and trim
● Furniture restoration
Construction Services
● Office build outs
● Complete floor renovations and remodeling
● Construction management services
● Project management for redesign and rebuild of office suites
Floor Covering
● Tile installation and repair
● Carpet installation and repair
● Vinyl, wood, and base material replacement and installation
Interior Landscaping
● Plant installation and maintenance
● Floral arrangements
Moving Services
● Small relocation projects
● Coordination of move services with preferred vendors
● Box and furniture relocation

[Exhibit H]

Painting
● Full and/or touchup
painting
● Refinishing of walls, trim, and doors
● Wall papering and Polymix painting
Green Operations
Mission Statement
In keeping with the Boston Properties corporate strategy of long term ownership has been a philosophy to design and operate our building in the most thoughtful, efficient, and costconscious manner.
Therefore, it shall be the goal of the Boston Region Property Management Department to conserve energy and natural resources while properly maintaining the integrity of its assets and maximizing their competitiveness in the marketplace.
Through these efforts we continue to improve our natural resource efficiency and demonstrate that the operation of commercial real estate can be conducted with a conscious regard for the environment while mutually benefitting our customers and shareholders.
Recycling
Single Stream Recycling
Boston Properties is proud to provide desk side single stream recycling program to all tenant employees in Kendall
Center. This comprehensive recycling program is part of our standard building services. In addition to paper and cardboard, all metal or plastic items with the recycling symbol 17 can be placed in the blue recycling bins beside
each desk.
Acceptable materials include:
● paper of any color
● all glossy paper
● newspaper, magazines
● envelopes, including those with windows and/or labels
● all folders, including those with metal hangers and/or hooks
● computer paper, NCR (carbonless) forms and checks
● Paper that has been paper clipped, stapled, and/or taped
● Notebooks or folders that have plastic tabs or are bound together with plastic or wire spirals
● cardboard
● glass or aluminum bottles and cans
● ANY empty plastic item with the recycling symbol 17
on it
Unacceptable materials include:
● overnight mail packaging
● paper towels, facial tissue
● plastic, Styrofoam, or waxed cups
● waxed paper
● rubber

[Exhibit H]

● wood
● items that have to be dismantled into separate materials (staplers, pens, etc.)
Each night, our cleaners collect the trash in one bin and the recycling in another. Sometimes there are separate porters for trash and recycling while at other times, they will bring the bins together. Trash and recycling are placed in separate compactors on the loading dock. The trash is then removed and disposed of while the recycling is picked up and brought to a sorting facility to separate and recycle the various elements.
As plastic liners are not recyclable, blue recycle bins are not lined. It is the responsibility of the tenant to make sure these bins remain clean. If you are interested in having plastic liners placed in these bins, please contact tenant services for a proposal as this is a billable expense.
All paper leaves the property weekly in locked compactors and is bailed at the recycling company’s warehouse.
Although confidentiality is reasonably preserved through this process, tenants may choose to shred particularly sensitive documents before placing them in the recycling receptacles
By fully utilizing the blue desk side recycle bin, your occupants can :
● contribute to the environment by recycling more waste
● reduces operating expenses at Kendall Center

Additional Recycling
Additional Recycling
In addition to mixed paper, bottles, cans, and plastics, Kendall Center offers recycling and proper disposal services for the following:
● Ewaste
(computers, monitors, printers, copiers, etc.)
● Batteries & UPS equipment
● Lamps and bulbs
● Metal furniture
● Wood furniture
All of the above items can be recycled by entering a request into bptenantservices.com or by calling Tenant Services.
Lamps and Bulbs
Whenever possible energy saving and low mercury content lamps and bulbs are utilized at the site. All lamps and bulbs removed from the site are disposed of properly.
Bike Racks
Bicycle racks are provided for convenience at various locations around Kendall Center. However, Kendall Center is not responsible for theft or damage of bicycles or other personal property left at these bicycle racks. Storage of bicycles in any common area lobby, service area, stairwell, or corridor is prohibited. Bicycles, skateboards, and gas powered scooters are strictly prohibited from being brought into a Kendall Center building.
Green Services

[Exhibit H]

Recycling Services
● Collection and transfer of recycling materials; wood, metal, paper, cardboard, etc.
● Recycling bins
● Computer and office equipment
● Furniture disposal
● Bottle and can recycling
● Fluorescent lamps
Energy Conservation Retrofits
● Lighting
● Occupancy sensors
● Water saving devices; faucets, toilets, etc.
Cleaning
● Dry method carpet cleaning
● Upholstery cleaning
Transportation Management
Boston Properties is a charter member of Charles River Transportation Management Association, a nonprofit comprised of Cambridge property owners, employers and institutions. The association was created to improve commuting options to Cambridge, as a way to address air quality and congestion, as well as improve recruitment and retention of employees. Boston Properties works to create and implement programs to enhance commuting options for Kendall Center tenants. Please call your Property Management Coordinator at (617) 4910709 during normal
business hours for additional information or visit http://www.charlesrivertma.org regarding preferred parking spaces in area garages for carpoolers who participate in ridesharing are available.
MassBike Massachusetts
Bicycle Coalition
MassRIDES Carpool
and Vanpool matching
PlanetTran Hybrid
livery car service
VPSI, Inc. Everything
about vanpooling
WalkBoston Pedestrian
advocacy group
ZipCar Car
sharing service
GoLoco Online
carpool matching
Green Streets Initiatives Cambridge
& Somerville
Liveable Streets Alliance Rethinking
Urban Transportation
Employee Materials
Boston Properties Guide to Conserving Energy
Single Stream Recycling Flyer

[Exhibit H]

If you would like hard copies of any of these materials so that they may be posted, please contact your property management coordinator at (617) 491.0709.
Farmer's Market
Boston Properties host a weekly Farmers Market along Main Street every Wednesday, 11:00 a.m. – 6:00
p.m., beginning in April and ending in late October. The market offers fresh and locally grown fruits and vegetables, unique breads, and other organic marketfresh
goods.
Vendors include :
Aiden’s Meats
Dick’s Market Garden
Flats Mentor
Herb Lyceum
Kenny Farm
Samira’s Homemade
When Pigs Fly
Sage Jewelry
Springdell Farm
Stow Greenhouses
Sugar Shack
Swiss Baker
Warner Farm
Green News
Green Newsletter Boston Properties is committed to improving its natural resource efficiency and demonstrating that operation and development of commercial real estate can be conducted with a conscious regard for the environment.
To support this commitment, Boston Properties distributes a biannual enewsletter
to share Boston portfolio building,
program, and “Big Three” updates (Energy, Water, and Recycling). Please click below for Working Green newsletters for the latest information on Boston Properties green initiatives.
Spring 2011 Newsletter
Winter 2012 Center Scene
Building Amenities
ATMs
● Boston Private Bank ATM is located in Kendall Center Marriott at 50 Broadway
● Sovereign Bank ATM is located in the food court at 325 Main Street
● Bank of America ATM is located across the street from 255 Main Street
Kendall Center Area Amenities Brochure
Click here to view a Kendall Center Area Amenities Brochure
Gardens and Parks
Those working in and visiting Kendall Center can enjoy the benefit of relaxing in one of the five landscaped gardens on the site.
The Plaza is located between 255 Main Street and 325 Main Street and features ample bench seating for relaxing.

[Exhibit H]

The Plaza features the Entrepreneur Walk of Fame, similar to Hollywood stars; the names of seven of the brightest minds in the history of American business are immortalized with a sidewalk star in the Plaza sidewalks.
The South Park Perennial Garden is located on Broadway between 105 Broadway and 145 Broadway. Designed to provide interest throughout the seasons, it consists of a variety of colors and textures as well as carefully graduated plant heights in its beds. The garden can be enjoyed from one of its teak garden benches and is accessible year round.
The West Park Perennial Garden is adjacent to 150 Broadway. The landscaped areas incorporate a variety of colors and textures to provide the visitor with interest throughout the year. The garden is divided into four quadrants around a central grassy knoll. Teak garden benches in each of the quadrants provide a comfortable spot from which to enjoy the seasonal changes in the surrounding landscape.
Galaxy Park, also known as Point Park, is located at the site's easternmost border, is designed for yearround
enjoyment. The fountain is the focal point of the park and consists of a global sphere that operates as a traditional water fountain during the months of April through October and as a steam fountain from November through March.
The Roof Garden, a beautifully landscaped botanical garden, is situated on top of the East Garage. The garden is equipped with benches making for a perfect outdoor retreat where you can relax and rejuvenate on a three season calendar.
Hotels
Charles Hotel 617.864.1200
Kendall Center Marriott 617.494.6600
Kendall Hotel 617.577.1300
Hyatt Regency 617.492.1234
Residence Inn by Marriott 617.577.2500
Royal Sonesta Hotel 617.491.3600
Property Amenities
We offer our tenants and visitors the following amenities and services.
MIT Book Store (617) 253.5249
The MIT Coop Bookstore offers a variety of retail books and magazines as well as school supplies, greeting cards, house wares, snacks, beverages, clothing and other gift items. The bookstore also features a variety of
Massachusetts Institute of Technology retail products and textbooks.
The Coop Food Court
Attention: The Coop Food Court is currently closed for renovations. Other area eateries are listed below.
Au Bon Pain
Bailey and Sage
Champions Restaurant and Bar
Clover

[Exhibit H]

Cosi
Legal Sea Foods
Meadhall
Rebecca's Caf é
Sebastians
Starbuck's Coffee
Summer Concert Series
Boston Properties is pleased to sponsor a Lunchtime Summer Concert Series every year from Memorial Day to Labor
Day. A variety of artists display their talents between the hour of 12:00 PM and 1:00 PM. Performances are held on the Plaza located on Main Street in front of the Marriott Hotel. You can obtain a copy of the summer line up series by contacting the management office at (617) 4910709.
Farmers Market
Boston Properties host a weekly Farmers Market along Main Street every Wednesday, 11:00 a.m. – 6:00 p.m., beginning in April and ending in late October. The market offers fresh and locally grown fruits and vegetables, unique breads, and other organic marketfresh
goods.
Vendors include :
Aiden’s Meats
Dick’s Market Garden
Flats Mentor
Herb Lyceum
Kenny Farm
Samira’s Homemade
When Pigs Fly
Sage Jewelry
Springdell Farm
Stow Greenhouses
Sugar Shack
Swiss Baker
Warner Farm

[Exhibit H]

EXHIBIT I – 1
PERMITTED ROOFTOP AREA

TK&A
TSOI/KOBUS & ASSOCIATES
BOSTON PROPERTIES
Developers
Boston, MA
EIGHT CAMBRIDGE CENTER
Roof Plans
A-110
PENTHOUSE ROOF PLAN
Tenant's Generator and Telecom Equipment
Dry Coolers

[Exhibit I]

EXHIBIT I – 2
EXISTING ROOFTOP AREA

DRY COOLERS
Dry Coolers
Broadway
Broadway
Generator
Broadway
TENANT'S GENERATOR

[Exhibit I]

EXHIBIT J
FORM OF LIEN WAIVERS
CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN
STATE OF ____________________________        Date: _________________
____________________________ COUNTY        Application for Payment No.: _____
OWNER:            ____________________________________________________________
CONTRATOR:        ____________________________________________________________
LENDER / MORTGAGEE:    None

1.	Original Contract Amount:	$ __________________________________

2.	Approved Change Orders:	$ __________________________________

3.	Adjusted Contract Amount:	$ __________________________________
(line 1 plus line 2)

4.	Completed to Date:	$ __________________________________

5.	Less Retainage:	$ __________________________________

6.	Total Payable to Date:	$ __________________________________
(line 4 less line 5)

7.	Less Previous Payments:	$ __________________________________

8.	Current Amount Due:	$ __________________________________
(line 6 less line 7)

9.	Pending Change Orders:	$ __________________________________

10.	Disputed Claims:	$ __________________________________
The undersigned who has a contract with _________________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in ____________ (city or town), _________County, _________________________ and owned by _________________, upon receipt of __________ ($__________) in payment of an invoice/requisition/application for payment dated __________________ does hereby:

[Exhibit J]

(a)
waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)
subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _________ day of _________, 20__.
WITNESS:                        CONTRACTOR:
_______________________________        ________________________________
Name: ________________________        Name: _________________________
Title:    ________________________        Title: __________________________

[Exhibit J]

SUBCONTRACTOR’S LIEN WAIVER
General Contractor:        ____________________________________________________________

Subcontractor:            ____________________________________________________________
Owner:                ____________________________________________________________
Project:            ____________________________________________________________

Total Amount Previously Paid:                    $ ____________________________
Amount Paid This Date:                        $ ____________________________
Retainage (Including This Payment) Held to Date:            $ ____________________________

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.
The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.
The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.
If any party of this lien waiver is declared unenforceable or invalid, the remainder will continue to be valid and enforceable.

[Exhibit J]

Signed under the penalties of perjury as of this ______ day of ______________, 20__.

SUBCONTRACTOR:	Signature and Printed Name of Individual Signing this Lien Waiver
_________________________________	______________________________________ ______________________________________

WITNESS: _________________________________ Name: ___________________________ Title: ___________________________ Date: ____________________________

[Exhibit J]

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT
Commonwealth of Massachusetts                        Date: ___________________
COUNTY OF _______________                    Invoice No.: ___________________
OWNER:        __________________________________________________________________
CONTRACTOR:    __________________________________________________________________

PROJECT:        __________________________________________________________________

1.    Original Contract Amount:                $ __________________________________

2.    Approved Change Orders:                $ __________________________________

3.    Adjusted Contract Amount:                $ __________________________________

4.    Sums Paid on Account of Contract Amount:        $ __________________________________

5.    Less Final Payment Due:                $ __________________________________

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.
The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.
The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.
The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.
The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether

[Exhibit J]

disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.
Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.
The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as of this ___ day of ________________, _____.

__________________________ Corporation

[Exhibit J]

By:    ______________________________
Name:    ______________________________
Title:    ______________________________
    Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

On this ___ day of __________, 20___, before me, the undersigned notary public, personally appeared _____________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as ______________ for ______________, a corporation/partnership voluntarily for its stated purpose.

_______________________________
NOTARY PUBLIC
My Commission Expires:

[Exhibit J]

EXHIBIT K
SAMPLE OPERATING EXPENSE BUDGET

[Exhibit K]

[Exhibit K]

[Exhibit K]

EXHIBIT L
BUILDING MANAGEMENT SYSTEM
PART 1 - AUTOMATIC TEMPERATURE CONTROL SYSTEM
1.1    GENERAL
A.The project entail replacing the existing legacy Building Management Control System with a complete Struxureware Building Management Control System as described below. The building is a 9-story office building at 150 Broadway in Cambridge, MA.
B.Furnish and install, as hereinafter specified, the StruxureWare Building Management System (BMS) as manufactured by Schneider Electric Company. The installation of the control system shall be performed under the direct supervision of BCM Controls, Inc. with the shop drawings, flow diagrams, bill of materials, component designation or identification number and sequence of operation all bearing the name of the manufacturer. The installing BMS contractor shall certify in writing, that the shop drawings have been prepared by the BMS contractor and that the equipment BMS contractor has supervised their installation. In addition, the BMS contractor shall certify, in writing, that the shop drawings were prepared by their company and that all temperature control equipment was installed under their direct supervision.
C.BMS shall report critical alarm to the Boston Properties Control Center (BPCC) at the Prudential Center in Boston.

1.2    NETWORK
A.    Automation Servers and b3 Infinity controllers will make up the new automation system. There will be multiple controllers added to the Ethernet network for the control of the new systems including BACnet interface controllers for communicate with the equipment.
B.    All IP network drops will be provided by Boston Properties

1.3    GRAPHICS
A.    A graphic will be setup for each piece of equipment controlled by the BAS. All points in the system will be able to be viewed and/or controlled from the appropriate equipment graphic. The operator will be able to navigate the graphics through a point and click interface. This will not only allow navigation to each graphic but will allow each trend and schedule to be selected for the related system.
1.4    TRENDS
A.    Standard for all Automation Server IO modules and b3 Infinite controllers only: All inputs, outputs and variables such as set points will be trended in one hour intervals for a minimum of 168 hours (seven days)

[Exhibit L]

and will be available through an appropriate graphic. Each trend will pull up in a list format to allow the user to select the desired points and range of data to view before initiating the data retrieval.
1.5    SCHEDULES
A.    Individual schedules will be setup as determined by meetings with the owner. There will be one "Base Building" schedule. Each area scheduled will follow a single zone schedule as determined by Boston Properties. Each zone will have the capability of being scheduled individually for occupied/unoccupied control.
B.    All equipment in each scheduled zone will follow the designated schedule. All schedule times are adjustable through the workstation scheduling package.
1.6    POWER FAILURE
A.    During equipment loss of local power, the BAS will only recognize a status failure if the equipment status is monitored. It will alarm only as a status failure if programmed to.
B.    During building loss of normal power, the BAS will only recognize and alarm a return to normal power. The same holds true when a BAS controller is on Emergency Power; there is a short interruption of power during the changeover.
1.7    ALARM MANAGEMENT
A.    Alarms will be divided into three categories: informational, warning and critical.
B.    Informational refers to operator induced changes, such as points disabled or overridden.
C.    Warning alarms refer to general alarms that, when activated, will annunciate at the workstation and display on the system graphic panel.
D.    Critical alarms, when activated, will annunciate at the workstation and display on the equipment graphic. Critical alarms will be intentionally setup to be triggered by events that would cause disruption to a major building system or indicate that mechanical damage may be eminent.
E.    Critical and non-critical alarms will be indicated by red colored text on the equipment graphic or floor plan.
F.    The BAS will continuously monitor itself for system integrity. If any controller fails to communicate, a critical alarm will be sent to indicate the specific controller(s) that have lost communication. This will be a critical alarm.

[Exhibit L]

G.    Specific alarms will be identified under each system sequence. Critical alarms will be identified in bold face.
H.    The BMS shall report critical alarm back to BPCC in Boston.
1.8    PACKAGED EQUIPMENT
A.    Mammoth Air Handling Unit Controller: The BMS contractor will remove and replace the existing Mammoth unit controller(s) with Struxureware controllers fully integrated within the new BMS.
B.    Hot Water Boiler Controls- Staging: The BMS contractor will remove and replace the existing Hydrotherm boiler staging controller(s) with Struxureware controllers fully integrated within the new BMS.
C.     Hot Water Boiler Controls- Firing and Safeties: The individual boiler controllers will remain which control the firing rates to maintain hot water supply temperature and safety shut downs and alarms.
1.9    SCOPE OF WORK
A.    The BMS contractor shall furnish and install all equipment, accessories, wiring, and instrument piping required for a complete and functioning system.
B.    The control system shall consist of, but not limited to all temperature controls as specified herein including all PC's, Servers, BSC's, FEC's, printers, sensors, software, thermostats, temperature transmitters, receiver controllers, valves, dampers, damper operators, switches, gradual switches, relays, control panels, and other accessory equipment and appurtenances, including electrical wiring, to fulfill the intent of the specifications and provide for a complete and operable system.
C.    Provide one new work station configured with Windows 7. Provide with 21 inch wide screen monitor.
D.    Existing actuators, valves, dampers, sensors, etc. will be re-used and incorporated into the new BMS, unless specifically called out for replacement. The BMS contractor will document the devices that are not in working order and provide an added cost proposal for replacement.
E.    All materials and equipment used shall be standard components, regularly manufactured for this type of work, and shall not be custom designed especially for this project. All components shall have been thoroughly tested and proven in actual use.
F.    The BMS contractor shall furnish and install or re-use all required control and interlock wiring.
1.10    ELECTRICAL WIRING

[Exhibit L]

A.    Electrical work will be in accordance with NFPA 70 and ANSI C2. Electrical wiring, terminal blocks, and other high voltage contacts will be fully enclosed and marked to prevent accidental injury.
B.    All wiring associated with the installation will be the responsibility of the BMS contractor. The term "wiring" is construed to include furnishing of wire, conduit, miscellaneous material and labor as required to install a total working system.
C.    All wiring above ceilings and within walls shall be plenum rated and can be run soft. Wiring within machine rooms and exposed areas shall be in EMT. Existing EMT will be re-used as appropriate.

1.11    QUALITY ASSURANCE
A.    The BMS system shall be designed and installed, commissioned and serviced by manufacturer employed, factory trained personnel. Manufacturer shall have an in-place support facility within 50 miles of the site with technical staff, spare parts inventory and necessary test and diagnostic equipment. Distributors or Licensed Installing Contractors are not acceptable.
1.    The Bidder shall be regularly engaged in the manufacturing, installation and maintenance of BMS systems and shall have a minimum of 10 years of demonstrated technical expertise and experience in the manufacture, installation and maintenance of BMS systems similar in size and complexity to this project, a maintained service organization consisting of at least 10 competent servicemen for a period of not less than 10 years and the provide a list of 10 projects, similar in size and scope to this project, completed within the last five years.
B.    Materials and equipment shall be the catalogued products of manufacturers regularly engaged in production and installation of automatic temperature control systems and shall be manufacturer's latest standard design that complies with the specification requirements.
C.    All BMS peer-to-peer network controllers, central system controllers and local user displays shall be UL Listed under Standard UL 916, category PAZX; Standard ULC C100, category UUKL7; and under Standard UL 864, categories UUKL, UDTZ, and QVAX, and be so Listed at the time of bid. All floor level controllers shall comply, at a minimum, with UL Standard UL 91 category PAZX; Standard UL 864, categories UDTZ, and QVAX, and be so listed at the time of Bid.
D.    All electronic equipment shall conform to the requirements of FCC Regulation, Part 15, Governing Radio Frequency Electromagnetic Interference and be so labeled.
E.    The manufacturer of the building automation system shall provide documentation supporting compliance with ISO-9002 (Model for Quality Assurance in Production, Installation, and Servicing) and ISO-140001 (The application of well-accepted business management principles to the environment). The intent of

[Exhibit L]

this specification requirement is to ensure that the products from the manufacturer are delivered through a Quality System and Framework that will assure consistency in the products delivered for this project.
F.    This system shall have a documented history of compatibility by design for a minimum of 15 years. Future compatibility shall be supported for no less than 10 years. Compatibility shall be defined as the ability to upgrade existing field panels to current level of technology, and extend new field panels on a previously installed network.
1.    Compatibility shall be defined as the ability for any existing field panel microprocessor to be connected and directly communicate with new field panels without bridges, routers, or protocol converters.
1.15    Equipment
A.    Network, Workstation, and Training
1.    The BMS contractor will install a new Struxureware workstation and printer at a location determined by Boston Properties
2.    The BMS contractor will install a new network riser from the basement to the penthouse using existing network infrastructure piping.
3.    The BMS contractor will install a new automation server in the 1st floor engineering office to support the (9) core unit controllers and the controllers for the boiler plant and condenser water plant.
4.    The BMS contractor may re-use existing enclosures, conduit, sensors, devices and wiring unless specifically called out for replacement.
5.    The BMS contractor will provide (8) hours of training.

B.    Outside Air Sensors:
1.    The BMS contractor will replace the existing outside air dry bulb temperature sensor which will be used as a global input to the BMS.
2.    The BMS contractor will install a new outside air relative humidity sensor which will be used as a global input to the BMS.
C.    Cooling Towers (CT-1 & 2):
1.    The BMS contractor will develop and implement the control sequence for complete control of cooling towers to maintain proper condenser water supply temperature.
2.    Each cooling tower has a 2-speed fan.

[Exhibit L]

3.    The BMS contractor will replace the existing condenser water supply temperature sensor.
4.    The BMS will monitor the status of the cooling tower make-up water valve.
5.    The BMS will control the existing cooling tower bypass valve to maintain minimum condenser water supply temperature.
D.    Cooling Tower Loop and Pumps (P1&2)
1.    The BMS contractor will develop and implement the control sequence for complete control and monitoring of the cooling tower pumps to maintain proper cooling tower water flow to the heat exchanger.
2.    The BMS contractor will replace the cooling tower supply temperature sensor as described in the cooling tower section.
3.    The BMS will stage and alternate the single speed cooling tower pumps.
4.    The BMS will monitor the status of the pumps with existing devices and provide for failure alarm.
E.    Condenser Water Loop and Pumps (P3&4)
1.    The BMS contractor will develop and implement the control sequence for complete control and monitoring of the condenser water pumps to maintain proper condenser water flow to the system.
2.    The BMS contractor will replace the condenser water supply temperature sensor and condenser water return temperature sensor.
3.    The BMS contractor will index the condenser water cooling supply temperature setpoint to the outside air wet-bulb temperature within the operating parameters of the connected equipment.
4.    The BMS contractor will reset the cooling tower supply temperature setpoint and cooling tower pump operation to maintain condenser water supply temperature setpoint.
5.    The BMS will monitor the existing Condenser water DP sensor and control the existing DP Bypass valve accordingly.
6.    The BMS will stage the single speed pumps to maintain condenser water differential pressure setpoint.
7.    The BMS will monitor the status of the pumps with existing devices and provide for failure alarm.
F.    Hot Water Loop and Pumps (P5&6)

[Exhibit L]

1.    The BMS contractor will develop and implement the control sequence for complete control and monitoring of the hot water pumps to maintain proper hot water flow to the system.
2.    The BMS contractor will replace the hot water supply temperature sensor and hot water return temperature sensor.
3.    The BMS will monitor the existing hot water DP sensor and control the existing DP Bypass valve accordingly.
4.    The BMS will stage and alternate the single speed pumps to maintain hot water differential pressure setpoint.
5.    The BMS will monitor the status of the pumps with existing devices and provide for failure alarm.
G.    Hot Water Boilers
1.    The BMS contractor will develop and implement the control sequence for staging of the boilers to maintain hot water supply temperature setpoint.
2.    The BMS contractor will replace the boiler staging controller. The new controller will be completely incorporated into the BMS.
3.    The BMS contractor will replace the hot water supply temperature sensor and hot water return temperature sensor.
4.    The BMS will write the hot water supply temperature setpoints via hard-wired connection to each boiler.
5.    The existing boiler controls will remain which provides boiler firing rate and safety functions of each boiler.
6.    The BMS will read boiler alarms from the existing boiler controllers.
H.    Mammoth Air Handling Units (Each of 9)
1.    The BMS contractor will develop and implement the control sequence for the Mammoth air-handling units to control each piece of equipment in the unit.
2.    The BMS contractor will replace the existing air-handling unit controller. The new controller will be completely incorporated into the BMS.
3.    Each Mammoth AHU consists of the following major pieces of equipment;
a.    Two Stage DX compressors
b.    Condenser water valve

[Exhibit L]

c.    Variable Speed Supply Fan with VFD.
1)    Include start/stop, status, and speed.
4.    The BMS contractor will replace the return, supply, and mixed air temperature sensors.
5.    The BMS contractor will re-use the existing SP sensor and wiring to control fan speed.
6.    The existing make-up ventilation air fan will not be controlled by the BMS as part of this project.
7.    The BMS contractor will utilize existing wiring and devices except where noted.
I.    Variable Air Volume (VAV) Boxes (Fan-Powered and straight VAV)
1.    The VAV boxes are currently controlled pneumatically.
2.    All VAV boxes within the tenant space shall remain and are not part of this scope.
3.    The VAV boxes will remain pneumatically controlled. There will be no changes to their operation or control as part of this project.

END OF SECTION

[Exhibit L]